UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant     ☑

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MERISEL, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

common stock, par value $0.01 per share, of Merisel, Inc. (the “common stock”).

	2)	Aggregate number of securities to which transaction applies:

8,054,723 shares of common stock issued and outstanding as of April 23, 2008; and

100,000 shares of common stock underlying options to purchase shares of common stock with an exercise price below the per share merger consideration of $5.75.

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction is determined based upon the sum of (A) the product of 8,054,723 shares of common stock and the merger consideration of $5.75 per share plus (equal to $46,314,657.25) and (B) the amount expected to be paid upon cancellation of outstanding options to purchase 100,000 shares of common stock with an exercise price of less than the merger consideration of $5.75 per share, which is $75,000. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000393 by the proposed maximum aggregate value of the transaction.

	4)	The proposed maximum aggregate value of transaction:

$46,389,657.25

	5)	Total fee paid:

$1,823.11

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

MERISEL, INC.
127 West 30th Street, 5th Floor
New York, NY 10001

[•], 2008

Dear Fellow Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Merisel, Inc. (“Merisel”) to be held on [•], 2008, at 10:00 a.m., New York time. The special meeting will take place at our offices located at 127 West 30th Street, 5th Floor, New York, NY 10001. The attached proxy statement provides information regarding the matters to be acted upon at the special meeting, including any adjournment or postponement of the special meeting.

     At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement, dated March 28, 2008, among Merisel, TU Holdings, Inc., an affiliate of American Capital Strategies, Ltd., and TU Merger, Inc., a wholly-owned subsidiary of TU Holdings, Inc., pursuant to which Merisel would merge with TU Merger, Inc. If the merger contemplated by the merger agreement is completed, each share of Merisel common stock issued and outstanding immediately prior to the merger (other than shares held by Merisel in treasury, shares held by TU Holdings, Inc. and shares held by stockholders who have properly exercised appraisal rights under Delaware law), will be converted into the right to receive $5.75 in cash, without interest and less any applicable withholding taxes. As a result of the merger, Merisel will be a privately held, wholly-owned subsidiary of TU Holdings, Inc. A copy of the merger agreement is included as Annex A to the attached Proxy Statement.

     A special committee of Merisel’s board of directors, consisting of three independent directors, has unanimously determined that the merger agreement is fair to, and in the best interests of, the stockholders of Merisel, and has recommended to the full board of directors of Merisel that it approve and adopt the merger agreement and the transactions contemplated thereby, including the merger.

     Merisel’s board of directors, after considering various factors including the unanimous determination and recommendation of the special committee, determined that the merger agreement is advisable and fair to and in the best interests of the stockholders of Merisel and unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger, directed that the merger agreement be submitted to Merisel’s stockholders for their adoption and resolved to recommend that Merisel’s stockholders adopt the merger agreement. Merisel’s board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

     Certain affiliated stockholders of Merisel, which hold more than a majority of the outstanding shares of Merisel common stock (see “Summary – The Special Meeting” beginning on page 2 of the attached proxy statement) have entered into a voting, support and redemption agreement with Merisel and TU Holdings, Inc., pursuant to which they have agreed, among other things, to vote in favor of the proposal to adopt the merger agreement and against any other acquisition proposal. A copy of the voting, support and redemption agreement is included as Annex E to the attached proxy statement. The majority stockholders owned approximately 62% of the shares of Merisel common stock outstanding as of March 28, 2008. Provided such stockholders vote their shares as they have agreed in the voting, support and redemption agreement, the proposal to adopt the merger agreement will be approved by the holders of a majority of Merisel’s outstanding common stock entitled to vote on the merger, which is the vote required to adopt the merger agreement. However, your vote is important, and we encourage you to vote your shares.

     Your vote is very important regardless of the number of shares of common stock that you own. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the proposal to adopt the merger agreement.

     Thank you for your cooperation and continued support.

Very truly yours,

[•]
Donald R. Uzzi
Chairman of the Board of Directors
and Chief Executive Officer

     Whether or not you plan to attend the special meeting, please complete, sign, date and return, as promptly as practicable, the enclosed proxy card in the accompanying reply envelope or submit your proxy by telephone in accordance with the instructions set forth on the enclosed proxy card. If you attend the special meeting and vote your shares in person, your vote by ballot will revoke any proxy previously submitted.

     Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

     The attached proxy statement is dated [•], 2008 and is first being mailed to stockholders on or about [•], 2008.

MERISEL, INC.
127 West 30th Street, 5th Floor
New York, NY 10001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [•], 2008
_______________________

To the Stockholders of Merisel, Inc.:

     A special meeting of the stockholders of Merisel, Inc., a Delaware corporation (“Merisel,” “we” or “us”), will be held on [•], 2008, at our offices located at 127 West 30th Street, 5th Floor, New York, NY 10001, at 10:00 a.m., New York time, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, or the “merger agreement,” dated as of March 28, 2008, by and among Merisel, TU Holdings, Inc., a Delaware corporation (“Parent”), and TU Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), as it may be amended from time to time, pursuant to which Sub will merge with and into Merisel, with Merisel surviving as a wholly-owned subsidiary of Parent.

2.	To consider and vote on any proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement.

3.	To consider and vote on such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the terms of the merger agreement, Sub will merge with and into Merisel, which we refer to as the “merger,” and each share of Merisel common stock, par value $0.01 per share, or the “common stock,” issued and outstanding immediately prior to the effective time of the merger, other than shares held by Merisel in treasury, shares held by Parent or Sub and shares of stockholders who have properly exercised appraisal rights under Delaware law, will be converted into the right to receive $5.75 in cash, without interest and less any applicable withholding taxes.

     Only holders of common stock of record as of the close of business on [•], 2008 are entitled to notice of and to vote at the special meeting and or any adjournment or postponement thereof.

     As of the record date, there were [8,054,723] shares of Merisel common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the special meeting. Certain affiliated stockholders of Merisel (who collectively owned approximately 62% of Merisel common stock outstanding as of March 28, 2008), named in the section entitled “Summary – The Special Meeting” beginning on page 2 of the accompanying proxy statement, have entered into a voting, support and redemption agreement with Merisel and Parent, pursuant to which they have agreed, among other things, to vote in favor of the proposal to adopt the merger agreement and against any other acquisition proposal. A copy of the voting, support and redemption agreement is included as Annex E to the attached proxy statement.

     Under Delaware law, our stockholders are entitled to seek appraisal of the fair value of their shares in connection with the merger. The requirements and procedures for, and rules applicable to, the exercise of appraisal rights are described in the section entitled “Appraisal Rights” beginning on page 73 of the accompanying proxy statement.

     Your vote is important. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, your failure to vote in person at the special meeting or to submit a signed proxy card or to submit your proxy by phone will have the same effect as a vote by you “AGAINST” the adoption of the merger agreement. Any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies must be adopted by the affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Even if you plan to attend the special meeting in person, we recommend that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone prior to the special meeting to ensure that your shares will be represented at the special meeting if you become unable to attend. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. If you hold your shares through a bank, broker or other custodian, you should follow the instructions for voting provided by your bank, broker or other custodian and, if you intend to vote your shares in person at the special meeting, you must first obtain a legal proxy from such custodian. Your prompt attention is greatly appreciated.

By Order of the Board of Directors

Jon H. Peterson
Chief Financial Officer
New York, New York
[•], 2008

Annex A	–	Agreement and Plan of Merger, dated as of March 28, 2008, by and among Merisel, Inc., TU Holdings, Inc. and TU Merger, Inc.

Annex B	–	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., dated March 28, 2008.

Annex C	–	Opinion of Robert W. Baird & Co. Incorporated, dated March 28, 2008.

Annex D	–	Section 262 of the Delaware General Corporation Law.

Annex E	–	Voting, Support and Redemption Agreement, dated as of March 28, 2008, by and among Merisel, Inc., TU Holdings, Inc., Stonington Capital Appreciation 1994 Fund, L.P. and Phoenix Acquisition Company II, L.L.C.

2

SUMMARY

     The following summary highlights only selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read this proxy statement carefully in its entirety, including the annexes and the other documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” on page 79 of this proxy statement.

Purpose of the Stockholders Vote

     You are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (which we refer to as the “merger agreement”), dated as of March 28, 2008, by and among Merisel, Inc. (which we sometimes refer to in this proxy statement as “Merisel” or “we,” “us,” “our” and similar terms), TU Holdings, Inc. (which we refer to as “Parent”) and TU Merger, Inc. (which we refer to as “Sub”) and the merger contemplated thereby. See “The Special Meeting” beginning on page 21 and “The Merger Agreement” beginning on page 58 of this proxy statement.

The Parties to the Merger (page 20)

     Merisel, Inc.

     Merisel, Inc. is a Delaware corporation that provides high-profile visual communications products. Our imaging business provides graphic solutions for advertising and packaging consumer products. Our prototype business provides prototypes and mock-ups used in product development, advertising, presentations and displays. We have offices and production facilities in New York, New Jersey, Georgia, California and Oregon.

     TU Holdings, Inc. & TU Merger, Inc.

     TU Holdings, Inc. is a newly-formed Delaware corporation affiliated with American Capital Strategies, Ltd. (which we refer to as “ACAS” or “Sponsor”). TU Merger, Inc. is a newly-formed Delaware corporation and a wholly-owned subsidiary of Parent. Parent and Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated thereby and have not carried on any business or activities to date, except activities incidental to their respective formation and activities undertaken in connection with the merger agreement and the transactions contemplated thereby.

The Merger (page 58)

     Pursuant to the merger agreement, at the effective time of the merger, Sub will be merged with and into Merisel with Merisel continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. We sometimes use the term “surviving corporation” in this proxy statement to refer to Merisel as the surviving corporation following the merger. As a result of the merger, Merisel will become a private company, controlled by an investment fund affiliated with the Sponsor, and our common stock will no longer be publicly traded. In the merger, each share of Merisel common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (other than shares held by us in treasury, shares held by Parent or Sub and shares of stockholders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”)), will be cancelled and converted into the right to receive $5.75 in cash, which we refer to as the “merger consideration,” without interest and less any applicable withholding taxes.

     We are working toward completing the merger as quickly as possible, but in no event more than three business days after all the conditions to completion of the merger contained in the merger agreement (described in the section entitled “The Merger Agreement – Conditions to Completion of the Merger” beginning on page 68 of this proxy statement) are satisfied or waived. We currently anticipate that the merger will be completed during the second quarter of 2008. However, we cannot predict the exact timing of the completion of the merger or whether the merger will be completed.

The Special Meeting (page 21)

     Date, Time and Place

     The special meeting of our stockholders will be held on [•], 2008 at our offices located at 127 West 30th Street, 5th Floor, New York, NY 10001 at 10:00 a.m., New York time.

     Record Date, Notice and Quorum

     Holders of Merisel common stock at the close of business on [•], 2008, the record date for the special meeting, will be entitled to receive notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. As of the record date, there were [8,054,723] shares of common stock outstanding. Each share of outstanding common stock is entitled to one vote on each matter properly brought before the special meeting. A majority of the issued and outstanding shares of common stock entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals.

     The Proposals

     At the special meeting, you will be asked to vote upon proposals to (1) adopt the merger agreement, (2) approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the special meeting to adopt the merger agreement and (3) consider and vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     Required Vote

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting. Failure to vote your shares of common stock, including as a result of broker non-votes and abstentions, will have the same effect as voting against the proposal to adopt the merger agreement.

     In connection with the execution and delivery of the merger agreement, Phoenix Acquisition Company II, L.L.C. and Stonington Capital Appreciation 1994 Fund, L.P. (collectively referred to as “Stonington”), which are affiliates of Stonington Partners, Inc. and, as of March 28, 2008, owned 62% of the outstanding shares of Merisel common stock, entered into a Voting, Support and Redemption Agreement, dated as of March 28, 2008, with Parent and Merisel, pursuant to which Stonington agreed, among other things, to vote in favor of any proposal to adopt the merger agreement and against any other acquisition proposal, and have granted Parent an irrevocable proxy to vote their stock for this purpose.

     In addition, the proposal to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and voting at the special meeting. Failure to vote your shares of common stock, including as a result of broker non-votes and abstentions, will have no effect on the proposal to approve any adjournments of the special meeting to solicit additional proxies.

     The vote of the shares of Merisel common stock held by Stonington in favor of the adoption of the merger agreement is by itself sufficient for the adoption of the merger agreement. Provided that Stonington vote their shares as they have agreed in the Voting, Support and Redemption Agreement described above, the merger agreement will be adopted by Merisel’s stockholders at the special meeting.

     Voting and Proxies

     Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or by returning the enclosed proxy card by mail, or may vote in person at the special meeting. If you intend to submit your proxy by telephone you must do so no later than [•] on [•], 2008, and if you intend to submit your proxy by mail it must be received by Merisel prior to the commencement of the special meeting.

     If your shares of common stock are held in “street name” by your bank, broker or other custodian, you should instruct your broker as to how to vote such shares of common stock using the instructions provided by your broker. Additionally, if your shares of common stock are held in “street name” and you intend to vote your shares in person at the special meeting, you must first obtain a legal proxy from such bank, broker or other custodian. If you do not provide your bank, broker or other custodian with instructions, your shares of common stock will not be voted, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement. The persons named in the accompanying proxy will also have discretionary authority to vote on any adjournments or postponements of the special meeting. Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, if you hold your shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card.

     If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares of common stock represented by such proxy card will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adjournment proposal, if applicable.

     Revocability of Proxy

     Any stockholder of record who executes and returns a proxy card (or submits a proxy via telephone) may revoke the proxy at any time before it is voted at the special meeting by attending the special meeting and voting in person. Your attendance at the special meeting will not, by itself, revoke your proxy. To revoke your proxy, you must vote in person at the special meeting. If you hold your shares of common stock in your name as a stockholder of record, you may also revoke the proxy by notifying our Chief Financial Officer at the following address: Merisel, Inc., Attention: Chief Financial Officer, 127 West 30th Street, 5th Floor, New York, NY 10001. Further, your proxy may be revoked by submitting a later-dated proxy card, or, if you voted by telephone, by voting a subsequent time by telephone.

     In the event that you have instructed a broker, bank or other custodian to vote your shares of common stock, you have to follow the directions received from your broker, bank or other custodian and change those instructions in order to revoke your proxy.

     Sale of Shares

     If you held your shares of common stock on [•], 2008, the record date for the special meeting, but transfer your shares prior to the effective time of the merger, you will retain your right to vote at the special meeting; however, you will not have the right to receive the merger consideration. The right to receive the merger consideration when the merger becomes effective will pass to the person who owns the shares of our common stock that you previously owned.

     Solicitation of Proxies; Costs

     Merisel will pay all expenses of this solicitation, including the cost of preparing and mailing this document. Proxies are being solicited by and on behalf of our board of directors (which we also refer to as the “Board”). In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram, electronic mail, facsimile transmission or other means of communication. Those persons will not be additionally compensated for solicitation activities, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

     Common Stock Ownership of Directors and Executive Officers

     As of the record date, our directors and executive officers owned and were entitled to vote an aggregate of approximately [440,138] shares of common stock, representing approximately [5.5]% of the voting power of common stock entitled to vote at the special meeting (excluding the shares of Merisel common stock held by Stonington, which represent approximately 62% of the voting power of common stock entitled to vote at the special meeting). Our directors and executive officers have informed us that they intend to vote the shares of common stock that they own “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Treatment of Common Stock, Stock Options and Restricted Stock (page 59)

     Common Stock

     The merger agreement provides that, at the effective time of the merger, each share of common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by us in treasury, shares held by Parent or Sub, and shares of stockholders who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $5.75 in cash, without interest and less any applicable withholding taxes.

     Stock Options

     The merger agreement provides that each option to acquire common stock, whether vested or unvested, which is outstanding at the effective time of the merger, whether vested or unvested, will be cancelled at the effective time of the merger in exchange for the right to receive a cash payment (without interest and less any applicable tax withholdings) equal to the product of:

  the number of shares of common stock subject to such option; and

  an amount that is equal to the excess, if any, of $5.75 over the exercise price per share of such option.

     Restricted Stock

     Each share of restricted common stock granted pursuant to an award under Merisel’s 1997 Stock Award and Incentive Plan that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive $5.75 in cash without interest, less any applicable withholding taxes, subject to applicable escrow requirements and forfeiture conditions set forth therein.

Recommendation of the Special Committee of Merisel’s Board of Directors (page 32)

     A special committee of our Board (which we refer to as the “Special Committee”) was established on April 13, 2007 by a resolution of the Board, to evaluate the strategic alternatives reasonably available to Merisel, including a potential sale of the company. The Special Committee consists of three independent directors, Ronald P. Badie, Edward A. Grant and Lawrence J. Schoenberg. The Special Committee has unanimously:

  approved the terms of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and declared the same to be advisable and fair to and in the best interests of Merisel and its stockholders;

  declared that the merger agreement and the transactions contemplated thereby are fair, from a financial point of view, to the holders of Merisel common stock (other than with respect to Stonington Partners, Inc. and its affiliates, including the funds controlled by them);

  resolved to recommend that holders of Merisel common stock adopt the merger agreement; and

  recommended that the Board approve and adopt the merger agreement, and the transactions contemplated thereby, and recommend that the holders of Merisel common stock adopt the merger agreement.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Special Committee (page 37)

     On March 28, 2008, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (which we refer to as “Houlihan Lokey”) rendered an oral opinion to the Special Committee (which was confirmed in writing by delivery of its written opinion dated the same date), as to the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of our common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.

     Houlihan Lokey’s opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of our common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. We encourage our stockholders to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to the Special Committee, our Board of Directors or any stockholder as to how to act or vote with respect to the merger or related matters. A more detailed description of the opinion of Houlihan Lokey is set forth in the section entitled “Proposal No. 1: The Merger – Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Special Committee” beginning on page 37 of this proxy statement.

Recommendation of Merisel’s Board of Directors (page 34)

     Our Board has unanimously:

  approved the terms of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and declared the same to be advisable and fair to and in the best interests of Merisel and its stockholders;

  adopted the merger agreement, including the merger and the other transactions contemplated by the merger agreement;

  directed that the merger agreement be submitted to the holders of Merisel common stock for their adoption at a special meeting; and

  recommended that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Opinion of Robert W. Baird & Co. Incorporated to the Board (page 44)

     On March 28, 2008, Robert W. Baird & Co. Incorporated (which we also refer to as “Baird”) rendered an oral opinion to the Board (which was confirmed in writing by delivery of its written opinion dated the same date), as to the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of our common stock (other than Parent, Stonington and their respective affiliates) in the merger, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Baird in preparing its opinion.

     Baird’s opinion was directed to the Board and only addressed the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of our common stock (other than Parent, Stonington and their respective affiliates) in the merger and does not address any other aspect or implication of the merger. The summary of Baird’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Baird in preparing its opinion. We encourage our stockholders to carefully read the full text of Baird’s written opinion. However, neither Baird’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to the Board or any stockholder as to how to act or vote with respect to the merger or related matters. A more detailed description of the opinion of Baird is set forth in the section entitled “Proposal No. 1: The Merger – Opinion of Robert W. Baird & Co. Incorporated to the Board” beginning on page 44 of this proxy statement.

Financing (page 50)

     As part of the merger agreement, Parent and Sub represented and warranted to Merisel that Parent and Sub have all of the funds necessary to consummate the merger on the terms and conditions in the merger agreement. Pursuant to the Commitment Agreement, dated as of March 28, 2008, by ACAS in favor of Merisel, ACAS has irrevocably and unconditionally guaranteed to us payment by Parent of the reverse termination fee that may become payable under the merger agreement. Payment of the reverse termination fee is Merisel’s sole remedy in connection with the merger agreement or the transactions contemplated thereby. A more detailed description of these matters is set forth under the sections entitled “The Merger Agreement – Effects of Terminating the Merger Agreement” and “The Merger Agreement – Limited Remedies; Maximum Recovery” beginning on pages 71 and 72 respectively of this proxy statement.

Interests of Our Directors and Executive Officers in the Merger (page 51)

     In considering the recommendation of our Board that you adopt the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or are in addition to, your interests as a stockholder, including the following:

  our executive officers and directors will have their stock options and restricted shares canceled and cashed out in connection with the merger (as of the record date, Merisel’s Chief Executive Officer and Chairman of the Board held in-the-money options to purchase 100,000 shares of common stock at an exercise price of $5.00 per share, and the directors and executive officers of Merisel together held [155,791] shares of restricted stock);

  certain executive officers may receive payments and benefits under their respective employment arrangements if their employment is terminated at any time without cause;

  certain executive officers may receive payments under their respective employment arrangements if their employment is terminated under certain circumstances after the merger;

  certain executive officers are entitled to receive a strategic bonus contingent upon the completion of a transaction involving a change of control of Merisel;

  the merger agreement also provides for post-merger indemnification arrangements for each of Merisel’s current and former directors and officers, as well as insurance coverage for their services to Merisel; and

  two directors of Merisel, Albert J. Fitzgibbons III and Bradley J. Hoecker, are affiliated with Stonington, which beneficially owns approximately 62% of Merisel’s outstanding common stock and 278,406 shares Merisel’s convertible preferred stock and has entered into a Voting, Support and Redemption Agreement, dated as of March 28, 2008, with Merisel and Parent, pursuant to which, it is required to vote all of its shares of common stock in favor of any proposal to adopt the merger agreement and against any other acquisition proposal (and has granted an irrevocable proxy to Parent to vote all its stock for this purpose), and all of its shares of the convertible preferred stock of Merisel will be redeemed at the time of the merger for $101 per share (totalling approximately $28,119,006, assuming that the merger is completed in the second quarter of 2008), representing the “Change of Control Price” payable by Merisel to holders of shares of convertible preferred stock under the Certificate of Designation relating to such preferred stock.

Restrictions on Solicitation of Other Offers (page 64)

     The merger agreement restricts our ability to, among other things, solicit or participate in discussions or negotiations with any third parties regarding specified alternative transaction proposals involving us or our subsidiaries and our Board’s ability to change or withdraw its recommendation in favor of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, our Board may respond to certain unsolicited alternative transaction proposals or terminate the merger agreement and enter into an agreement with respect to a superior proposal or withdraw its recommendation in favor of the adoption of the merger agreement if the failure to take such action would be inconsistent with its fiduciary duties under applicable law. In the event that Merisel enters into an agreement with respect to a superior proposal or withdraws its recommendation in favor of the adoption of the merger agreement, as described under the section entitled “The Merger Agreement – Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal” beginning on page 65 of this proxy statement, Merisel is required to pay Parent a termination fee equal to $2.5 million as described in the section entitled “The Merger Agreement – Effects of Terminating the Merger Agreement” beginning on page 71 of this proxy statement.

Redemption of Convertible Preferred Shares (page 69)

     Pursuant to the merger agreement and the Voting, Support and Redemption Agreement, dated as of March 28, 2008, entered into by and among Merisel, Parent and Stonington, all of the outstanding shares of the convertible preferred stock of Merisel will be redeemed at the time of the merger for $101 per share (totalling approximately $28,119,006, assuming that the merger is completed prior to June 30, 2008), representing the “Change of Control Price” payable by Merisel to holders of shares of convertible preferred stock under the Certificate of Designation relating to such preferred stock. Such redemption has been approved and authorized by our Board. All of the outstanding shares of Merisel’s convertible preferred stock are held by Stonington. A copy of the Voting, Support and Redemption Agreement is attached as Annex E to this proxy statement.

Conditions to the Completion of the Merger (page 68)

     Conditions to Each Party’s Obligation to Effect the Merger. Each party’s obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

  adoption of the merger agreement by Merisel’s stockholders at the special meeting;

  the absence of any law, statute, rule, regulation, order, decree, ruling, judgment or injunction of any governmental entity which has the effect of making the merger illegal or prohibiting or preventing the consummation of the merger; and

  obtaining any other approval required under the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), or any applicable state securities or “blue sky” laws, except where the failure to obtain such approval would not have, individually or in the aggregate, a company material adverse effect.

     Conditions to Merisel’s Obligation to Effect the Merger. The obligation of Merisel to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

  Parent and Sub must have performed in all material respects their respective obligations under the merger agreement required to be performed by them at or prior to the effective time of the merger;

  the representations and warranties of Parent and Sub contained in the merger agreement must be true and correct in all respects as of March 28, 2008 and as of the effective time of the merger as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such date), interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on a material adverse effect on Parent, except where the failure to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have the effect of preventing the consummation of, or materially delaying or impairing the ability of Parent or Sub to consummate, the merger and other transactions contemplated by the merger agreement; and

  Merisel’s receipt of an officer’s certificate of Parent stating that the conditions to closing the merger described in the two preceding bullet points have been satisfied.

     Conditions to Parent’s and Sub’s Obligation to Effect the Merger. The obligation of Parent and Sub to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

  Merisel must have performed in all material respects its obligations under the merger agreement required to be performed at or prior to the effective time of the merger;

  the representations and warranties of Merisel contained in the merger agreement concerning (i) its capitalization, (ii) brokers and transaction fees and expenses, (iii) its obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for certain acquisitions and (iv) its indebtedness for borrowed money and cash and cash equivalents must be true and correct in all material respects as of March 28, 2008 and as of the effective time of the merger as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all material respects as of such date);

  the representations and warranties of Merisel contained in the merger agreement (other than those specified in the previous paragraph), must be true and correct in all respects as of March 28, 2008 and as of the effective time as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such date), interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on a material adverse effect on Merisel, except where the failure to be so true and correct in the aggregate has not had or would not reasonably be expected to have a company material adverse effect;

  Parent’s and Sub’s receipt of an officer’s certificate signed by the chief executive officer and chief financial officer of Merisel stating that the conditions to the closing of the merger described in the three preceding paragraphs have been satisfied;

  Parent’s and Sub’s receipt of a certificate from Merisel to the effect that Merisel is not, and was not at any time during a specified period, a “United States Real Property Holding Corporation” as such term is defined in Section 897(c)(2) of the Internal Revenue Code;

  all outstanding shares of convertible preferred stock of Merisel must have been redeemed at the effective time of the merger in consideration for the payment of the consideration described in the merger agreement;

  Merisel’s receipt of payoff letters from certain lenders in connection with the refinancing of its outstanding indebtedness for borrowed money on the date of the merger;

  certain of Merisel’s obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for its acquisitions must have been satisfied in full and must not be subject to any negotiation, claim, reservation, or dispute, and the amounts paid after March 28, 2008, towards Merisel’s obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for its acquisitions shall not have exceeded certain limits specified in the merger agreement; and

  there must not have occurred and be continuing a company material adverse effect (as described under the section entitled “The Merger Agreement – Representations and Warranties” beginning on page 60 of this proxy statement).

Termination of the Merger Agreement (page 70)

     The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether prior to or after the adoption of the merger agreement by Merisel’s stockholders:

  by mutual written consent of Parent and Merisel; and

  by either Parent or Merisel, if:

  the merger has not been consummated on or before September 28, 2008, provided that Merisel may not terminate the merger agreement if the merger has not have been consummated by September 28, 2008 principally due to the failure of Merisel to perform any obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

  any governmental entity has enacted, issued, promulgated or deemed applicable any law, statute, rule, regulation, decree, ruling, judgment, injunction or order that has the effect of prohibiting, preventing or making illegal the transactions contemplated by the merger agreement, and the same has become final and non-appealable, provided that the right to terminate the merger agreement for this reason is not available to a party whose action or failure to fulfill any obligation under the merger agreement has resulted in such imposition; or

  the stockholder meeting shall have concluded (including any adjournments or postponements thereof) and the stockholder adoption of the merger agreement has not been obtained.

     Parent also may terminate the merger agreement if:

  Merisel has breached in any material respect its covenants and agreements contained in the merger agreement, or any of Merisel’s representations and warranties contained in the Merger Agreement was inaccurate as of March 28, 2008 or is not capable of being accurately made as of the effective time of the merger so as to reasonably be expected to result in the failure of the closing condition relating to the accuracy of such representations and warranties to be satisfied, provided, however, that if such breach or inaccuracy, as the case may be, is curable by Merisel through the exercise of commercially reasonable efforts, Parent may not terminate the merger agreement until the expiration of a 45-day period after Parent gives written notice to Merisel (during which such breach or inaccuracy shall not have been cured), or until Merisel ceases to exercise commercially reasonable efforts to cure such breach, whichever is earlier;

  Merisel’s Board withdraws, modifies or qualifies its recommendation for its stockholders to adopt the merger agreement in a manner adverse to Parent (as described in the section entitled

“The Merger Agreement –Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal” beginning at page 65 of this proxy statement); or

  Merisel enters into an agreement with respect to a superior proposal (as described in the section entitled “The Merger Agreement –Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal” beginning at page 65 of this proxy statement).

     Merisel may also terminate the merger agreement if:

  Merisel enters into an agreement with respect to a superior proposal (as described in the section entitled “The Merger Agreement –Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal” beginning at page 65 of this proxy statement); or

  Parent or Sub has breached in any material respect its covenants and agreements contained in the merger agreement, or any of Parent’s or Sub’s representations and warranties contained in the merger agreement was inaccurate as of March 28, 2008 or is not capable of being accurately made as of the effective time of the merger so as to reasonably be expected to result in the failure of the closing condition relating to the accuracy of such representations and warranties to be satisfied, provided, however, that if such breach or inaccuracy, as the case may be, is curable by Parent or Sub through the exercise of commercially reasonable efforts, Merisel may not terminate the merger agreement until the expiration of a 45-day period after Merisel gives written notice to Parent (during which such breach or inaccuracy shall not have been cured), or until Parent or Sub ceases to exercise commercially reasonable efforts to cure such breach, whichever is earlier.

Termination Fee and Expenses (page 71)

     We have agreed to pay Parent a termination fee equal to $2.5 million if:

  Parent terminates the merger agreement because our Board withdrew, modified or qualified its recommendation for our stockholders to adopt the merger agreement in a manner adverse to Parent (as described in the section entitled “The Merger Agreement –Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal” beginning at page 65 of this proxy statement); or

  the merger agreement is terminated in connection with our entering into an agreement with respect to a superior proposal.

     In either case, we are required to pay the termination fee concurrently with such termination.

     Parent has agreed to pay us a reverse termination fee equal to $3.5 million if we terminate the merger agreement as a result of:

  Parent and/or Sub having materially breached any of its covenants or agreements contained in the merger agreement (including Parent’s or Sub’s failure to effect the merger); or

  the breach of Parent’s and/or Sub’s representation and warranty contained in the merger agreement that it has the funds necessary to satisfy its obligations under the merger agreement.

     In either case, Parent is required to pay us the reverse termination fee within two business days following such termination.

Limited Remedies; Maximum Recovery (page 72)

     The maximum aggregate liability of Parent and Sub for any loss or damage suffered in connection with the merger agreement or the transactions contemplated thereby (including Parent’s or Sub’s failure to effect the merger) is limited to the amount of the reverse termination fee, and we are not entitled to seek any other damages or recovery of any kind against Parent, Sub, ACAS or any of their respective affiliates in connection with the merger agreement or the transactions contemplated thereby. Pursuant to a limited guarantee under a Commitment Agreement by ACAS in favor of Merisel, we have limited recourse against ACAS solely for the payment of the reverse termination fee that may become payable under the merger agreement.

     If the merger agreement has not been terminated, Parent and Sub are entitled to specifically enforce the terms of the merger agreement. We are not entitled to seek such remedy.

Appraisal Rights (page 73)

     Under Section 262 of the DGCL, Merisel’s stockholders are entitled to appraisal rights in connection with the merger. If the merger is consummated, dissenting stockholders who follow the procedures described in Section 262 within the appropriate time periods will be entitled to have their shares of stock appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights. If a stockholder wishes to exercise appraisal rights in connection with the merger, the stockholder must not vote in favor of adoption of the merger agreement, must continuously be the holder of record of such shares through the effective time of the merger and must meet the conditions described in the section entitled “Appraisal Rights” beginning at page 73 of this proxy statement. The rules and procedures relating to appraisal rights are also described in such section.

Material U.S. Federal Income Tax Consequences (page 56)

     Generally, merger consideration paid to our stockholders will be taxable to our stockholders for U.S. federal income tax purposes. A stockholder receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted tax basis in the common stock surrendered. Any such gain or loss generally will be capital gain or loss if the common stock is held as a capital asset at the effective time of the merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the stockholder has held the common stock for more than one year prior to the effective time of the merger. If the stockholder has held the common stock for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, long-term capital gain for non-corporate taxpayers is taxed at a maximum federal tax rate of 15%. The deductibility of capital losses is subject to certain limitations. Each stockholder should consult his or her tax advisor as to the particular tax consequences of the merger to such stockholder.

Delisting and Deregistration of Our Common Stock (page 57)

     If the merger is completed, shares of our common stock will no longer be listed and publicly traded and will be deregistered under the Exchange Act.

Market Price of Merisel Common Stock (page 76)

     Shares of Merisel common stock are traded on the National Quotation Service Bureau (commonly known as the “Pink Sheets”) under the ticker symbol “MSEL.PK” The closing price of our shares of common stock on the

Pink Sheets on March 28, 2008, the last trading day prior to our public announcement of the merger agreement, was $2.20 per share. On [April 21, 2008], the last trading day prior to the date of this proxy statement, the closing price of our shares of common stock on the Pink Sheets was $5.56 per share. You are encouraged to obtain current market quotations for shares of common stock.

Additional Information

     For additional information about the merger, assistance in submitting proxies or voting shares of common stock or additional copies of the proxy statement or enclosed proxy card, please contact our Chief Financial Officer at the following address or telephone number: Merisel, Inc., Attention: Chief Financial Officer, 127 West 30th Street, 5th Floor, New York, NY 10001, (212) 594-4800.

QUESTIONS AND ANSWERS ABOUT THE
SPECIAL MEETING AND THE MERGER

     The following questions and answers are intended to address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Merisel. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement and the annexes, as well as the additional documents referred to or incorporated in this proxy statement, which you should read carefully in their entirety. See “Where You Can Find More Information” on page 79 of this proxy statement.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held on [•], 2008, at our offices located at 127 West 30th Street, 5th Floor, New York, NY 10001 at 10:00 a.m., New York time.

Q	What am I being asked to vote on?

A:	At the special meeting, you will be asked to vote upon proposals to (1) adopt the Agreement and Plan of Merger, dated as of March 28, 2008 (referred to as the “merger agreement”) among Merisel, Parent and Sub, (2) approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the special meeting to adopt the merger agreement and (3) consider and vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	How does Merisel’s board of directors recommend that I vote?

A:	Our board of directors (which we also refer to as the “Board”) unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement. In making its recommendation, the Board considered the unanimous recommendation of a special committee, consisting of three independent directors, and the special committee’s determination that the merger agreement is fair to and in the best interests of Merisel’s stockholders.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of Merisel by Parent. If the merger agreement is adopted by our stockholders and the other closing conditions in the merger agreement are satisfied or waived, Sub will merge with and into Merisel (which we refer to as the “merger”). Merisel will be the surviving corporation after the merger and will be wholly-owned by Parent.

Q:	What will I receive in the merger?

A:	If the merger is completed, each share of our common stock issued and outstanding immediately prior to the effective time of the merger, including all restricted shares (but excluding shares held by us in treasury, shares held by Parent or Sub and shares held by stockholders who properly exercise appraisal rights under Delaware law), will be converted into the right to receive $5.75 in cash (which we refer to as the “merger consideration”) without interest and less any applicable withholding taxes. Each outstanding stock option, whether vested or unvested, will be converted into the right to receive a cash payment at the effective time of the merger of an amount equal to the product of the number of shares of common stock underlying such option and an amount equal to the merger consideration less the exercise price for such option, without interest and subject to applicable withholding taxes.

Q:	What will happen to the common stock that I currently own after completion of the merger?

A:	Following completion of the merger, your shares of Merisel common stock will be cancelled and will represent only the right to receive the merger consideration. Trading in Merisel common stock on the National Quotation Service Bureau (commonly known as the “Pink Sheets”) will cease, price quotations for the common stock will no longer be available following completion of the merger and the common stock will cease to be registered under the Exchange Act.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible, but in no event more than three business days after all the conditions to completion of the merger contained in the merger agreement (described in the section entitled “The Merger Agreement – Conditions to Completion of the Merger” beginning on page 68 of this proxy statement) are satisfied or waived. If our stockholders adopt the merger agreement, and assuming that the other conditions to the merger are satisfied or waived, we believe that the merger will be completed during the second quarter of 2008. However, we cannot predict the exact timing of the completion of the merger or whether the merger will be completed.

Q:	Am I entitled to dissenters’ or appraisal rights?

A:	Yes. Under Delaware law, Merisel’s stockholders are entitled to appraisal rights in connection with the merger, subject to complying with the procedures for exercising the same, which are described in more detail under the section entitled “Appraisal Rights,” beginning on page 73 of this document.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by Merisel’s stockholders or if the merger is not completed for any other reason, Merisel’s stockholders will not receive any payment for their shares in connection with the merger. Instead, Merisel will remain a public company, and shares of Merisel common stock will continue to be listed and traded on the Pink Sheets and registered under the Exchange Act. Under specified circumstances, Merisel may be required to pay Parent a termination fee as described under the section entitled “The Merger Agreement—Effects of Terminating the Merger Agreement,” beginning on page 71 of this document.

Q:	Have any stockholders already agreed to adopt the merger?

A:	Yes. Phoenix Acquisition Company II, L.L.C. and Stonington Capital Appreciation 1994 Fund, L.P. (collectively referred to as “Stonington”), which are affiliates of Stonington Partners, Inc. and own approximately 62% in the aggregate of the outstanding shares of our common stock, have entered into a Voting, Support and Redemption Agreement, dated as of March 28, 2008, with Parent and Merisel, pursuant to which such stockholders have agreed, among other things, to vote in favor of any proposal to adopt the merger agreement and against any other acquisition proposal (and have granted Parent an irrevocable proxy to vote their stock for this purpose).

Q:	What vote of our stockholders is required to adopt the merger agreement and to approve any adjournments or postponements of the special meeting?

A:	The affirmative vote of holders of a majority of the outstanding shares of Merisel common stock entitled to vote at the special meeting is required to adopt the merger agreement. Approval of any adjournments or postponements of the special meeting to solicit additional proxies, if necessary or appropriate, requires the affirmative vote of holders of a majority of the shares of common stock present in person or by proxy and voting at the special meeting.

If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed by the affirmative vote of holders of a majority of the shares of common stock present in person or by proxy and voting at the special meeting.

The vote of the shares of Merisel common stock held by Stonington in favor of the adoption of the merger agreement is by itself sufficient for the adoption of the merger agreement. Provided that Stonington vote their shares as they have agreed in the Voting, Support and Redemption Agreement described above, the merger agreement will be adopted by Merisel’s stockholders at the special meeting.

Q:	Who can vote and attend the special meeting?

A:	Common stockholders of record as of the close of business on [•], 2008, the record date for the special meeting, are entitled to receive notice of, to attend and to vote at the special meeting and any adjournments or postponements of the special meeting. Each share of common stock is entitled to one vote on each matter properly brought before the special meeting.

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to adopt the merger agreement, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or, if you hold your shares in “street name”, fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote against the proposal to adopt the merger agreement.

With respect to the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or, if you hold your shares in “street name”, fail to give voting instructions to the record holder of your shares, it will have no effect on the outcome of the vote on that proposal.

Q:	How do I cast my vote if my shares of common stock are held of record?

A:	If you are a stockholder of record on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic proxy authorization.

Q:	How do I cast my vote if my shares of common stock are held in “street name”?

A:	If you hold your shares of common stock in “street name” through a broker, bank or other custodian, your broker, bank or custodian will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction card from the broker, bank or other custodian that is the record holder of your shares and provide your broker, bank or other custodian with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or custodian. Additionally, if your shares of common stock are held in “street name” and you intend to vote your shares in person at the special meeting you must first obtain a legal proxy from such bank, broker or other custodian. The inability of your broker, bank or other custodian to vote your shares, often referred to as a “broker non-vote,” will have the same effect as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies. If your shares are held in “street name,” please refer to the voting instruction card used by your broker, bank or other custodian, or contact them directly, to see if you may submit voting instructions using the telephone.

Q:	How will proxy holders vote my shares of common stock?

A:	If you properly authorize a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:	If you held your shares of common stock on [•], 2008, the record date for the special meeting, but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting; however, you will not have the right to receive the merger consideration. The right to receive the merger consideration when the merger becomes effective will pass to the person who owns the shares of our common stock that you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own shares of common stock as a record holder on [•], 2008, the record date for the special meeting, you may revoke a previously authorized proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card, by authorizing your proxy by telephone at a later date than your previously authorized proxy, following the instructions that appear on the enclosed proxy card or by voting in person at the special meeting. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you own shares of common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the bank, broker or other custodian that is the registered owner of the shares.

Q:	Should I send in my certificates representing shares of common stock now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange your shares of common stock for the merger consideration following the merger. DO NOT SEND ANY SHARES WITH YOUR PROXY.

Q:	Where can I find more information about Merisel?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.merisel.com. Information contained on our website is not part of, or incorporated into, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 79.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. Merisel’s Board is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Who can help answer my other questions?

A:	If you have additional questions about the special meeting or the merger, you should contact our Chief Financial Officer at the following address or telephone number: Merisel, Inc., Attention: Chief Financial

Officer, 127 West 30th Street, 5th Floor, New York, NY 10001, (212) 594-4800.

If you hold your shares through a broker, bank or other custodian, you also should call your broker, bank or other custodian for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Information both included and incorporated by reference in this proxy statement, including information appearing under “Financial Projections”, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “would,” “could,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we will achieve these plans, intentions or expectations, including completing the merger on the terms summarized in this proxy statement. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

     Except for historical information, matters discussed in this proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors include, without limitation:

  the occurrence of any event, occurrence, fact, condition, change, development or effect that could give rise to the termination of the merger agreement;

  the outcome of any legal proceedings that may be instituted against Merisel and others following announcement of entering into the merger agreement;

  the inability to complete the merger due to the failure to obtain the stockholder adoption thereof or the failure to satisfy other conditions to completion of the merger;

  the effect of the announcement of the proposed merger on our relationships with customers, suppliers and other business partners;

  risks that the proposed transactions disrupt current plans and operations and give rise to potential difficulties in employee retention;

  the amount of the costs, fees, expenses and charges related to the merger;

  the possibility that our operating results may fail to meet our financial projections;

  our lack of long-term customer agreements;

  the market trend to reduce the number of suppliers; and

  the other risks described in our Form 10-K filed with the SEC for the fiscal year ended December 31, 2007, including under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein, and our subsequent current reports on Form 8-K.

     All forward-looking statements included in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the date of the document in which they were included. We expressly disclaim any obligation to release publicly any revisions or updates to any forward-looking statements, except to the extent required by law. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

     All information contained in this proxy statement concerning American Capital Strategies, Ltd., TU Holdings, Inc., TU Merger, Inc. and their affiliates related to the merger has been supplied by such entities and their affiliates and has not been independently verified by us.

THE PARTIES TO THE MERGER

     Merisel, Inc.

     127 West 30th Street, 5th Floor
     New York, NY 10001
     (212) 594-4800

     Merisel, Inc. is a Delaware corporation that provides high-profile visual communications products. Our imaging business provides graphic solutions for advertising and packaging consumer products. Our prototype business provides prototypes and mock-ups used in product development, advertising, presentations and displays. We have offices and production facilities in New York, New Jersey, Georgia, California and Oregon.

     TU Holdings, Inc. & TU Merger, Inc.

     c/o American Capital Strategies, Ltd.
     111 S. Wacker Drive, Suite 4000
     Chicago, Illinois 60606
     (312) 681-7400

     TU Holdings, Inc. is a newly-formed Delaware corporation affiliated with American Capital Strategies, Ltd. (which we refer to as “ACAS” or “Sponsor”). TU Merger, Inc. is a newly-formed Delaware corporation and a wholly-owned subsidiary of Parent. Parent and Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated thereby and have not carried on any business or activities to date, except activities incidental to their respective formation and activities undertaken in connection with the merger agreement and the transactions contemplated thereby.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

     This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by Merisel’s board of directors (which we also refer to as the “Board”) to be exercised at a special meeting to be held on [•], 2008 at our offices located at 127 West 30th Street, 5th Floor, New York, NY 10001 at 10:00 a.m., New York time.

     The special meeting is being held for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, or the “merger agreement,” dated as of March 28, 2008, by and among Merisel, Inc., TU Holdings, Inc., a Delaware corporation (“Parent”) and TU Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), as it may be amended from time to time.

2.	To consider and vote on any proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

3.	To consider and vote on such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     A copy of the merger agreement is attached as Annex A to this proxy statement. Pursuant to the terms of the merger agreement, Sub will merge with and into Merisel, which we refer to as the “merger,” and each share of Merisel common stock, par value $0.01 per share, or the “common stock,” issued and outstanding immediately prior to the effective time of the merger, other than shares held by us in treasury, shares held by Parent or Sub, and shares held by stockholders who properly exercise appraisal rights under Delaware law, will be converted into the right to receive $5.75 in cash, without interest and less any applicable withholding taxes.

Our Board’s Recommendation

     Our Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement. A special committee of our Board, consisting of three independent directors, has also unanimously approved the merger agreement and recommended that the Board approve and adopt the merger agreement.

Record Date, Notice and Quorum

     We have fixed the close of business on [•], 2008 as the record date for the special meeting, and only common stockholders of record on the record date are entitled to vote at the special meeting. On the record date, there were [8,054,723] shares of common stock outstanding and entitled to vote. Each share of common stock entitles its holder to one vote on all matters properly coming before the special meeting.

     A majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Both abstentions and “broker non-votes” will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, we currently expect that the special meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

     You may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, the proposal to adopt the merger agreement. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement.

     Completion of the merger requires adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. If you abstain, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

     Under the rules of the National Association of Securities Dealers, banks, brokers and other custodians who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Therefore, while “broker non-votes” will be counted for the purpose of determining a quorum, because completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock, any “broker non-votes” will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Voting Agreements

     In connection with the execution and delivery of the merger agreement, Phoenix Acquisition Company II, L.L.C. and Stonington Capital Appreciation 1994 Fund, L.P. (collectively referred to as “Stonington”), which are affiliates of Stonington Partners, Inc. and own approximately 62% of the outstanding shares of our common stock, entered into a Voting, Support and Redemption Agreement, dated as of March 28, 2008, with Parent and Merisel, pursuant to which, among other things, such stockholders agreed, to vote in favor of the adoption of the merger agreement and against any other acquisition proposal, and granted Parent an irrevocable proxy to vote their stock for this purpose.

     The vote of the shares of Merisel common stock held by Stonington in favor of the adoption of the merger agreement is by itself sufficient for the adoption of the merger agreement. Provided that Stonington vote their shares as they have agreed in the voting, support and redemption agreement described above, the merger agreement will be adopted by Merisel’s stockholders at the special meeting.

Proxies and Revocation

     If you submit a proxy by telephone or by returning a signed and dated proxy card by mail, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our Board on any other matters properly brought before the special meeting, or at any adjournments or postponements thereof, for a vote.

     If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other custodian that you must follow in order to have your shares voted. Additionally, if your shares of common stock are held in street name and you intend to vote your shares in person at the special meeting, you must first obtain a legal proxy from such bank, broker or other custodian. If you do not instruct your broker, bank or custodian to vote your shares, it has the same effect as a vote against adoption of the merger agreement.

     Proxies received at any time before the special meeting that have not been revoked or superseded before being voted will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting:

  if you hold your shares in your name as a stockholder of record, by notifying our Chief Financial Officer at the following address: Merisel, Inc., Attention: Chief Financial Officer, 127 West 30th Street, 5th Floor, New York, NY 10001;

  by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

  by submitting a later-dated proxy card;

  if you voted by telephone, by voting again by telephone; or

  if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Adjournments and Postponements

     Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by Merisel in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies will allow Merisel’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Sale of Shares

     If you held your shares of common stock on [•], 2008, the record date for the special meeting, but transfer your shares prior to the effective time of the merger, you will retain your right to vote at the special meeting; however, you will not have the right to receive the merger consideration. The right to receive the merger consideration when the merger becomes effective will pass to the person who owns the shares of our common stock that you previously owned.

Solicitation of Proxies; Costs

     Merisel will pay all expenses of this solicitation, including the cost of preparing and mailing this document. Proxies are being solicited by and on behalf of our Board. In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram, electronic mail, facsimile transmission or other means of communication. Those persons will not be additionally compensated for solicitation activities, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

Common Stock Ownership of Directors and Executive Officers

     As of the record date, our directors and executive officers owned and were entitled to vote an aggregate of [440,138] shares of common stock, representing approximately [5.5]% of the voting power of common stock entitled to vote at the special meeting (excluding the shares of Merisel common stock held by Stonington, which represent approximately 62% of the voting power of common stock entitled to vote at the special meeting). Our directors and executive officers have informed us that they intend to vote the shares of common stock that they own “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.

Other Matters

     Our Board does not know of any other business that will be presented at the special meeting or any adjournment or postponement thereof. If any other proposal comes up for a vote at the special meeting or any adjournment or postponement thereof in which your proxy has provided discretionary authority, the proxy holders will vote your shares of common stock in accordance with their best judgment.

Questions and Additional Information

     If you have more questions about the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our Chief Financial Officer at (212) 594-4800.

PROPOSAL NO. 1: THE MERGER

     In this section: Merisel, Inc. is also referred to as “Merisel,” “we” or “us”; the Agreement and Plan of Merger, dated as of March 28, 2008, by and among Merisel, TU Holdings, Inc. (which we refer to as “Parent”) and TU Merger, Inc. (which we refer to as “Sub”) is referred to as the “merger agreement”; and the merger contemplated by the merger agreement is referred to as the “merger.”

Background of the Merger

     In September 2006, two members of the board of directors of Merisel (which we refer to as the “Board”) who represent Stonington Capital Appreciation 1994 Fund, L.P., a privately-held investment fund (which we refer to as the “Fund”) and the majority stockholder of Merisel, informed the Board that it believed that Merisel should preliminarily explore the feasibility and advisability of strategic alternatives that would enable the Fund to liquidate all or a significant portion of its holdings of Merisel. According to the representatives of the Fund, termination of the Fund, which was supposed to take place at the end of 2007, would require the Fund to liquidate its security holdings, including its majority common stock interest and preferred stock in Merisel, or distribute such holdings to its limited partners. In addition, the Board believed that Merisel common stock traded at a price and volume which did not reflect the value and profitability of Merisel’s business. As a result of the Fund’s request and the Board’s view that any strategic alternatives that increased the liquidity of Merisel’s common stock would benefit Merisel’s stockholder, the Board determined that Merisel should consider the impact on Merisel and its stockholders of the Fund selling or distributing its Merisel shares and begin evaluating strategic alternatives to maximize stockholder value.

     After considering various candidates to assist it in this process, in November 2006, Merisel retained Robert W. Baird & Co. Incorporated (which we refer to as “Baird”), an investment bank specializing in middle market companies, that also had significant experience working with companies with businesses similar to Merisel. Merisel also engaged the law firm of Kirkland & Ellis, LLP (which we refer to as “K&E”) to act as Merisel’s special counsel in connection with the Fund’s request. Rosner & Napierala, LLP (which we refer to as “R&N”), Merisel’s regular outside counsel, also assisted in the review.

     In November 2006, at a regular meeting of the Board, representatives of K&E and Baird explained how the potential sale or distribution of a large block of Merisel’s common stock by the Fund could negatively impact the market price of Merisel’s common stock and its public stockholders in light of the modest trading volume of Merisel’s common stock and the selling pressure that the stock would suffer if such a distribution were to occur. Representatives of Baird then described for the Board various alternatives reasonably available to Merisel for addressing the Fund’s need to liquidate its holdings in a way that would not be unnecessarily disruptive to Merisel and its stockholders, including a potential sale of Merisel. Representatives of Baird explained to the Board that, in light of strategic alternatives available to Merisel in the current environment, including a public offering of Merisel stock held by the Fund, distribution by the Fund of its holdings to its limited partners or the sale of Merisel, they recommended exploring a potential sale of Merisel as a reasonable alternative for maximizing stockholder value. Baird’s view was based upon, among other things, the fact that the Fund might distribute its holdings to its limited partners, as well as the current market for acquisitions of companies similar to Merisel.

     After discussions with its legal and financial advisors, Merisel announced publicly, on December 11, 2006, that it retained Baird as its financial advisor in pursuing strategic alternatives for maximizing stockholder value of Merisel.

     In December 2006, Merisel, with the assistance of Baird, initiated an organized process of identifying and contacting potential buyers and exploring whether these potential buyers were interested in an acquisition of Merisel. These potential buyers were considered by Merisel senior management, with the assistance of Baird, to be parties who may have an interest in acquiring Merisel and who would likely have the ability to pay a fair price for Merisel. On behalf of Merisel, representatives of Baird contacted 165 parties that Merisel senior management, with the assistance of Baird, believed might be interested in a potential acquisition of Merisel. These parties included both strategic and financial buyers. Because Merisel’s 2006 revenue and earnings results were materially below the forecasted results that had been communicated to potential buyers, the sale process was put on hold until February 2007. In February 2007, at Merisel’s request, representatives of Baird continued reaching out to the potential buyers and having discussions with regard to a potential acquisition of Merisel.

     In connection with the strategic alternative review process, on April 13, 2007, the Board decided, after discussion with legal counsel, to form a special committee of the Board (which we refer to as the “Special Committee”) comprised of independent Board members to take the lead in reviewing Merisel’s strategic alternatives. The Board determined, after discussions with legal counsel, that given the Fund’s role in initiating this process, as well as its need to liquidate its position and the uncertainty as to what role if any, the Fund might play in a sale transaction, it should have a committee comprised of independent directors consider Merisel’s strategic alternatives. It was possible, the Board concluded, that the Fund could potentially have interests that conflicted with the interests of other stockholders, particularly in the light of the provisions of Merisel’s convertible preferred stock (all of which was held by the Fund) enabling the Fund to require that Merisel repurchase the convertible preferred stock upon a change of control.

     The Special Committee would be responsible for reviewing and evaluating the terms and conditions and determining the advisability of any strategic alternative, including any potential sale transaction, negotiating the price, structure, form and terms and conditions of any transaction and any related agreements, determining whether any transaction or other strategic alternative is fair to and in the best interests of Merisel and its stockholders and recommending to the Board what action, if any, should be taken with respect to any strategic alternative. The Special Committee was authorized to retain such professional advisors, including legal counsel and one or more financial advisors, as the Special Committee in its sole discretion deemed necessary or desirable to assist it in connection with fulfilling its duties.

     At the same Board meeting, representatives of Baird reported to the Board on the status of the sale process. Between December 2006 and March 31, 2007, at the Company’s request, representatives of Baird approached 165 potential strategic and financial buyers, and 65 potential buyers entered into confidentiality agreements and received copies of an information memorandum with respect to Merisel and its business. Of the 65 potential buyers who received the information memorandum, 14 potential buyers had scheduled meetings with Merisel’s management team, of which 11 potential buyers, including American Capital Strategies, Ltd. (referred to as “ACAS”), submitted preliminary indications of interest in Merisel. Three additional parties who did not participate in meetings with management also submitted preliminary indications of interest prior to the March 2007 deadline that had been established for submitting preliminary indications of interest. In total, 14 potential buyers expressed preliminary interest in an acquisition of Merisel. Of these 14 parties, 12 parties had been invited to second meetings with management and given the opportunity to review additional business and financial information regarding Merisel, and, as of April 13, 2007, 8 of these potential buyers were still engaged in the sale process. In summarizing the preliminary indications of interest received by Merisel, representatives of Baird reported that preliminary indications of interest valued Merisel in the range of $54 million to $88.2 million enterprise value and the median enterprise value of the preliminary indications of interest was between approximately $71 million and $72 million. ACAS had submitted a preliminary indication of interest of $61 million to $64 million enterprise value.

     The Special Committee instructed Baird to continue to work with interested parties to obtain firm indications of interest.

     On April 23, 2007, the Special Committee met with representatives of Weil, Gotshal & Manges LLP (which we refer to as “Weil”), the Special Committee’s independent legal counsel, to review the status of the strategic alternative review process. At the meeting, representatives of Weil reviewed with the Special Committee their legal obligations in evaluating strategic alternatives. Weil also summarized for the Special Committee its conversations with Baird regarding the status of the strategic alternative review, and in particular, the process that was being undertaken to identify parties that might be interested in exploring an acquisition of Merisel. During the meeting, Weil also discussed with the Special Committee engaging a financial advisor to review for the Special Committee any strategic alternatives, including a potential sale of Merisel, that the Special Committee may recommend. Although Baird would lead the strategic alternative review process, the Special Committee determined that it would engage a separate investment bank to review the strategic alternatives and provide a fairness opinion, if necessary. The Special Committee requested that Mr. Badie, Chairman of the Special Committee, work with Weil to identify and interview potential candidates.

     At a meeting of the Special Committee on April 27, 2007, representatives of Baird provided an update on the current status of the sale process. The other members of the Board, Merisel’s legal and financial advisors and representatives of Weil were also present at the meeting by invitation of the Special Committee. Representatives of Baird described for the Special Committee the status of the sale process, including the status of due diligence investigations being conducted by the interested buyers and the discussions held with such potential buyers regarding a potential transaction. Representatives of Baird also discussed with the Special Committee certain financial information and analyses regarding Merisel and its business and how such analyses might impact the sale process. Representatives of Baird then described for the Special Committee the 7 revised preliminary indications of interest received by Baird, which valued Merisel in the $69.2 million to $92.4 million enterprise value range (including a revised indication of interest from ACAS of $73 million enterprise value), and the parties who were invited into the second round of the sale process and who had received additional access to Merisel senior management and certain information regarding Merisel and its business and operations. Baird noted that the indications of interest were preliminary and subject to many conditions, including due diligence and the availability of financing. Following a discussion regarding the preliminary indications of interest and which of these potential buyers should be invited to continue to participate in the sale process, the Special Committee, based upon the preliminary indications of interest and the terms and conditions proposed by such potential buyers, instructed Baird to invite 4 of the 7 parties that had submitted preliminary indications of interest to the next round of the sale process. These 4 parties did not include ACAS. The Special Committee and the other participants then discussed the potential timetable for the next round and the sale process going forward.

     On May 8, 2007, the Special Committee met with Merisel senior management to review Merisel’s financial performance and its financial projections and business plan. The Special Committee again reviewed the status of the sale process. During the meeting, representatives of Baird also discussed with the Special Committee the strategic alternatives, in addition to a sale transaction, for maximizing stockholder value reasonably available to Merisel, particularly in light of the Fund’s need to liquidate its holding. The Special Committee discussed with Weil and Baird the potential impact on Merisel and its stockholders, including the adverse impact on the price of Merisel’s common stock if the Fund were to distribute its shares of Merisel common and preferred stock to its limited partners as part of the termination of the Fund. Following the discussion, the Special Committee determined to proceed with the sale process as it was the alternative most likely to lead to maximum value for Merisel’s stockholders. In addition, the Special Committee resolved to engage an additional financial advisor to provide financial analyses of any potential sale transaction or other strategic alternatives and a fairness opinion to the Special Committee should Merisel proceed with a transaction. Based on a review of several investment banks and interviews with the bankers at such firms who would handle the engagement, the Special Committee decided to engage Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (which we refer to as “Houlihan Lokey”).

     On June 13, 2007, the Special Committee met and was updated by representatives of Baird regarding the status of the sale process and the continued discussions with the parties that had submitted indications of interest in a potential transaction. The other Merisel directors, members of Merisel senior management and Weil were in attendance. Representatives of Baird explained that, in addition to the four parties that had been invited to continue to participate in the sale process, Baird had also been contacted by three other parties who had participated in the prior round of the sales process and advised Baird that they had a continuing interest in an acquisition of Merisel. ACAS was not one of these parties. Representatives of Baird described in detail to the Special Committee and the other participants the discussions held with each of these parties and the due diligence that had been conducted by the each of the parties. Representatives of Baird explained that, at this time, only one party, which we refer to as Bidder #1, submitted a detailed proposal to acquire all of the outstanding shares of Merisel common stock for a range between $7.00 to $7.50 per share in cash; however, this party still needed to complete its due diligence review and did not have committed financing. The Special Committee discussed with representatives of Baird and the other participants the potential risks and the uncertainty associated with this proposal, given the lack of committed financing and the remaining due diligence. After discussion, the Special Committee instructed Baird to continue working with all 7 of these interested parties to complete their diligence and, if necessary, to secure financing. The Special Committee also asked Baird to set July 9, 2007 as the deadline for interested parties to submit their final proposals for an acquisition of Merisel.

     On June 27 , 2007, the Special Committee met to consider an updated proposal submitted by Bidder #1. Bidder #1 now offered to acquire Merisel for $7.00 per share in cash (reduced from its prior offer of $7.50 per share in cash). According to representatives of Baird, Bidder #1 explained that the reduction resulted from changes in the terms of its debt financing arrangements; however, the representatives of Baird expressed concern that the reduction might be, at least in part, attributable to Bidder #1’s inability to secure the requisite equity financing. The Special Committee and the other participants then discussed certain due diligence points raised by Bidder #1, as well as Bidder #1’s request that Merisel reimburse it for certain due diligence costs and agree to a period of exclusivity with Bidder #1 in order for it to continue its due diligence investigations. After discussion, the Special Committee determined that Bidder #1’s indication of interest was still too uncertain for Merisel to agree to work exclusively with Bidder #1 or to agree to reimburse Bidder #1 for certain of its due diligence expenses. The Special Committee instructed Baird to deliver this message to Bidder #1 and to continue to work with Bidder #1 and the other interested parties to complete their due diligence, solidify their financing and finalize their indications of interest. Representatives of Baird also advised the Special Committee and the other participants that one of the other interested parties likely would submit a revised proposal within the next few days.

     On June 29, 2007, the Special Committee met to discuss a revised indication of interest from one of the other interested parties (which we refer to as “Bidder #2”). Representatives of Baird explained that Bidder #2 was proposing to acquire Merisel for approximately $6.30 per share in cash, which represented a significant reduction from its prior indication of interest. In addition, representatives of Baird noted that Bidder #2’s revised indication of interest was conditioned on, among other things, a review of Merisel’s 2007 budget, an analysis of future cash flows and a review of Merisel’s unaudited financial statements. The Special Committee instructed Baird to speak with Bidder #2 to better understand the basis for the revised indication of interest as well as any additional due diligence. Representatives of Baird also updated the Special Committee regarding their continued discussions with Bidder #1 and the progress that Bidder #1 had made with respect to due diligence. At the same meeting, the Special Committee discussed Bidder #1’s request for reimbursement of certain of its accounting due diligence expenses, up to a maximum of $100,000. After discussion, the Special Committee agreed that in the best interests of Merisel and the sale process and in order to facilitate a potential transaction with Bidder #1, Merisel should enter into an agreement to reimburse Bidder #1 for certain of its accounting due diligence expenses, up to a maximum of $100,000.

     On June 29, 2007, Merisel entered into an agreement with Bidder #1 whereby Merisel would reimburse Bidder #1 up to $100,000 for certain of its accounting due diligence expenses relating to a potential transaction with Merisel.

     On July 10, 2007, the Special Committee met to review an updated indication of interest from Bidder #2. Representatives of Baird explained that Bidder #2 had increased its indication of interest to $7.60 per share in cash, but still needed to conduct substantial due diligence and that the equity financing contemplated by its proposal was still not in place. Representatives of Baird also indicated that Bidder #2 had requested an exclusivity agreement. After discussion, the Special Committee concluded that given the substantial due diligence that Bidder #2 still needed to conduct and the lack of committed equity financing, as well as the fact that Bidder #1 was still engaged in the sale process, it could not enter into exclusive discussions with Bidder #2 at this point. The Special Committee instructed Baird to continue to work with both Bidder #1 and Bidder #2, as well as other interested parties, and to request that the parties complete their due diligence review and finalize their indications of interest.

     On August 8, 2007, the Special Committee met with representatives of each of Weil, Baird and R&N and the other members of the Board to consider a revised indication of interest from Bidder #1. Representatives of Baird summarized the terms of Bidder #1’s revised indication of interest, which reflected an offer price of $7.25 per share in cash. In particular, representatives of Baird described the proposed financing for Bidder #1’s indication of interest and explained that there still was a significant gap in Bidder #1’s financing. The Special Committee and the other participants discussed ways in which the financing could be completed and the gap in Bidder #1’s equity financing could be closed. Representatives of Baird explained that Bidder #1 had requested a 45-day exclusivity period to complete its due diligence and close the gap in its financing. After a discussion, which followed the joint meeting, the Special Committee concluded that it was uncomfortable with the proposed exclusivity period in light of the uncertainty in Bidder #1’s indication of interest. The Special Committee instructed Baird to seek a shorter – 10 to 15-day – exclusivity period with Bidder #1.

     During August and September 2007, Bidder #1 conducted extensive due diligence and, based on the June 29 agreement, Merisel covered the cost of a portion of this due diligence. During that same period, no other potential buyers were performing due diligence on Merisel. In addition, conditions in the lending environment and the debt capital markets deteriorated significantly.

     On August 15, 2007, the Special Committee met to consider a revised indication of interest from Bidder #1. Representatives of Baird explained that, following its due diligence, Bidder #1 had reduced its offer to $6.25 per share due to a decrease in the level of financing available to Bidder #1 to consummate the acquisition. Representatives of Baird informed the Special Committee that Bidder #1 still had not finalized its financing plans. The Special Committee and the other participants discussed the conditions in the acquisition financing market, generally, and the potential impact on the sale process, including the risk of further reductions in Bidder #1’s indication of interest. Representatives of Baird informed the Special Committee that, given the difficulty that Bidder #1 was encountering in securing financing and the difficult conditions in the market, it was unlikely the Bidder #1 would ultimately arrange financing to support an acquisition of Merisel. Representatives of Baird also updated the Special Committee regarding the status of Bidder #2’s indication of interest. Bidder #2 still had not started due diligence and continued to insist on an exclusivity arrangement. Following a discussion regarding the status of the sale process and other strategic alternatives reasonably available to Merisel, the Special Committee instructed Baird to continue to pursue discussions with Bidder #1 and Bidder #2 and to contact the other interested parties who had participated in the earlier phases of the sale process to ascertain their interest, if any, in a transaction with Merisel.

     On November 7, 2007 the Special Committee met to review the status of the sale process and the discussions held with potentially interested parties. Senior management also presented to the Board a revised forecast for the fourth quarter of 2007, which was lower than the projected results previously communicated to potentially interested parties. Representatives of Baird reported on the several discussions they had with potentially interested parties within the past two weeks. As a result of these discussions, three parties who had submitted initial indications of interest early in the sale process, including ACAS, indicated a continued interest in exploring a potential acquisition of Merisel.  Representatives of Baird discussed the status of other indications of interest; however, those indications were based on valuations that, following discussions with senior management of Merisel, the Special Committee could not support. The participants again discussed the current acquisition financing market and other strategic alternatives reasonably available to Merisel, particularly in light of the need of the Fund to liquidate its Merisel holdings. After discussion, the Special Committee determined that the sale process should continue and instructed Baird to continue working with all interested parties including earlier bidders who, while having offered a lower price per share, had greater capital resources and, thus, a potentially greater ability to complete the transaction despite the continuing disruptions in the U.S. financing markets. In particular, the Special Committee instructed Baird to work with ACAS, which in April, 2007, had valued Merisel at approximately $73 million enterprise value range, but had advised Baird that it was not interested in participating in a sale process or an auction. Based on Baird’s most recent conversation with ACAS, it appeared that ACAS might be interested in pursuing a transaction. Mr. Uzzi explained that Merisel had been engaged in the sale process for almost a year and that Merisel’s management was also investigating alternatives other than a sale, including meeting with lenders to discuss refinancing possibilities. Mr. Uzzi stressed that Merisel needed to continue to focus on business issues unrelated to the sale process.

     During November 2007, Merisel engaged in further discussions with ACAS concerning Merisel’s business, the scope of its due diligence and the potential purchase of Merisel.

     On November 27, 2007, the Special Committee met to consider revised indications of interest from ACAS and other potential buyers and to receive a report on the status of the sale process generally. Representatives of Baird first reported that Bidder  #2 which had submitted an earlier indication of interest now proposed to acquire Merisel for $4.10 per share in cash. In addition, representatives of each of Baird explained that ACAS, which confirmed its interest and had submitted on November 16, 2007, a proposed letter of intent valuing Merisel at $75 million enterprise value, had proposed an exclusivity period of 60 days in order to complete its due diligence and negotiate the terms and conditions of a transaction. The Special Committee discussed with representatives of Baird and Weil whether it would be strategically advantageous to enter into an exclusivity agreement with ACAS at this time. After deliberating, based upon the current market conditions and the status of the sale process, including the level of interest from potential buyers and ACAS’ preliminary valuation, the Special Committee resolved to enter into an exclusivity agreement with ACAS.  On November 30, 2007, Merisel entered into an exclusivity agreement with ACAS, that enabled ACAS to conduct due diligence and negotiate the terms and conditions of a transaction with Merisel on an exclusive basis through January 17, 2008.

     Between November 29 and January 18, 2008, ACAS conducted additional due diligence and representatives of ACAS and Merisel negotiated the terms of a potential transaction, including the terms and conditions of the merger agreement. At that time, ACAS indicated that its revised proposal was still preliminary and that several significant due diligence questions remained unresolved, including issues relating to certain potential liabilities, earn-out payments in connection with certain prior acquisitions and Merisel’s financial result for the full year 2007.

     On January 11, 2008, the Board held a joint meeting with the Special Committee and representatives of each of Weil, Baird and R&N to review the status of Merisel’s negotiations with ACAS. During this meeting, Weil summarized the status of negotiations with ACAS, including that ACAS was seeking a voting, support and redemption agreement from the Fund, and that ACAS had rejected inclusion of a requirement that a majority of the stockholders of Merisel not affiliated with the Fund adopt the merger. The Special Committee and Weil, following the joint meeting, discussed these terms, as well as other points that were being negotiated.

     Between January 18 and February 1, 2008, Merisel’s senior management and representatives of Baird responded to the due diligence questions that had been raised by ACAS in connection with its revised bid and provided ACAS with additional due diligence materials. During this time, Weil, on behalf of the Special Committee, and ACAS’ legal counsel continued to negotiate the terms and conditions of the transaction. On January 28, 208, ACAS received final 2007 results reflecting a $1.3 million revenue shortfall in the fourth quarter of 2007 as against Merisel’s forecast.

     On February 1, 2008, ACAS again revised its proposal to acquire all of the outstanding shares of Merisel common stock for $4.63 per share in cash based on the due diligence information provided to it by Merisel, including information regarding Merisel’s 2007 revenue and earnings, which were lower than what was included in the forecasts provided to ACAS in November, as well as revised forecasts for 2008. Between February 1 and February 5, senior management of Merisel and representatives of Baird had discussions with ACAS regarding the 2007 financial results and certain other due diligence items that had been raised by ACAS, including the potential liabilities associated with several prior acquisitions. Following these discussions, on February 5, ACAS submitted a revised proposal to acquire all of the outstanding shares of Merisel common stock for $5.55 per share in cash. ACAS still had significant questions regarding potential liabilities of Merisel, including liabilities with respect to certain acquisitions that had been completed by Merisel and related earn-out payments.

     Between February 5 and February 21, ACAS and senior management of Merisel together with representatives of Baird, R&N and Weil held discussions with ACAS’s outside counsel to address ACAS’s due diligence questions and to continue negotiating the terms of a proposed transaction.

     At its regularly scheduled Board meeting held on February 12, 2008, the Board met with representatives of each of Weil, Baird and R&N and discussed the status of the ongoing negotiations between Merisel and ACAS. Representatives of Baird and R&N and Merisel senior management updated the Board regarding on ACAS’s due diligence process.

     On February 21, 2008, following conversations as to the provision of additional information to ACAS in response to its due diligence questions and negotiation of the principal terms of the merger agreement, as well as the Special Committee’s position with respect to value, ACAS increased its purchase price to acquire all of the outstanding shares of Merisel common stock to $5.75 per share in cash. ACAS’ revised purchase price was subject to completion of confirmatory due diligence and negotiation of mutually acceptable definitive agreements.

     Between February 21 and March 28, 2008, representatives of Merisel and ACAS negotiated the terms of the definitive transaction agreements and ACAS completed its due diligence review. During that period, the Special Committee met regularly, both separately and with the Board, Merisel’s senior management and Merisel’s advisors, to review the status of the negotiations and provide their representatives with guidance with respect to the open issues.

     On March 7, 2008, the Special Committee and the other Board members met with representatives of each of Weil, Baird and R&N to discuss developments relating to potential contingencies of Merisel in connection with Merisel’s prior acquisitions that ACAS had indicated were preventing ACAS from entering into transaction agreements. The Special Committee discussed these contingencies and determined that such contingencies should not impact any potential acquisition and then directed Baird to inform ACAS that it should complete its due diligence and determine whether it wanted to proceed with the acquisition after finalizing its due diligence.

     On March 11, 2008 and March 20, 2008, the Board and its legal and financial advisors met again to consider issues with respect to potential contingencies of Merisel that continued to delay ACAS from entering into definitive transaction agreements. On both dates, the Board directed Merisel’s representatives to discuss the potential contingencies with ACAS and instructed Baird to communicate to ACAS that the remaining issues should not impact the proposed acquisition. The Board directed Weil to finalize the transaction agreements and Baird to communicate to ACAS that Merisel was ready to enter into definitive transaction agreements.

     On March 25, 2008, the Special Committee met, separately and together with the entire Board, Merisel senior management, and representatives of each of Weil, R&N and Baird, to discuss the status of the transaction agreements and the resolution of the open issues in such agreements. Weil updated the Board on the transaction agreements negotiations and the resolution of various open issues with respect to the transaction agreements. Thereafter, Weil reviewed the Board’s fiduciary duties under Delaware law.

     On March 28, 2008, the Special Committee met telephonically with Merisel senior management and representatives of Weil and Houlihan Lokey. Mr. Uzzi and the representatives of Weil first updated the Special Committee on the status of the negotiations with ACAS, as well as ACAS’s due diligence review. In particular, the Special Committee discussed the resolution of the open issues in the transaction agreements that had been reviewed with the Special Committee at its earlier meetings. A representative of Houlihan Lokey then reviewed with the Special Committee Houlihan Lokey’s financial analyses of the proposed transaction. Houlihan Lokey then rendered to the Special Committee its oral opinion, which subsequently was confirmed in writing by delivery of its written opinion dated the same date, as described below under “- Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Special Committee”, as to the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of Merisel common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. The representatives of Weil summarized for the Special Committee its legal obligations in considering the transaction proposed by ACAS, and the terms of the merger agreement (a copy of which had been sent to the Special Committee before the meeting together with a written summary of the merger agreement and the ancillary documents), including (i) the requirement that the Fund agree to vote in favor of adoption of the merger agreement with ACAS, which meant that the merger agreement, if put to a vote of Merisel’s stockholders, would be adopted and (ii) that Merisel’s sole remedy for any loss or damage suffered in connection with the merger agreement or the transactions contemplated thereby (including Parent’s or Sub’s failure to consummate the merger) is limited to the reverse termination fee described under the section entitled “The Merger Agreement – Effects of Terminating the Merger Agreement” beginning at page 71 of this proxy statement and that Merisel was not entitled to specifically enforce the merger agreement.

     Following discussion among the members of the Special Committee and Weil, including consideration of the factors described below under “- Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors,” the Special Committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were advisable and fair to, and in the best interests of, Merisel and its stockholders (other than the Fund and its affiliates), approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, resolved to recommend that the Board approve and declare advisable the merger agreement and the transactions contemplated thereby, and resolved to recommend to Merisel stockholders that they adopt the merger agreement.

     On March 28, 2008, the Board also met telephonically with Merisel senior management and representatives of each of Baird, Weil and R&N. The Board first received an update on the negotiations and the resolution of open issues in the transaction agreements. Merisel’s advisors reported that they believed that all open issues had been resolved in a manner that was consistent with the guidance provided by the Special Committee. Representatives of Weil then summarized for the Board the provisions of the merger agreement (a copy of which (together with a summary) had been provided to the Board prior to the meeting), including (i) the requirement that the Fund agree to vote in favor of the adoption of the merger agreement, which meant that the merger agreement, if put to a vote of Merisel’s stockholders, would be adopted, and (ii) that Merisel’s sole remedy for any loss or damage suffered in connection with the merger agreement or the transactions contemplated thereby (including Parent’s or Sub’s failure to consummate the merger) is limited to the reverse termination fee described under the section entitled “The Merger Agreement – Effects of Terminating the Merger Agreement” beginning at page 71 of this proxy statement and that Merisel was not entitled to specifically enforce the merger agreement. Following a discussion among the Board and its advisors regarding the provisions of the merger agreement and the ancillary documents, representatives of Baird reviewed with the Board Baird’s financial analyses of the proposed transaction. Baird then rendered to the Board its oral opinion, which was subsequently confirmed in writing by delivery of its written opinion dated the same date, as described below under “- Opinion of Robert W. Baird & Co. Incorporated to the Board”, as to the fairness, from a financial point of view, of the $5.75 per share in cash to be received by holders of Merisel common stock (other than Parent, the Fund and their respective affiliates) in the merger, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Baird in preparing its opinion. Representatives of Weil summarized for the Board its legal obligations in evaluating the proposed transaction, including the requirement that the Fund agree to vote in favor of adoption of the merger agreement, which meant that, if put to a vote, the merger agreement would be adopted by Merisel’s stockholders. Mr. Badie then described for the Board the deliberations of the Special Committee and that the Special Committee recommended that the Board declare advisable and approve the merger agreement and the transactions contemplated thereby, including the merger, and that the Board recommend that Merisel’s stockholders adopt the merger agreement.

     Following discussions among the members of the Board, Merisel’s senior management and financial advisor and the Board’s and the Special Committee’s legal advisors, including consideration of the factors described below under “- Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors”, the Board deliberated and unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of Merisel and its stockholders. The Board adopted the merger agreement, directed that the merger agreement be submitted to holders of Merisel common stock for their adoption and resolved to recommend that the holders of Merisel common stock adopt the merger agreement.

     Following the March 28, 2008 Special Committee and Board meetings, the parties and their representatives finalized the definitive documentation and entered into the merger agreement and the ancillary documents. Later that day, Merisel issued a press release announcing that it and affiliates of ACAS had entered into the merger agreement.

Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors

     Recommendation of the Special Committee

     The Special Committee, by unanimous vote at a meeting held on March 28, 2008:

  approved the terms of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and declared the same to be advisable and fair to and in the best interests of Merisel and its stockholders;

  declared that the merger agreement and the transactions contemplated thereby are fair, from a financial point of view, to the holders of Merisel common stock (other than with respect to Stonington Partners, Inc. and its affiliates, including the funds controlled by them);

  resolved to recommend that holders of Merisel common stock adopt the merger agreement; and

  recommended that the Board approve and adopt the merger agreement, and the transactions contemplated thereby, and recommend that the holders of Merisel common stock adopt the merger agreement.

     The Special Committee considered the following material factors in approving the merger agreement and making its determination and recommendation:

  the value of the cash consideration to be paid to Merisel’s stockholders upon consummation of the merger;

  the current and historical market prices of Merisel common stock and the fact that the price of $5.75 per share represented a 139.6% premium over the closing price of Merisel common stock on March 27, 2008, the last trading day prior to the date of the meeting, a 189.8% premium over the average closing price for the one-month period prior to such date and 92.1% premium over the average closing price for the six-month period prior to such date;

  the financial analyses reviewed by Houlihan Lokey with the Special Committee, and the oral opinion of Houlihan Lokey to the Special Committee on March 28, 2008 (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated the same date), as to the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of Merisel common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. A more detailed description of the opinion of Houlihan Lokey is set forth below under “– Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Special Committee”;

  the process leading to the announcement of the merger agreement, including the efforts made to consider all strategic alternatives reasonably available to Merisel and to obtain the maximum value for Merisel stockholders (as described in more detail above under

“– Background of the Merger”), and the Special Committee’s understanding, as a result of such process, of the level of interest of both potential strategic partners and private equity sponsors in a transaction with Merisel;

  that discussions had been held with multiple parties expressing interest in a transaction with Merisel at various stages of the sale process;

  the Special Committee’s understanding of Merisel’s business, historical and current financial performance, competitive and operating environment, operations, management strength and future prospects;

  the risk that another attractive acquisition transaction would not be available to us if we declined this transaction;

  the potential consequences of the affiliates of Stonington Partners, Inc. distributing the stock of Merisel held by them to their respective limited partners or members;

  the fact that the consideration to be paid to Merisel stockholders would be all cash, which provides liquidity and certainty to Merisel’s stockholders;

  the fact that Merisel’s representations and warranties will not survive the merger and that following the completion of the merger Merisel’s stockholders will no longer have an ownership interest in Merisel and will thus have no opportunity to participate in, or exposure to, the financial risks and rewards of Merisel’s business performance;

  the fact that the merger agreement is not subject to a financing condition, the Special Committee’s understanding of the reputation and experience of ACAS and its affiliates, the ability of the ACAS to fully fund the payment of the merger consideration and the related fees and expenses, and the Committee’s understanding of the proposed financing arrangements for the merger;

  the fact that the merger agreement restricts solicitation of other offers, but permits (i) the Special Committee or the Board to entertain unsolicited proposals from third parties, (ii) the Board to change or withdraw its recommendation in favor of the merger agreement and (iii) Merisel to terminate the merger agreement, in the event that a superior proposal (as described in the section entitled “Merger Agreement – Restrictions on Solicitation of Other Offers” beginning at page 64 of this proxy statement) is received from a third party and the Special Committee or the Board determines that such steps are necessary in order to comply with its fiduciary duties; and

  the contingencies to the completion of the proposed merger, including the condition with respect to the satisfaction of obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for past acquisitions by Merisel, and the condition requiring adoption of the merger agreement by the stockholders of Merisel;

  the provision in the merger agreement for Parent to pay a reverse termination fee and the limited guarantee under the Commitment Agreement by ACAS in favor of Merisel, with respect to such termination fee, and that Merisel would not be entitled to specifically enforce the merger agreement;

  the fact that receipt of the merger consideration will be taxable to U.S. stockholders of Merisel for U.S. federal income tax purposes;

  the potential risks and costs to Merisel if the merger does not close, including the diversion of management and employee attention and potential effects on the relationships with our suppliers, vendors and other business partners; and

  the fact that, pursuant to a Voting, Support and Redemption Agreement, Stonington would agree to vote all of the shares of common stock held by it in favor of the adoption of the merger agreement (and against any other acquisition proposal), and that the vote of the Merisel common stock held by Stonington is sufficient, by itself, to adopt the merger agreement.

     In addition, the Board was aware, and considered, the interests that certain of our directors and executive officers may have an interest in the merger that may be considered to be different from, or are in addition to, their interests as stockholders of Merisel, as described below under “– Interests of Our Directors and Executive Officers in the Merger.”

     The foregoing discussion is not intended to be exhaustive, but summarizes the material factors considered by the Special Committee in making its determination and recommendation to the Board. In view of the wide variety of factors considered by the Special Committee and the complexity of these matters, the Special Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, each of the members of the Special Committee may have assigned different weights to various factors. On balance, the Special Committee determined that the positive factors discussed above outweighed any negative factors.

     In light of the foregoing considerations, the Special Committee determined that the proposed merger at the proposed price of $5.75 per share was compelling and represented the maximum value reasonably available to Merisel’s stockholders in light of the limited options and inherent uncertainties in attempting to execute a successful “stay the course” strategy and the uncertainty that even if such a strategy were partially or wholly successful, Merisel’s unaffiliated stockholders would be able to realize commensurate gains in share value given the challenges posed by Merisel’s business and its stock trading profile.

     The Special Committee believes that the process it followed in making its determination and recommendation with respect to the merger agreement was fair and proper because, among other things:

  The Special Committee consists solely of directors each of whom meets independence requirements of the United States Securities and Exchange Commission and the National Association of Securities Dealers;

  The Special Committee retained and was advised by experienced and independent legal counsel;

  The Special Committee retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of Merisel common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger;

  The Special Committee, with the assistance of management and Merisel’s advisors, negotiated extensively with ACAS; and

  The Special Committee acted diligently in discharging its responsibilities, meeting on 27 separate occasions prior to execution of the merger agreement to consider matters related to its mandate.

     Recommendation of the Board of Directors

     At a meeting on March 28, 2008, the Board unanimously:

  approved the terms of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and declared the same to be advisable and fair to and in the best interests of Merisel and its stockholders;

  adopted the merger agreement, including the merger and the other transactions contemplated by the merger agreement;

  directed that the merger agreement be submitted to the holders of Merisel common stock for their adoption at a special meeting; and

  recommended that you vote “FOR” the proposal to adopt the merger agreement.

     In doing so, Merisel’s Board consulted with senior management and with Merisel’s financial advisor and outside legal counsel, reviewed a significant amount of information and considered the following material factors:

  the fact that the Special Committee, after considering the financial analyses and opinion of Houlihan Lokey, among other things, declared that the merger agreement and the transactions contemplated thereby are fair from a financial point of view to Merisel’s stockholders (other than with respect to Stonington) and recommended that the Board approve and adopt the merger agreement and the transactions contemplated thereby;

  the value of the cash consideration to be paid to Merisel’s stockholders upon consummation of the merger;

  the current and historical market prices of common stock and the fact that the price of $5.75 per share represented a 139.6% premium over the closing price of Merisel common stock on March 27, 2008, the last trading day prior to the date of the meeting, a 155.6% premium over the closing price 30 days prior to the date of the meeting and a 87.6% premium over the closing price 90 days prior to the date of the meeting;

  the Board’s understanding of Merisel’s business, historical and current financial performance, competitive and operating environment, operations, management strength and future prospects;

  the process leading to the announcement of the merger agreement, including the efforts made to obtain the maximum value for Merisel stockholders (as described in more detail above under “– Background of the Merger”), and the Board’s understanding, as a result of such process, of the level of interest of both potential strategic partners and private equity sponsors in a transaction with Merisel;

  that discussions had been held with multiple parties expressing interest in a transaction with Merisel at various stages of the sale process;

  the Board’s understanding of the competitive landscape;

  the risk that another attractive acquisition transaction would not be available to us if we declined this transaction;

  financial analyses, information and perspectives provided to our Board by management and Robert W. Baird & Co. Incorporated (which we refer to as “Baird”);

  the financial analyses reviewed by Baird with the Board, and the oral opinion of Baird to the Board on March 28, 2008 (which was confirmed in writing by delivery of Baird’s written opinion dated the same date), as to the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of Merisel common stock (other than Parent, Stonington and their respective affiliates) in the merger, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Baird in preparing its opinion. A more detailed description of the opinion of Baird is set forth below under “– Opinion of Robert W. Baird & Co. Incorporated to the Board”;

  the fact that the consideration to be paid to Merisel stockholders would be all cash, which provides liquidity and certainty to Merisel’s stockholders;

  the terms of the merger agreement, including the restrictions on the solicitation of other offers, the scope for the Board to terminate the merger agreement pursuant to a superior proposal under certain circumstances and the provisions for termination fees and reverse termination fees;

  the fact that Merisel’s representations and warranties will not survive the merger and that following the completion of the merger, Merisel’s stockholders will no longer have an ownership interest in Merisel and will thus have no opportunity to participate in, or exposure to, the financial risks and rewards of Merisel’s business performance;

  the contingencies to the completion of the proposed merger, including the condition with respect to the satisfaction of obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for past acquisitions by Merisel, and the condition requiring adoption of the merger agreement by the stockholders of Merisel;

  the fact that the merger agreement is not subject to a financing condition, the Board’s understanding of the reputation and experience of ACAS and its affiliates, the ability of the ACAS to fully fund the payment of the merger consideration and the related fees and expenses, and the Board’s understanding of the proposed financing arrangements for the merger;

  the limited guarantee under the Commitment Agreement by ACAS in favor of Merisel, with respect to the termination fee that may become payable by Parent under the merger agreement and the fact that Merisel would not be entitled to specifically enforce the merger agreement;

  the fact that receipt of the merger consideration will be taxable to U.S. stockholders of Merisel for U.S. federal income tax purposes;

  the potential risks and costs to us if the merger does not close, including the diversion of management and employee attention and potential effects on the relationships with our suppliers, vendors and other business partners; and

  the fact that, pursuant to a Voting, Support and Redemption Agreement, Stonington would agree to vote all of the shares of common stock held by it in favor of the adoption of the merger agreement (and against any other acquisition proposal), and that the vote of the Merisel common stock held by Stonington is sufficient, by itself, to adopt the merger agreement.

     In addition, the Board was aware of and considered the interests that certain of our directors and executive officers may have an interest in the merger that may be considered to be different from, or are in addition to, their interests as stockholders of Merisel, as described below under “– Interests of our Directors and Executive Officers in the Merger.”

     The foregoing discussion is not intended to be exhaustive, but summarizes the material factors considered by the Board. In view of the wide variety of factors considered by the Board, and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. On balance, the board determined that the positive factors discussed above outweighed the negative factors discussed above and that the merger agreement and the merger were advisable and fair to and in the best interests of Merisel and its stockholders. The Board unanimously adopted and declared advisable the merger agreement and the merger based upon the totality of the information presented to and considered by it.

     Merisel’s Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Special Committee

     On March 28, 2008, Houlihan Lokey rendered an oral opinion to the Special Committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 28, 2008), to the effect that, as of March 28, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the $5.75 in cash per share to be received by the holders of our common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger was fair from a financial point of view to such holders of our common stock.

     Houlihan Lokey’s opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of our common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger as of March 28, 2008 and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. We encourage our stockholders to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to the Special Committee, the Board or any stockholder as to how to act or vote with respect to the merger or related matters.

     In arriving at its opinion, among other things, Houlihan Lokey:

     1. reviewed the March 27, 2008 draft of the merger agreement;

     2. reviewed certain publicly available business and financial information relating to Merisel that Houlihan Lokey deemed to be relevant;

     3. reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Merisel made available to Houlihan Lokey by Merisel, including financial projections prepared by our management relating to Merisel;

     4. spoke with certain members of our management and certain of Merisel’s representatives and advisers regarding the business, operations, financial condition and prospects of Merisel, the merger and related matters;

     5. compared the financial and operating performance of Merisel with that of other public companies that Houlihan Lokey deemed to be relevant;

     6. considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

     7. reviewed the current and historical market prices and trading volume for Merisel’s publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

     8. reviewed a certificate addressed to Houlihan Lokey from senior management of Merisel which contains, among other things, representations regarding the accuracy of the information, data and other materials

(financial or otherwise) provided to Houlihan Lokey by or on behalf of Merisel and the absence of changes thereto; and

     9. conducted other financial studies, analyses and inquiries and considered other information and factors as Houlihan Lokey deemed appropriate.

     Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, our management advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections it reviewed were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management as to the future financial results and condition of Merisel, and Houlihan Lokey expressed no opinion with respect to the projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Merisel since the date of the most recent financial statements provided to Houlihan Lokey, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

     Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the March 27, 2008 draft of the merger agreement and all other related documents and instruments that are referred to in the March 27, 2008 draft of the merger agreement were true and correct, (b) each party to the March 27, 2008 draft of the merger agreement and those related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by that party, (c) all conditions to the consummation of the merger would be satisfied without any waiver thereof and (d) the merger would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of Merisel, or otherwise would have an adverse effect on Merisel or any expected benefits of the merger. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from the drafts of such documents.

     Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Merisel or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Merisel is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Merisel is or may be a party or is or may be subject. With respect to certain outstanding litigation, earn-out and other contingent liabilities of Merisel, Houlihan Lokey, at our instruction, relied, without independent verification, solely upon the estimated value of the respective liabilities as provided to Houlihan Lokey by our management.

     Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, the assets, businesses or operations of Merisel, or any alternatives to the merger, (b) negotiate the terms of the merger or (c) advise the Special Committee, the Board or any other party with respect to alternatives to the merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

     Houlihan Lokey’s opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the merger and was not intended to, and did not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, by any other person or for any other purpose, without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Its opinion was not intended to be, and did not constitute, a recommendation to the Special Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the merger.

     Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of the Special Committee, Merisel, our security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise (other than the merger consideration to the extent expressly specified in Houlihan Lokey’s opinion), (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Merisel, or to any other party, except as set forth in Houlihan Lokey’s opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for Merisel or any other party or the effect of any other transaction in which Merisel or any other party might engage, (v) the fairness of any portion or aspect of the merger to any one class or group of Merisel’s or any other party’s security holders vis-à-vis any other class or group of Merisel’s or that party’s security holders (including without limitation the allocation of any consideration amongst or within those classes or groups of security holders), (vi) whether or not Merisel, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of Merisel, Parent or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of those persons or any other party, relative to the merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended by Houlihan Lokey’s opinion in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that those kinds of opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with Merisel’s consent, on the assessment by the Special Committee, Merisel and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to Merisel and the merger.

     In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

     In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Merisel, such as the impact of competition on the business of Merisel and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Merisel or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Merisel or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Merisel’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Merisel. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

     Houlihan Lokey’s opinion was provided to the Special Committee in connection with its consideration of the proposed merger and was only one of many factors considered by the Special Committee in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the Special Committee or management with respect to the merger or the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Merisel, on one side, and Parent and ACAS, on the other side, and the decision to enter into the merger was solely that of the Special Committee and the Board of Directors.

     The following is a summary of the material analyses reviewed by Houlihan Lokey with the Special Committee in connection with Houlihan Lokey’s opinion rendered on March 28, 2008. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

     For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

  Enterprise Value – generally calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), plus the estimated present value of net operating loss carry-forward (in the case of Merisel), as of a specified date.

  EBITDA – generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period, as adjusted for certain non-recurring items.

     Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected commercial printing and digital imaging related companies listed below as of March 27, 2008, and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the announced transaction equity price in the selected transactions and other public information available at the time of the announcement. Accordingly, this information may not reflect current or future market conditions. Estimates of EBITDA for Merisel for the fiscal year ending December 31, 2008 were based on estimates provided by our management. Estimates of EBITDA for the commercial printing and digital imaging related companies listed below, for the next fiscal year after the most recently completed twelve-month period for which their financial information has been publicly available as of March 27, 2008 (which we refer to as “NFY”), were based on certain publicly available research analyst estimates for those commercial printing and digital imaging related companies.

     Selected Companies Analysis. Houlihan Lokey calculated multiples of enterprise value based on certain financial data for Merisel and the following selected commercial printing and digital imaging related companies:

  Harte-Hanks, Inc.
  Schawk, Inc.
  Consolidated Graphics, Inc.
  Transcontinental, Inc.
  Cenveo, Inc.
  Bowne & Co., Inc.
  R.R. Donnelley & Sons Company

     The calculated multiples included:

  Enterprise value as a multiple of estimated EBITDA for the most recently completed twelvemonth period for which financial information has been publicly available as of March 27, 2008, which we refer to as LTM; and

  Enterprise value as a multiple of estimated NFY EBITDA.

     This analysis indicated the following:

	Merisel	Other Selected Companies
Multiple Description		Low	High	Median	Mean
Enterprise Value as a multiple of:
LTM EBITDA	3.7x	5.0x	8.0x	5.8x	6.3x
NFY EBITDA	4.0x	5.1x	6.6x	6.1x	5.9x

     Houlihan Lokey applied the following selected multiple range derived from the selected companies to Merisel’s EBITDA for the LTM period ended January 31, 2008 and NFY:

Multiple Description	Selected Multiple Range
Enterprise Value as a multiple of:	Low	High
LTM EBITDA	3.5x	5.0x
NFY EBITDA	3.5x	5.0x

     This analysis indicated the following implied per share reference range for Merisel, as compared to the proposed per share merger consideration:

Implied Per Share		Implied Per Share
Equity Reference Range for		Equity Reference Range for		Per Share
Merisel (LTM)		Merisel (NFY)		Merger Consideration
Low	High	Low	High
$2.56	$4.55	$2.19	$4.05	$5.75

     Selected Transactions Analysis. Houlihan Lokey calculated multiples of enterprise value for the following selected publicly-announced transactions in which commercial printing and digital imaging related companies were involved based on the announced transaction equity price and on other public information available at the time of the announcement of the relevant transaction:

Acquiror	Target
Schawk, Inc.	Protopak Innovations, Inc.
Transcontinental Inc.	PLM Group Ltd.
Quebecor Media Inc.	Osprey Media Income Fund
EdgeStone Capital Partners Inc.	Custom Direct Income Fund
Wyser-Pratte Management Co., Inc.	CeWe Color Holding AG
Cenveo, Inc.	Cadmus Communications Corporation
Komunik Corporation Inc.	Datamark Systems Group Inc.
R.R. Donnelley & Sons Company	Von Hoffman Holdings Inc.
R.R. Donnelley & Sons Company	Banta Corporation
Merisel, Inc.	Fuel Digital, Inc.
Polaris II, L.P., Polaris Management A/S	Color Print A/S
Merisel, Inc.	Advertising Props, Inc.
Merisel, Inc.	Dennis Curtin Studios, Inc.
Groupe CPI SA	Fulmar plc
Dagsbrun Hf	Wyndeham Press Group plc
Vista Group Holdings LLC	Outlook Group Corp.
R.R. Donnelley & Sons Company	Baring Private Equity Partners Ltd.’s
Poligrafia SA portfolio company
Merisel, Inc.	Crush Creative, Inc.
Merisel, Inc.	Comp24, LLC
Merisel, Inc.	Color Edge Visual, Inc.

     Houlihan Lokey calculated enterprise value as a multiple of EBITDA for the LTM period prior to the announcement of a relevant transaction. The selected transactions analysis indicated the following:

Multiple Description	Low	High	Median	Mean
Enterprise Value as a multiple of:
LTM EBITDA	3.8x	15.6x	5.9x	7.1x

     Houlihan Lokey applied the following selected multiple ranges derived from the selected transactions to Merisel’s EBITDA for the LTM period ended January 31, 2008:

Multiple Description	Selected Multiple Range
Enterprise Value as a multiple of:	Low	High
LTM EBITDA	4.0x	6.0x

     The selected transactions analysis indicated the following implied per share reference range for Merisel, as compared to the proposed per share merger consideration:

Implied Per Share
Equity Reference Range for		Per Share
Merisel (LTM)		Merger Consideration
Low	High
$3.18	$5.92	$5.75

     Discounted Cash Flow Analysis. Houlihan Lokey also calculated the net present value of Merisel’s unlevered, after-tax cash flows based on estimates for fiscal years 2008 through 2013 provided by our management. In performing this analysis, Houlihan Lokey used discount rates ranging from 15.5% to 16.5% taking into account Merisel’s estimated weighted average cost of capital and calculated an implied terminal value by applying a range of assumed perpetuity annual growth rates of unlevered, after-tax cash flows for fiscal years after 2013 of 2.5% to 3.5%. The discounted cash flow analysis indicated the following implied per share reference range for Merisel, as compared to the proposed per share merger consideration:

Implied Per Share
Equity Reference Range for		Per Share
Merisel		Merger Consideration
Low	High
$5.30	$6.29	$5.75

     Other Considerations.

     Historical Stock Trading Analysis. Houlihan Lokey noted that, during the 52-week period ending March 27, 2008, our common stock had traded at prices ranging from $1.81 to $6.47, as compared to the proposed merger consideration of $5.75 per share of our common stock.

     Premium Analysis. Houlihan Lokey noted that the proposed merger consideration generally represented a premium to the historical trading prices of our common stock as follows:

Implied Premium of the Proposed
Trading Period	Merger Consideration over Average
Prior to March 28, 2008	Closing Stock Price
1 day	139.6%
5 days	177.0%
10 days	192.2%
1 month	189.8%
6 months	92.1%
52-week high	-11.1%
52-week low	217.7%

     Other Matters. Houlihan Lokey was engaged to provide an opinion to the Special Committee regarding the fairness, from a financial point of view, of the $5.75 in cash per share to be received by the holders of our common stock (other than Stonington Partners, Inc. and its affiliates, including funds controlled by them) in the merger. Houlihan Lokey was engaged based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. Pursuant to the engagement letter, Merisel paid Houlihan Lokey a customary fee for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter, a portion of which was paid as monthly retainer fees to Houlihan Lokey since July 31, 2007 and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion, regardless of the conclusion reached therein. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the merger. Merisel also has agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

     In the ordinary course of business, certain affiliates of Houlihan Lokey, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Merisel or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger.

     Houlihan Lokey and its affiliates have in the past provided and are currently providing investment banking, financial advisory and other financial services to ACAS and its affiliates (including its portfolio companies), for which Houlihan Lokey and its relevant affiliates have received, and may receive, compensation, including, among other things, (a) having provided and currently providing valuation advice for financial reporting and other purposes on a periodic basis, and in connection with various transactions entered into by ACAS, and (b) having acted as financial advisor to ACAS in connection with the sale of a portfolio company, Auxi Health, Inc., which closed in June 2007. Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to ACAS, Stonington Partners, Inc., Merisel and other participants in the merger and their respective affiliates in the future, for which Houlihan Lokey and its relevant affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and some employees of Houlihan Lokey or its affiliates may have committed to invest in private equity or other investment funds managed or advised by Stonington Partners, Inc. or ACAS or one or more of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Stonington Partners, Inc. or ACAS or one or more of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and some of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including without limitation formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, Stonington Partners, Inc., ACAS and other participants in the merger or one or more of their respective affiliates, for which advice and services Houlihan Lokey and its relevant affiliates have received and may receive compensation. In addition, Houlihan Lokey will receive a fee for rendering its fairness opinion in the merger, which is not contingent upon the successful completion of the merger.

Opinion of Robert W. Baird & Co. Incorporated to the Board

     On March 28, 2008, Baird rendered its oral opinion (which was subsequently confirmed in writing) to the Board to the effect that, subject to the contents of such opinion, including the various assumptions and limitations set forth therein, Baird was of the opinion that, as of such date, the consideration to be received by the holders of Merisel’s common stock (other than Parent, Stonington and their respective affiliates) was fair, from a financial point of view, to the holders of Merisel’s common stock (other than Parent, Stonington and their respective affiliates).

     As a matter of policy, Baird’s opinion was approved by a fairness committee, a majority of the members of which were not involved in providing financial advisory services on our behalf to Merisel in connection with the merger.

     The full text of Baird’s written opinion, dated March 28, 2008, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Baird in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Baird’s opinion is directed only to the fairness, as of the date of the opinion and from a financial point of view, to the holders of Merisel’s common stock (other than Parent, Stonington and their respective affiliates) of the consideration and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger. Baird expresses no opinion about the fairness of the amount or nature of the compensation to any of Merisel’s officers, directors or employees, or class of such persons, relative to the Consideration to be received by Merisel’s stockholders. The summary of Baird’s opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex C to this proxy statement. Merisel stockholders are urged to read the opinion carefully in its entirety.

     In conducting its investigation and analyses and in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors, investment banking procedures and considerations as it deemed relevant under the circumstances. In that connection, Baird, among other things: (i) reviewed certain internal information, primarily financial in nature, including financial forecasts provided by Merisel’s management (which we refer to as the “Forecasts”), concerning the business and operations of Merisel furnished to Baird for purposes of its analysis, on which Baird relied without independent verification; (ii) reviewed publicly available information including, but not limited, to Merisel’s recent filings with the Securities and Exchange Commission; (iii) reviewed drafts of the following documents sent to Baird on March 27, 2008: (a) the merger agreement, (b) the Voting, Support and Redemption Agreement by and among Merisel, Parent and Stonington and (c) the Commitment Agreement by ACAS in favor of Parent, in each case, in the form presented to Merisel’s Board; (iv) compared the financial position and operating results of Merisel with those of other publicly traded companies Baird deemed relevant and considered the market trading multiples of such companies; (v) compared the historical market prices and trading activity of Merisel’s common stock with those of other publicly traded companies Baird deemed relevant; (vi) compared the proposed financial terms of the merger with the financial terms of other business combinations Baird deemed relevant; (vii) considered the present values of the forecasted cash flows of Merisel; (viii) analyzed the settlement value of Merisel’s contingent earnout liabilities from Merisel’s prior acquisitions; and (ix) analyzed net operating loss carryforwards to be assumed by the Parent. Baird held discussions with members of Merisel’s senior management concerning Merisel’s historical and current financial condition and operating results, as well as the future prospects of Merisel. Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant for the preparation of its opinion.

     In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to it by or on behalf of Merisel. Baird did not independently verified any information supplied to it by Merisel or Parent regarding the parties to the merger that formed a substantial basis for its opinion. Baird was not engaged to independently verify, and did not assume any responsibility to verify, any such information, and Baird assumed that Merisel was not aware of any information prepared by Merisel or its advisors that might be material to Baird’s opinion that had not been provided to Baird. Baird assumed that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of Merisel are as set forth in Merisel’s financial statements; (ii) the financial statements of Merisel provided to Baird present fairly the results of operations, cash flows and financial condition of Merisel for the periods indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Merisel’s senior management as to the future performance of Merisel, and Baird relied upon such Forecasts in the preparation of its opinion; (iv) the merger would be consummated in accordance with the terms and conditions of the draft merger agreement without any amendment thereto and without waiver by any party of any of the conditions to their respective obligations thereunder; (v) in all respects material to its analysis, the representations and warranties contained in the draft merger agreement were true and correct and that each party would perform all of the covenants and agreements required to be performed by it under such agreement; and (vi) all material corporate, governmental, regulatory or other consents and approvals required to consummate the merger had been or would be obtained. Baird relied as to all legal matters regarding the merger on the advice of counsel of Merisel. In conducting its review, Baird did not undertake or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Merisel nor did Baird made a physical inspection of the properties or facilities of Merisel. In each case, Baird made the assumptions above with our consent.

     Baird’s opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date of its opinion, and Baird’s opinion did not predict or take into account any changes which may have occurred, or information which may have become available, after the date of its opinion.

     Baird’s opinion did not address the relative merits of: (i) the merger, the draft merger agreement or any other agreements or other matters provided for or contemplated by the draft merger agreement; (ii) any other transactions that may have been or might be available as an alternative to the merger; or (iii) the merger compared to any other potential alternative transactions or business strategies considered by the Board and, accordingly, Baird relied upon its discussions with the senior management of Merisel with respect to the availability and consequences of any alternatives to the merger. Baird has not been requested to analyze, has not analyzed and expresses no opinion about the fairness of the amount and nature of the compensation to any of Merisel’s officers, directors or employees, or class of such persons, relative to the merger consideration to be received by stockholders of Merisel. Baird’s opinion did not constitute a recommendation to any stockholder of Merisel as to how any such stockholder should vote with respect to the merger.

     The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion, which is qualified in its entirety by reference to the full text of such opinion attached as Annex C to this proxy statement and to the other disclosures contained in this section. The following summary, however, does not purport to be a complete description of the financial analyses performed by Baird. The order of analyses described does not represent relative importance or weight given to the analyses performed by Baird. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary and alone are not a complete description of Baird’s financial analyses. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before March 27, 2008 and is not necessarily indicative of current market conditions.

     Implied Valuation, Transaction Multiples and Transaction Premiums. Based on the cash consideration of $5.75 net per share of Merisel common stock (which we refer to as the “Per Share Equity Purchase Price”), Baird calculated the implied “equity purchase price” (defined as the Per Share Equity Purchase Price multiplied by the total number of diluted common shares outstanding of Merisel, including gross shares issuable upon the exercise of stock options and warrants, less assumed option and warrant proceeds) to be approximately $47.3 million. In addition, Baird calculated the implied “total enterprise value” (defined as the equity purchase price plus Merisel’s total debt, convertible preferred stock, earnout obligations and litigation settlements, less cash and cash equivalents) to be approximately $72.8 million. Baird then calculated the multiples of the total enterprise value to Merisel’s latest twelve months (“LTM”) ended January 2008, projected 2008 and projected 2009 a) revenues; b) earnings before interest, taxes, depreciation and amortization (which we refer to as EBITDA); c) earnings before interest and taxes (which we refer to as EBIT); and d) net income, all as provided by the senior management of Merisel. These transaction multiples are summarized in the table below.

Implied Merger Transaction Multiples
	LTM	2008P	2009P
Revenue	0.8x	0.8x	0.7x
EBITDA	6.8x	7.3x	6.1x
EBIT	11.0x	13.3x	10.0x
Net Income	35.4x	72.1x	31.4x

          Baird also calculated the premiums that the Per Share Equity Purchase Price represented over the closing market price of Merisel’s common stock for various time periods ranging from one-day to one-year prior to March 27, 2008. These premiums are summarized in the table below.

Implied Merger
Transaction Premium
As of March 27, 2008
1 Day Prior	139.6%
7 Days Prior	202.6%
30 Days Prior	155.6%
60 Days Prior	92.3%
90 Days Prior	87.6%
180 Days Prior	47.4%
1 Year Prior	53.3%

Selected Publicly Traded Company Analysis. Baird reviewed certain publicly available financial information and stock market information for certain publicly traded companies that Baird deemed relevant. The group of selected publicly traded companies reviewed is listed below.

Cenveo, Inc. Consolidated Graphics, Inc. RR Donnelley & Sons Co.	Schawk, Inc. Transcontinental Inc. Valassis Communications, Inc.

     Baird chose these companies based on a review of publicly traded companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Merisel operates. Baird noted that none of the companies reviewed is identical to Merisel and that, accordingly, the analysis of such companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies.

     For each company, Baird calculated the “implied equity value” (defined as the market price per share of each company’s common stock multiplied by the total number of diluted common shares outstanding of such company, including net shares issuable upon the exercise of stock options and warrants). In addition, Baird calculated the “implied enterprise value” (defined as the implied equity value plus each company’s total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each company’s implied enterprise value to the LTM ended January 2008, projected 2008 and projected 2009 EBITDA, EBIT and Net Income. Baird then compared the transaction multiples implied in the merger with the corresponding trading multiples for the selected companies. Stock market and historical financial information for the selected companies was based on publicly available information as of March 27, 2008, and projected financial information was based on publicly available research reports as of such date. A summary of the implied multiples is provided in the table below.

Implied
	Transaction	Selected Company Multiples
	Multiples	Low	Average	Median	High
EBITDA
2009P	6.1x	5.2x	5.8x	5.9x	6.4x
2008E	7.3x	5.5x	6.1x	6.1x	7.1x
LTM	6.8x	5.6x	6.9x	6.7x	8.7x
EBIT
2009P	10.0x	7.9x	8.6x	8.6x	9.8x
2008E	13.3x	8.0x	8.7x	8.9x	9.2x
LTM	11.0x	8.8x	10.1x	9.8x	12.7x
NET INCOME
2009P	31.4x	6.7x	8.7x	8.7x	10.3x
2008E	72.1x	7.9x	10.2x	10.1x	12.2x
LTM	35.4x	10.9x	17.2x	14.7x	32.3x

     In addition, Baird calculated the implied per share equity values of Merisel’s common stock based on the trading multiples of the selected public companies and compared such values to the Per Share Equity Purchase Price of $5.75 per share. The implied per share equity values, based on the multiples that Baird deemed relevant, are summarized in the table below.

	Implied Equity Value / Share
	Low	Average	Median	High
EBITDA
2009P	$4.42	$5.40	$5.56	$6.24
2008E	$3.59	$4.42	$4.37	$5.62
LTM	$4.34	$6.00	$5.74	$8.39
EBIT
2009P	$3.98	$4.62	$4.57	$5.64
2008E	$2.26	$2.76	$2.87	$3.09
LTM	$4.06	$5.16	$4.88	$7.24

     Selected Acquisition Analysis. Baird reviewed certain publicly available financial information concerning completed or pending acquisition transactions that Baird deemed relevant. The group of selected acquisition transactions is listed below.

Target	Parent
  PLM Group Ltd.
  ADVO
  Banta Corp.
  IGI Earth Color, Inc.
  Seven Worldwide (AGT)
  Arcade Marketing
  Moore Wallace
  Applied Graphics Technologies
  Wallace Computer Services
  Vestcom International
  Big Flower Press Holdings, Inc.
  World Color Press, Inc.

  Transcontinental Inc.
  Valassis Communications, Inc.
  RR Donnelley & Sons Co.
  Allied Capital Corporation
  Schawk, Inc.
  Kohlberg Kravis Roberts
  RR Donnelley & Sons Co.
  Kohlberg & Co.
  Moore Corp.
  Cornerstone Equity Investors
  Thomas H. Lee Company
  Quebecor Printing Inc.

     Baird chose these acquisition transactions based on a review of completed and pending acquisition transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Merisel operates. Baird noted that none of the acquisition transactions or subject target companies reviewed is identical to the merger or Merisel, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

     For each transaction, Baird calculated the implied per share “equity value” (defined as the purchase price per share of each target company’s common stock multiplied by the total number of diluted common shares outstanding of such company, including gross shares issuable upon the exercise of stock options and warrants, less assumed option and warrant proceeds, or alternatively defined as the value attributable to the equity of a target company). In addition, Baird calculated the implied “enterprise value” (defined as the equity value plus each target company’s total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each target company’s implied enterprise value to LTM revenues, EBITDA, EBIT and net income. Stock market and historical financial information for the selected transaction was based on publicly available information as of the announcement date of each respective transaction. A summary of the implied multiples is provided in the tables below.

Implied
	Transaction	Selected Acquisition Multiples
	Multiples	Low	Average	Median	High
Revenues (LTM)	0.8x	0.3x	0.9x	0.9x	1.9x
EBITDA (LTM)	6.8x	2.9x	6.9x	7.1x	13.1x
EBIT (LTM)	11.0x	5.0x	12.6x	12.0x	26.1x
Net Income (LTM)	35.4x	2.4x	20.9x	20.4x	44.7x

     In addition, Baird calculated the implied per share equity values of Merisel’s common stock based on the acquisition transaction multiples of the selected acquisition transactions and compared such values to the Per Share Equity Purchase Price of $5.75 per share. The implied per share equity values, based on the multiples that Baird deemed relevant, are summarized in the table below.

	Implied Equity Value / Share
	Low	Average	Median	High
EBITDA (LTM)	$0.74	$6.02	$6.26	$14.14
EBIT (LTM)	$0.91	$7.13	$6.68	$17.89

     Discounted Cash Flow Analysis. Baird performed a discounted cash flow analysis utilizing Merisel’s projected unlevered free cash flows (defined as net income excluding after-tax net interest, plus depreciation and amortization, less capital expenditures and increases in net working capital, plus/minus changes in other operating and investing cash flows) from March 31, 2008 to 2012, as provided by Merisel’s senior management. In such analysis, Baird calculated the present values of the unlevered free cash flows from March 31, 2008 to 2012 by discounting such amounts at rates ranging from 17.0% to 21.0%. Baird calculated the present values of the free cash flows beyond 2012 by assuming terminal values ranging from 5.0x to 7.0x year 2012 EBITDA and discounting the resulting terminal values at rates ranging from 17.0% to 21.0%. The summation of the present values of the unlevered free cash flows and the present values of the terminal values produced equity values ranging from $3.13 to $5.93 per share as compared to the Per Share Equity Purchase Price of $5.75 per share.

     The foregoing summary does not purport to be a complete description of the analyses performed by Baird or its presentations to Merisel’s Board. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole and that selecting portions of such analyses and factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes and judgments underlying the analyses performed and conclusions reached by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird’s analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy. No company or transaction used in Baird’s analyses for comparative purposes is identical to Merisel or the proposed merger.

     As part of its investment banking business, Baird is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to an engagement letter dated November 8, 2006, Baird will receive a transaction fee of approximately $1.0 million for its services, $350,000 of which is contingent upon the consummation of the merger, $250,000 of which has been paid, and $400,000 of which became payable upon delivery of its opinion, regardless of the conclusions reached in such opinion. In addition, Merisel has agreed to indemnify Baird against certain liabilities that may arise out of its engagement, including liabilities under the federal securities laws. Baird will not receive any other significant payment of compensation contingent upon the successful completion of the merger. In the past, Baird has provided financial advisory and capital raising services to ACAS, Stonington Partners, Inc. and several of their respective portfolio companies, and may in the future provide financial advisory services to ACAS, Stonington Partners, Inc., or to any of their respective portfolio companies.

     Baird is a full service securities firm. As such, in the ordinary course of its business, Baird may from time to time trade the securities of Merisel or ACAS for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

Financial Projections

     In connection with potential bidders’ review of Merisel described above under “Background of the Merger,” Merisel provided Baird, Houlihan Lokey and other interested parties with various non-public financial projections for the years 2008 through 2013. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such projections were made available to Baird, Houlihan Lokey and other interested parties as part of the Merisel’s strategic alternatives review process. The projections were not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Merisel’s independent registered public accounting firm has not examined, compiled or performed any procedures with respect to the projections and accordingly does not provide any form of assurance with respect to the projections. The financial projections provided to Baird, Houlihan Lokey and other interested parties included the following estimates of Merisel’s future financial performance (in thousands):

Year	2008	2009	2010	2011	2012	2013
Revenue ($)	93,806.40	95,725.00	100,511.20	105,536.80	110,813.60	116,354.30
EBITDA ($)	10,925.80	12,200.90	13,679.40	15,259.90	16,948.50	18,751.30
Net Income ($)	1,186.40	4,767.50	4,939.30	5,763.90	6,647.90	7,594.80

     The projections provided to Baird, Houlihan Lokey and other interested parties are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments. The projections were based on a number of assumptions that may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of Merisel. The risk that these uncertainties and contingencies will cause the assumptions to fail to prove accurate (including based on Merisel’s actual 2008 performance) is further increased due to the length of time in the future over which these assumptions were made. The assumptions in early periods have a compounding affect on the projections shown for the later periods. Thus, any failure of an assumption to prove accurate in an early period (including based on Merisel’s actual 2008 performance) would have a greater affect of the projected results failing to prove accurate in the later periods. The assumptions made by Merisel in preparing the projections included, but were not limited to, annual revenue growth of 5.0%, a consistent contribution margin of 60.4%, an annual fixed cost growth rate of 3% and a tax rate of 42.8%.

Financing

     As part of the merger agreement, Parent and Sub represented and warranted to Merisel that Parent and Sub have all of the funds necessary to consummate the merger on the terms and conditions in the merger agreement. Under the Commitment Agreement, dated as of March 28, 2008, by ACAS in favor of Merisel, ACAS has irrevocably and unconditionally guaranteed to us payment by Parent of the reverse termination fee that may become payable under the merger agreement. Payment of the reverse termination fee is Merisel’s sole remedy in connection with the merger agreement or the transactions contemplated thereby. A more detailed description of these matters is set forth under the sections entitled “The Merger Agreement – Effects of Terminating the Merger Agreement” and “The Merger Agreement – Limited Remedies; Maximum Recovery” beginning on pages 71 and 72 respectively of this document.

Treatment of Common Stock, Stock Options and Restricted Stock

     Common Stock

     The merger agreement provides that, at the effective time of the merger, each share of common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by us in treasury, shares held by Parent or Sub, and shares of stockholders who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $5.75 in cash, without interest and less any applicable withholding taxes.

     Stock Options

     The merger agreement provides that each option to acquire common stock, which is outstanding at the effective time of the merger, whether vested or unvested, at the effective time of the merger, will be cancelled in exchange for the right to receive a cash payment (without interest and less any applicable tax withholdings) equal to the product of:

  the number of shares of common stock subject to such option; and

  an amount that is equal to the excess, if any, of $5.75 over the exercise price per share of such option.

     Restricted Shares

     Each share of restricted common stock granted pursuant to an award under Merisel’s 1997 Stock Award and Incentive Plan that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive $5.75 in cash without interest, less any applicable withholding taxes, subject to applicable escrow requirements and forfeiture conditions. Under the terms of the restricted stock agreements entered into in connection with restricted shares granted to executive officers, the merger consideration payable under the merger agreement with respect to such restricted shares is subject to being held in escrow for a period of 180 days after the change of control of Merisel. In the event that such grantee’s employment is terminated for cause (as defined in the applicable restricted stock agreement) or such grantee resigns for any reason during such period, the amount held in such escrow is subject to forfeiture.

Interests of Our Directors and Executive Officers in the Merger

     In considering the recommendation of our Board that you adopt the merger, you should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or are in addition to, your interests as a stockholder. The Board and the Special Committee were aware of these interests and considered them, among other matters, in reaching the decision to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that you vote in favor of adopting the merger agreement.

     Arrangements with our Executive Officers Relating to a Change of Control and/or Termination of Employment

     We have individual employment agreements with Donald R. Uzzi, Merisel’s Chief Executive Officer and Chairman of the Board, Jon H. Peterson, Merisel’s Chief Financial Officer, Guy Claudy, Merisel’s Executive Vice President, Operations, Kenneth Wasserman, Merisel’s Executive Vice President, Prototypes, and John Sheehan, Merisel’s Executive Vice President of Sales and Marketing, Imaging.

     Under the terms of Mr. Uzzi’s employment agreement, if Mr. Uzzi’s employment is terminated by Merisel without “cause,” or by Mr. Uzzi’s resignation for “good reason,” during the one-year period following a change of control of Merisel, Mr. Uzzi will be entitled to a lump-sum payment equal to his base salary for 24 months. In addition, Mr. Uzzi will be entitled to receive his annual bonus for the year in which the termination occurs, pro-rated through the date of termination, provided the applicable criteria are satisfied through the date of termination.

     For the purposes of Mr. Uzzi’s employment agreement, “cause” is defined to mean: (i) an act or omission that constitutes a material breach of any of his obligations under the employment agreement, (ii) the willful and continued failure or refusal to satisfactorily perform the duties reasonably required of him, (iii) his conviction for any felony or other crime involving dishonesty or moral turpitude or which could reflect negatively on Merisel, (iv) his engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence that is injurious to Merisel, (v) his material breach of a written policy of Merisel or the rules of a regulatory body, (vi) his refusal to follow Board directions or (vii) any other willful misconduct which is materially injurious to the financial condition or reputation of Merisel. “Good reason” is defined to mean: (i) a decrease in Mr. Uzzi’s base salary or a failure by

Merisel to pay material compensation due to him, (ii) a diminution of responsibilities or titles, (iii) more than 50 miles’ relocation or (iv) a material breach by Merisel of any term of his employment agreement. The benefits described above are conditioned on Mr. Uzzi executing and delivering a general release of claims.

     Under the terms of Mr. Peterson’s employment agreement, if Mr. Peterson’s employment is terminated by Merisel otherwise than for cause after a change in control, he will be entitled to a severance payment equal to his base salary for six months. Mr. Claudy is entitled to a severance payment equal to one year’s base salary if his employment is terminated without cause (as defined in his employment agreement), regardless of whether a change of control has occurred. If the employment of Mr. Wasserman or Mr. Sheehan is terminated without cause (as defined in their respective employment agreements), they are entitled to receive their base salary for the remainder of their respective terms of employment and their annual bonus for the year during which termination occurs, prorated though the date of termination, regardless of whether there has been a change of control. Merisel’s obligation to make the foregoing severance payments to Messrs. Claudy, Wasserman and Sheehan is conditioned upon them executing and delivering a waiver and release in form and substance reasonably satisfactory to Merisel.

     In addition, Mr. Uzzi, Mr. Peterson and Domenick Propati, Merisel’s Executive Vice President of Operations, were granted special bonus awards by the Board on January 18, 2008 as follows: (i) $135,000 to Donald R. Uzzi, payable on the earlier of May 15, 2008 or the closing of a change in control transaction, (ii) $75,000 to Jon H. Peterson, payable at the time of, and contingent upon, the closing of a change in control transaction and (iii) $50,000 to Domenick Propati, payable at the time of, and contingent upon, the closing of a change in control transaction.

     Potential Termination/Change in Control Payments

     The following table shows the total potential amount of the severance payments that our executive officers are entitled to receive under their respective employment agreements assuming that each executive officer’s employment is terminated by Merisel otherwise than for cause on June 1, 2008 following a change of control. The amounts set forth below are based on the current salary and target incentive bonus of such officers and does not include any cash payments to be received by them for in-the-money stock options or the merger consideration to be paid for restricted stock, which are described below under the headings “Stock Options” and “Restricted Shares.”

	Severance
	Payment	Bonus	Total
Executive	($)	($)	($)
Donald R. Uzzi	800,000(1)	268,332(2)	1,068,332
Jon H. Peterson	105,000(3)	75,000(4)	180,000
Guy Claudy	250,000(5)	62,500(6)	312,500
Domenick Propati	-	50,000(7)	50,000
John Sheehan	525,000(8)	75,000(6)	600,000
Kenneth Wasserman	503,125(9)	71,875(6)	575,500
____________________

(1)	Represents 24 months of Mr. Uzzi’s base salary.

(2)	Represents the pro-rated amount of Mr. Uzzi’s annual target bonus, equal to $133,332, and includes the special bonus of $135,000 awarded by the Board to Mr. Uzzi on January 18, 2008, payable at the earlier of May 15, 2008 or upon the closing of a change of control transaction.

(3)	Represents six (6) months of Mr. Peterson’s base salary.

(4)	Represents the special bonus of $75,000 awarded by the Board to Mr. Peterson on January 18, 2008, payable upon the closing of a change of control transaction.

(5)	Represents Mr. Claudy’s base salary for one year.

(6)	Represents the pro-rated amount of annual target bonus.

(7)	Represents the special bonus of $50,000 awarded by the Board to Mr. Propati on January 18, 2008, payable upon the closing of a change of control transaction.

(8)	Represents Mr. Sheehan’s base salary for the remainder of his term of employment (21 months).

(9)	Represents Mr. Wasserman’s base salary for the remainder of his term of employment (21 months).

     Stock Options

     As noted above, the merger agreement provides that each option to acquire common stock, which is outstanding at the effective time of the merger, whether vested or unvested, at the effective time of the merger, will be cancelled in exchange for the right to receive a cash payment (without interest and less any applicable tax withholdings) equal to the product of:

  the number of shares of common stock subject to such option; and

  an amount that is equal to the excess, if any, of $5.75 over the exercise price per share of such option.

     The table set forth below shows the number of Merisel’s stock options held by our directors and executive officers, that are outstanding as of [April 23], 2008, the number of such stock options with an exercise price of less than $5.75, the number of such stock options that are unvested, the exercise price of such options and the consideration to be received under the merger agreement with respect to such options.

	Aggregate	Number of	Exercise Price	Aggregate
	Number of	Stock Options	of Stock	Number of	Cash
	Shares	with an	Options (with	Shares	Payment to
	Subject to	Exercise Price	an Exercise	Subject to	be Received
	Stock	of less than	Price of Less	Unvested	for All Stock
Name	Options	$5.75	than $5.75)	Options	Options
Non-employee Directors
Ronald P. Badie	-	-	-	-	-
Lawrence J. Schoenberg	-	-	-	-	-
Edward A. Grant	-	-	-	-	-
Albert J. Fitzgibbons III	-	-	-	-	-
Bradley Hoecker	-	-	-	-	-

Executive Officers
Donald R. Uzzi	300,000	100,000	$ 5.75	-	$ 75,000.00
Jon H. Peterson	-	-	-	-	-
Guy Claudy	-	-	-	-	-
John Sheehan	-	-	-	-	-
Kenneth Wasserman	-	-	-	-	-
Domenick Propati	-	-	-	-	-
Fiona Gould	-	-	-	-	-

Total	300,000	100,000	$ 5.75	-	$ 75,000.00

     Restricted Shares

     Each share of restricted common stock that is subject to vesting, escrow or other risks of forfeiture pursuant to an award under Merisel’s 1997 Stock Award and Incentive Plan that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive $5.75 in cash without interest, less any applicable withholding taxes and subject to applicable escrow requirements and forfeiture conditions. Under the terms of the restricted stock agreements entered into in connection with restricted shares granted to executive officers, the merger consideration payable under the merger agreement with respect to such restricted shares is subject to being held in escrow for a period of 180 days after the change of control of Merisel. In the event that such grantee’s employment is terminated for cause (as defined in the applicable restricted stock agreement) or such grantee resigns for any reason during such period, the amount held in such escrow is subject to forfeiture.

     The table below sets forth the number of restricted shares held by our directors and executive officers and the consideration payable to each of them under the merger agreement.

		Cash Payment to be
	Shares of	Received for Shares of
Name	Restricted Stock	Restricted Stock
Non-employee Directors
Ronald P. Badie	9,025	$51,893.75
Lawrence J. Schoenberg	9,025	$51,893.75
Edward A. Grant	9,025	$51,893.75
Albert J. Fitzgibbons III	9,025	$51,893.75
Bradley Hoecker	9,025	$51,893.75

Executive Officers
Donald R. Uzzi	53,333	$306,664.75
Jon H. Peterson	10,000	$57,500.00
Guy Claudy	10,000	$57,500.00
John Sheehan	10,000	$57,500.00
Kenneth Wasserman	10,000	$57,500.00
Domenick Propati	13,833	$79,539.75
Fiona Gould	3,500	$20,125.00

Total	155,791	$895,798.25

     Indemnification Under the Merger Agreement

     The merger agreement provides that all rights to exculpation, indemnification and advancement of expenses existing on the date of the merger agreement in favor of current or former directors, officers or employees of Merisel and its subsidiaries under the provisions of their respective organizational documents or other agreements will survive the merger and continue in full force and effect. For a period of six (6) years after the effective time of the merger, Parent is required to cause the surviving corporation to honor all provisions for indemnification and advancement of expenses under the organizational documents of Merisel and its subsidiaries, as in effect immediately prior to the merger, and under the indemnification agreements (in effect on the date of the merger agreement) of Merisel and its subsidiaries with their respective directors and officers. Parent and the surviving corporation are also required to indemnify (and provide customary advancement of expenses to) the current directors and officers of Merisel and its subsidiaries to the fullest extent permitted by law with respect to any costs, expenses, judgments, fines, losses, claims, settlements, damages and liabilities incurred in connection with any actual or threatened action, proceeding or claim arising out of such person’s service as such director or officer or performed at the request of Merisel or any of its subsidiaries.

     The merger agreement provides that prior to the effective time of the merger, Parent will cause the surviving corporation to obtain (effective as of the effective time of the merger) and fully pay the premium for an extension of the directors’ and officers’ liability coverage under our existing directors’ and officers’ insurance policies and of our existing fiduciary liability insurance policies for a period of six (6) years from and after the effective time of the merger on terms that are no less advantageous than under our existing policies. If the surviving corporation fails to obtain such extension (or, with respect to fiduciary liability insurance, as an alternative), the surviving corporation is required to purchase and maintain in effect for a period of six (6) years after the merger comparable coverage with terms no less advantageous than under our current policies (although the surviving corporation will not be required to expend more than an amount equal to 200% of the annual premiums currently paid by Merisel).

     Continuation of Benefits Under Employee Benefit Plans

     The merger agreement provides that for a period of not less than nine months after the effective time of the merger, Parent shall, or shall cause the surviving corporation to, provide all employees of the surviving corporation with compensation, welfare and retirement benefits that are no less favorable, in the aggregate, than the compensation (other than equity-based compensation), welfare and retirement benefits provided to our employees pursuant to our employment, severance or consulting contracts, plans, arrangements or policies in effect immediately prior to the effective time of the merger. A more complete description of the terms of the merger agreement relating to employee benefit matters is set forth under the section entitled “The Merger Agreement—Employee Matters” beginning on page 67 of this proxy statement.

     New Employment Arrangements; Equity Rollover

     As of the date of this proxy statement, none of our executive officers has entered into any arrangement, agreement or understanding with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation.

     Stonington Directors and the Voting, Support and Redemption Agreement with Stonington

     Two directors of Merisel, Albert J. Fitzgibbons III and Bradley J. Hoecker, are affiliated with Stonington, which beneficially owns approximately 62% of Merisel’s outstanding common stock and 278,406 shares Merisel’s convertible preferred stock and has entered into a Voting, Support and Redemption Agreement, dated as of March 28, 2008, with Merisel and Parent, pursuant to which, it is required to vote all of its shares of common stock in favor of the adoption the merger agreement and all of its shares of the convertible preferred stock of Merisel will be redeemed at time of the merger for $101 per share (totalling approximately $28,119,006, assuming that the merger is completed in the second quarter of 2008), representing the “Change of Control Price” payable by Merisel to holders of shares of convertible preferred stock under the Certificate of Designation relating to such preferred stock. Pursuant to the Voting, Support and Redemption Agreement, Stonington has granted Parent an irrevocable proxy to vote all its stock in accordance with the agreement.

     Certain Relationships between Parent and Merisel

     There are no material relationships between Parent and Sub or any of their respective affiliates, on the one hand, and Merisel or any of its affiliates, on the other hand, other than with respect to the merger agreement.

Regulatory Matters

     The obligation of the parties to consummate the merger is not subject to obtaining any regulatory approvals or satisfying any regulatory requirements, except in connection with this proxy statement and the certificate of merger required to be filed with Secretary of State of the State of Delaware for the consummation of the merger.

Material United States Federal Income Tax Consequences

     The following discussion summarizes the material U.S. federal income tax consequences of the merger to stockholders. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to stockholders who hold shares of common stock as a capital asset for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a stockholder in light of their particular circumstances or to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as tax exempt organizations, partnerships and other pass-through entities, S corporations, and investors in S corporations and partnerships, controlled foreign corporations, passive foreign investment companies, financial institutions, insurance companies, broker-dealers, stockholders who hold shares of common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of shares of common stock and one or more investments, persons who acquired shares of common stock pursuant to the exercise of employee stock options or other compensation arrangements, former citizens or long-term residents of the United States and taxpayers subject to the alternative minimum tax. Further, this discussion does not address any aspect of state, local or foreign tax laws.

     No ruling has been or will be obtained from the Internal Revenue Service regarding any matter relating to the merger and no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax aspects described below. Stockholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local and foreign tax laws.

     For purpose of this discussion, a “U.S. holder” means, a beneficial owner of the common stock that is:

  a citizen or individual resident of the United States,

  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof,

  an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if, in general, the trust is subject to the supervision of a court within the United States, and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all significant decisions of the trust.

     A “non-U.S. holder” means a beneficial owner of common stock that is not a U.S. holder.

     If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Stockholders that are partnerships (as well as partners in these partnerships) are urged to consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of such shares in the merger.

     U.S. Stockholders

     The receipt of cash in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are exchanged for cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the stockholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (a block being a number of shares acquired at the same cost in a single transaction) surrendered pursuant to the merger.

Such gain or loss will be long-term capital gain or loss provided that a stockholder’s holding period for such shares is more than one year at the time of the consummation of the merger. The maximum federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. Deduction of capital losses may be subject to certain limitations.

     Non-U.S. Stockholders

     A non-U.S. stockholder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless (i) the gain is effectively connected with a non-U.S. stockholder’s conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to a non-U.S. stockholder’s U.S. permanent establishment; or (ii) a non-U.S. stockholder who is an individual holds common stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the merger, and certain other conditions are met.

     Information Reporting and Backup Withholding

      Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable Treasury regulations. In addition, certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (i) furnishes a correct taxpayer identification number and certifies that he, she, or it is not subject to backup withholding on the substitute Form W-9 or successor form, (ii) provides a certification of foreign status on Form W-8 or successor form, or (iii) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

     This discussion is a general summary and does not purport to be a comprehensive analysis of description of all potential U.S. federal income tax consequences of the merger. Each stockholder is urged to consult his, her or its own tax advisor as to the U.S. federal income tax consequences and as to any U.S. estate, gift, state, local, or non-U.S. tax consequences of the merger.

Delisting and Deregistration of Merisel Common Stock

     If the merger is completed, our common stock will no longer be listed or traded on the National Quotation Service Bureau (commonly known as the “Pink Sheets”) and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

     In this section: Merisel, Inc. is also referred to as “Merisel,” “we” or “us”; the Agreement and Plan of Merger, dated as of March 28, 2008, by and among Merisel, TU Holdings, Inc. (which we refer to as “Parent”) and TU Merger, Inc. (which we refer to as “Sub”) is referred to as the “merger agreement”; the board of directors of Merisel is referred to as the “Board”; and the special committee of the Board, established to evaluate strategic alternatives reasonably available to Merisel, described in the section entitled “Proposal No. 1: The Merger – Background of the Merger” beginning on page 25 of this proxy statement, is referred to as the “Special Committee.”

     The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Annex A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

     The merger agreement and this summary have been included to provide you with information regarding the terms of the merger agreement. Neither is intended to provide any factual information about Merisel. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger and are solely for the benefit of the parties thereto.

     The merger agreement contains representations and warranties that Merisel, Parent and Sub made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under United States federal securities laws.

General; The Merger

     At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and in accordance with the Delaware General Corporation Law (which is referred to as the “DGCL”), Sub will merge with and into Merisel and the separate corporate existence of Sub will cease. Merisel will be the surviving corporation in the merger. The certificate of incorporation of Merisel will be amended at the effective time of the merger to be in the form of certificate of incorporation annexed to the merger agreement. The by-laws of Sub in effect immediately prior to the effective time of the merger will be the by-laws of the surviving corporation.

     The directors of Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, until their successors are duly elected or appointed and qualified (in the manner provided in the certificate of incorporation and by-laws of the surviving corporation) or until their earlier death, resignation or removal. The officers of Merisel immediately prior to the effective time of the merger (other than those who Parent determines shall not remain as officers of the surviving corporation) will be the initial officers of the surviving corporation, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Completion and Effectiveness of the Merger

     We intend to complete the merger promptly, but in no event more than three business days after all of the conditions to closing of the merger contained in the merger agreement (described below under “The Merger Agreement–Conditions to Completion of the Merger”) are satisfied or waived, including the adoption of the merger agreement by the stockholders of Merisel. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as provided in the certificate of merger and agreed to by Merisel and Parent.

     We are working to complete the merger as quickly as possible. We currently plan to complete the merger during the second quarter of 2008. However, we cannot predict the exact timing because completion of the merger is subject to certain conditions.

Consideration to be Received Pursuant to the Merger; Treatment of Equity Awards

     The merger agreement provides that, as of the effective time of the merger:

  each share of common stock of Merisel issued and outstanding immediately prior to the effective time of the merger (other than shares held by Merisel in treasury, shares held by Parent or Sub and shares of stockholders who have properly exercised appraisal rights under Delaware law) will be converted into the right to receive $5.75 in cash (which we refer to as the “merger consideration”), without interest and less any applicable withholding taxes, and will be automatically cancelled and retired and will cease to exist, and each certificate that immediately prior to the effective time of the merger represented such shares of common stock shall, after the effective time of the merger, only represent the right to receive the merger consideration;

  each share of common stock of Merisel issued and outstanding immediately prior to the effective time that is held by Merisel in treasury or held by Parent or Sub will be automatically cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for it;

  each share of common stock of Merisel, the holder of which has properly exercised (and has not withdrawn or lost) appraisal rights under Section 262 of the DGCL, shall be cancelled and will cease to exist, except that it shall thereafter represent those rights under the DGCL (if such stockholder withdraws or loses its rights of appraisal, then such share shall be converted into and represent only the right to receive the merger consideration, without interest and less any applicable withholding taxes); and

  each share of common stock of Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one newly issued, fully paid and nonassessable share of common stock of the surviving corporation.

     Each option to acquire a share of common stock of Merisel, which is outstanding as of the effective time of the merger, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment (without interest and less any applicable tax withholdings) equal to the product of:

  the number of shares of common stock subject to such option; and

  an amount that is equal to the excess, if any, of $5.75 over the exercise price per share of such option.

     Each share of restricted common stock granted pursuant to an award under Merisel’s 1997 Stock Award and Incentive Plan that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive $5.75 in cash, without interest and less any applicable withholding taxes, subject to applicable escrow requirements and forfeiture conditions. Under the terms of the restricted stock agreements entered into in connection with restricted shares granted to executive officers and employees, the merger consideration payable under the merger agreement with respect to such restricted shares is subject to being held in escrow for a period of 180 days after the effective time of the Merger. In the event that such grantee’s employment is terminated for cause (as defined in the applicable restricted stock agreement) or such grantee resigns for any reason during such 180-day period, the merger consideration held in such escrow is subject to forfeiture.

Payment for Merisel Common Stock in the Merger

     Prior to the effective time of the merger, Parent will select a paying agent approved by Merisel. At the effective time of the merger, Parent will deposit (or will cause to be deposited) with the paying agent, in trust for the benefit of holders of Merisel common stock (other than restricted shares) and Merisel stock options, cash sufficient to pay the amount owing under the merger agreement for all shares of Merisel common stock (other than amounts due in exchange for shares of restricted stock) and all Merisel stock options.

     As soon as practicable after the effective time of the merger but in no event later than the third business day following the effective time of the merger, the paying agent will mail to each record holder of common stock, a letter of transmittal and instructions for use in effecting the surrender of their shares of common stock in exchange for the merger consideration, and to each holder of Merisel stock options, a check in the amount of the consideration for such options. You should not send in your certificates representing shares of common stock until you receive the letter of transmittal. The letter of transmittal and instructions will tell you what to do if any of your certificates has been lost, stolen or destroyed. You will have to provide an affidavit to that fact and, if required by Parent, post a bond in a customary amount as indemnity against any claim that may be made with respect to such lost, stolen or destroyed certificates.

     The paying agent will pay your merger consideration to you after you have surrendered your share certificates (or affidavits of loss in lieu thereof) and returned a duly executed letter of transmittal and any other documents as may reasonably be required by the paying agent. No interest will be paid or accrued in respect of cash payments of merger consideration. The surviving corporation and the paying agent may reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

Representations and Warranties

     Merisel has made certain customary representations and warranties in the merger agreement to Parent and Sub that are subject in some cases to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

  our corporate organization and valid existence, power to conduct business, qualification and good standing;

  ownership of our subsidiaries;

  our capitalization;

  our corporate authority to enter into and carry out the obligations under the merger agreement;

  governmental consents for the merger;

  enforceability of the merger agreement and the adoption and recommendation of the merger agreement by our Board;

  absence of a breach of our articles of organization, by-laws or contracts, or of any laws, or the creation of any liens or payment obligations as a result of the merger;

  our reports and financial statements filed with the United States Securities and Exchange Commission (referred to as the “SEC”);

  absence of undisclosed liabilities;

  absence of certain changes since December 31, 2007;

  compliance with applicable laws and regulations;

  permits that are necessary to the businesses of Merisel and its subsidiaries;

  material contracts;

  environmental matters;

  employee benefit plans and labor matters;

  litigation and investigations by governmental authorities;

  tax matters;

  intellectual property;

  real property;

  our assets and personal property;

  our significant customers and suppliers and key salespersons;

  information in this proxy statement;

  insurance;

  the required vote of holders of our common stock;

  transactions with out affiliates;

  brokers’ fees with respect to the merger;

  the opinions of Robert W. Baird & Co. Incorporated and Houlihan Lokey Howard & Zukin Financial Advisors, Inc.;

  inapplicability of state anti-takeover statutes;

  earnout, contingent payment, deferred payment and tax reimbursement obligations for our acquisitions;

  the amount of indebtedness for borrowed money and cash and cash equivalents as of March 28, 2008; and

  our expenses in connection with the merger.

     Certain aspects of our representations and warranties contained in the merger agreement are qualified by the concept of “company material adverse effect.” For the purposes of the merger agreement, a “company material adverse effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, results of operations or financial condition of Merisel and its subsidiaries, taken as a whole.

     However, the following matters will not be taken into account in determining whether there has been a company material adverse effect and will not be deemed to constitute a company material adverse effect:

  any change in general economic, business, financial, credit or market conditions (except to the extent such change disproportionately affects Merisel and its subsidiaries, taken as a whole, relative to other industry participants);

  any occurrence generally affecting the graphics and visual communications services industries or other industries in which we or any of our subsidiaries operate in the United States (except to the extent such occurrence disproportionately affects Merisel and its subsidiaries, taken as a whole, relative to other industry participants);

  any change in United States generally accepted accounting principles or applicable law or the interpretation thereof (except to the extent such change disproportionately affects Merisel and its subsidiaries, taken as a whole, relative to other industry participants);

  any act of terrorism, war, national disaster or any national or international calamity affecting the United States (except to the extent such event disproportionately affects Merisel and its subsidiaries, taken as a whole, relative to other industry participants);

  any action taken by us that is expressly permitted or required by the merger agreement;

  any change in the price or trading volume of Merisel common stock in and of itself (provided that the underlying causes of such change may be taken into account in determining whether there is a company material adverse effect);

  any effect resulting from the announcement of the merger agreement; and

  any action taken at the written request of Parent or any of its affiliates or mutually agreed to in writing by the parties to the merger agreement that, if taken without such consent, would have been prohibited by the terms of the merger agreement.

     Parent and Sub have each made certain representations and warranties in the merger agreement to Merisel that are subject, in some cases, to specified exceptions and qualifications. Parent’s and Sub’s representations and warranties relate to, among other things:

  their corporate organization and valid existence, power to conduct business, qualification and good standing;

  their corporate authority to enter into, and carry out their obligations under, the merger agreement;

  absence of a breach of Parent’s or Sub’s organizational documents or contracts, or of any laws, or the creation of any liens or payment obligations as a result of the merger;

  enforceability of the merger agreement;

  governmental consents for the merger;

  their capitalization;

  litigation;

  availability of sufficient funds to finance Parent’s and Sub’s obligations under the merger agreement;

  absence of business operations conducted by Parent or Sub prior to the effective time;

  the information supplied by Parent or Sub for use in this proxy statement;

  absence of brokers hired by Parent or Sub;

  absence of ownership of our common stock or rights to acquire our common stock; and

  solvency of the surviving corporation and its subsidiaries after the effective time of the merger.

     The representations and warranties contained in the merger agreement do not survive the effective time of the merger.

Agreements Relating to Merisel’s Interim Operations

     Merisel has agreed that, except as agreed to in writing by Parent, as required by applicable law or as required by the merger agreement, subject to certain other exceptions, until the effective time of the merger, Merisel and its subsidiaries will carry on their businesses in the usual, regular and ordinary course consistent with past practice and will use all reasonable efforts to preserve intact their respective business organizations, retain the services of their officers and directors and maintain their relationships with certain third parties.

     In addition, Merisel has agreed that, subject to certain exceptions, neither it nor any of its subsidiaries will, prior to the effective time of the merger, do any of the following without the written consent of Parent:

  declare, set aside or pay any dividend or make other distribution, except for dividends and distributions paid or made to Merisel by any of its subsidiaries;

  split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in substitution for shares of its capital stock;

  purchase, redeem or otherwise acquire any shares of capital stock or other securities of Merisel or any of its subsidiaries, or any rights, warrants or options to acquire such shares or other securities;

  increase the compensation or other benefits of Merisel’s officers or directors, enter into or amend any employment, change of control severance or retention agreement with any Merisel officer, or establish, enter into, adopt or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or their beneficiaries, or hire or terminate any employees outside the ordinary course of business;

  change its organizational documents;

  change any financial accounting policies or procedures or any methods of reporting income, deductions or other items for financial accounting purposes, except as required by United States generally accepted accounting principles, SEC rule or policy or applicable law;

  issue, sell, grant, pledge, dispose of or encumber or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests, any other securities convertible into or exchangeable for such shares or ownership interests, or rights, options or warrants to acquire such shares or ownership interests or take any action to cause to be exercisable any otherwise unexercisable option under any stock option plan (except for issuances of common stock in connection with the exercise of options outstanding on March 28, 2008 and the sale of shares of common stock at the direction of the optionholder or for withholding of taxes);

  incur, guarantee, assume, prepay or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire debt securities or enter into any “keep well” or other arrangement to maintain any financial condition of another person;

  sell, lease, license, transfer, exchange or otherwise dispose of, or mortgage or subject to any lien, any material portion of its assets or properties, except pursuant to existing agreements, as required by applicable law or in order to facilitate the consummation of transactions contemplated by the merger agreement;

  acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or portion of assets of, or by any other manner, any business, corporation, partnership, joint venture, association or other business organization or division thereof or any assets that are material, individually or in the aggregate to Merisel and its subsidiaries taken as a whole;

  waive, assign, release, settle or compromise any material litigation, other than where the amounts paid for such purpose are covered by insurance maintained by Merisel, or enter into any settlement, conciliation or similar agreement with any governmental entity or that requires payment of any material consideration;

  make any capital expenditure or commitment with respect thereto in excess of $100,000 individually or $500,000 in the aggregate;

  enter into any material contract other than in the ordinary course consistent with past practice, or modify, amend, terminate or waive any rights under a material contract in any material respect in a manner which is adverse to Merisel;

  pay, discharge or satisfy any claims, liabilities or obligations other than payment, discharge or satisfaction in the ordinary course of business in accordance with their terms of liabilities reflected or reserved against in the financial statements (or the notes thereto) included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007;

  make or change any tax election not consistent with past practice, file any amended tax return, enter into any closing agreement, settle or compromise any proceeding with respect to any material tax claim or assessment relating to Merisel, surrender any right to claim a refund of material taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Merisel, change any annual account period or adopt or change any accounting method (including any tax accounting method); or

  agree, in writing or otherwise, to take any of the foregoing actions.

Restrictions on Solicitation of Other Offers

     Under the terms of the merger agreement, Merisel has agreed to immediately cease and cause its representatives to cease any and all existing discussions or negotiations with any parties with respect to any alternative proposal. Subject to certain exceptions described below, Merisel has agreed that it and its subsidiaries and their respective directors, officers, employees and representatives will not, directly or indirectly:

  solicit, initiate or knowingly encourage or facilitate any alternative proposal;

  enter into any agreement or agreement in principal with respect to an alternative proposal or agreement requiring Merisel to terminate, abandon or fail to consummate the merger or to breach its obligation not to solicit an alternative proposal;

  engage in, participate in or continue in any discussions or negotiations regarding, or furnish or disclose to any third party any information with respect to, any alternative proposal; or

  provide access to its properties, books or records or furnish any information to any person with respect to any alternative proposal.

     Notwithstanding the restrictions on solicitation described above, if at any time prior to the adoption of the merger agreement by Merisel’s stockholders, Merisel receives an unsolicited bona fide written alternative proposal, Merisel may contact or engage in discussions with the person who has made such proposal to clarify the terms and conditions thereof. Additionally, if the Special Committee or the Board receives an unsolicited written alternative proposal and the Special Committee or the Board:

  reasonably believes that such alternative transaction proposal is bona fide; and

  determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such alternative proposal constitutes or could reasonably be expected to lead to a superior proposal, then, we may:

  pursuant to a confidentiality agreement that contains terms that are no less favorable to Merisel than the confidentiality agreement between Merisel and ACAS, furnish information with respect to Merisel and its subsidiaries to the person making such alternative proposal; and

  participate in discussions or negotiations with such person regarding such alternative proposal.

     The merger agreement requires Merisel to advise Parent of the receipt by it of any alternative proposal or inquiry that would reasonably be expected to lead to an alternative proposal (within 48 hours of receipt by Merisel) and the identity of the person making such alternative proposal, and to provide Parent a copy of such alternative proposal prior to furnishing any information or participating in any discussions regarding such alternative proposal. We are also obliged to keep Parent reasonably informed of the status of such alternative proposal and to provide Parent (within 48 hours) copies of all written correspondence and any other written material sent to or received from any person in connection with any alternative proposal. In the event that the Special Committee or the Board determines that such alternative transaction proposal constitutes a superior proposal, we are required to give Parent written notice of such determination, specifying the material terms of such proposal and the identity of the person making such proposal.

     For purposes of the merger agreement, an “alternative proposal” means any proposal or offer made by any person (other than Parent or any of its subsidiaries) prior to the adoption of the merger agreement by Merisel’s stockholders, for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Merisel, (ii) the acquisition by any person of 15% or more of the assets of Merisel and its subsidiaries taken as a whole or (iii) the acquisition by any person of 15% or more of the outstanding shares of the common stock of Merisel.

     For purposes of the merger agreement, a “superior proposal” means any alternative proposal (substituting 50% for the 15% threshold set forth in the definition of an alternative proposal) made by any person (i) on terms that the Special Committee or the Board determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Merisel’s common stock than the transactions contemplated by the merger agreement, taking into account (x) all the terms and conditions of such proposal and the merger agreement (including any proposal by Parent to amend the terms of the merger agreement or the transactions contemplated thereby) and (y) the anticipated timing, financing certainty, risk of non-consummation and prospects for completion of such proposal, and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal as well as the then prevailing conditions in the securities, credit and financial markets.

Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal

     Requirement to Make Recommendation. The merger agreement provides that Merisel will duly call and hold a meeting of its stockholders as soon as practicable after the proxy statement is cleared by the SEC for the sole purpose of seeking the stockholders’ adoption of the merger agreement. The merger agreement further provides that, except in certain limited circumstances described below, the Board must recommend the adoption of the merger agreement by Merisel’s stockholders.

     At any time prior to adoption of the merger agreement by our stockholders, if the Board or the Special Committee determines in good faith, after consultation with outside counsel, that failure to take any of the following actions would be inconsistent with the Board’s exercise of its fiduciary duties to our stockholders under applicable law, then the Board (upon the recommendation of the Special Committee) may withdraw, modify or qualify its recommendation for our stockholders to adopt the merger agreement in a manner adverse to Parent or approve or recommend any superior proposal.

     Agreement with Respect to Superior Proposal. At any time prior to the adoption of the merger agreement by our stockholders, the Board may enter into an agreement regarding a superior proposal if the Board or the Special Committee determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with the exercise of its fiduciary duties to Merisel’s stockholders under applicable law, and Merisel simultaneously terminates the merger agreement in accordance with its terms and pays to Parent the termination fee as described in further detail below in “—Effects of Terminating the Merger Agreement.”

Financing Covenants and Payoff Letters

     The merger agreement provides that Merisel and its subsidiaries will provide reasonable cooperation in connection with the arrangement and syndication of any debt financing that may be entered into by Parent in connection with the transactions contemplated by the merger agreement. The merger agreement also requires us to use our reasonable best efforts to assist Parent in obtaining payoff letters from all lenders in connection with the refinancing of our outstanding indebtedness for borrowed money on the date of the merger.

Access to Information

     Until the earlier of the effective time of the merger or the termination of the merger agreement, on reasonable notice and subject to applicable law and certain other exceptions, we are required to afford to Parent and its representatives reasonable access to Merisel’s and its subsidiaries’ representatives, properties, contracts, books and records and reports, schedules or other documents filed or received pursuant to applicable laws. To the extent permitted by law, Merisel is required to cause its and its subsidiaries’ officers and employees (and to use commercially reasonable efforts to cause their other representatives) to assist Parent in its planning and preparation with respect to the operation of Merisel’s business from and after the effective time of the merger.

Indemnification and Insurance of Merisel’s Directors and Officers

     The merger agreement provides that all rights to exculpation, indemnification and advancement of expenses existing on the date of the merger agreement in favor of current or former directors, officers or employees of Merisel and its subsidiaries under the provisions of their respective organizational documents or other agreements will survive the merger and continue in full force and effect. For a period of six (6) years after the effective time of the merger, Parent is required to cause the surviving corporation to honor all provisions for indemnification and advancement of expenses under the organizational documents of Merisel and its subsidiaries, as in effect immediately prior to the merger, and under the indemnification agreements (in effect on the date of the merger agreement) of Merisel and its subsidiaries with their respective directors and officers. Parent and the surviving corporation are also required to indemnify (and provide customary advancement of expenses to) the current directors and officers of Merisel and its subsidiaries to the fullest extent permitted by law with respect to any costs, expenses, judgments, fines, losses, claims, settlements, damages and liabilities incurred in connection with any actual or threatened action, proceeding or claim arising out of such person’s service as such director or officer or performed at the request of Merisel or any of its subsidiaries.

     The merger agreement provides that prior to the effective time of the merger, Parent will cause the surviving corporation to obtain (effective as of the effective time of the merger) and fully pay the premium for an extension of the directors’ and officers’ liability coverage under our existing directors’ and officers’ insurance policies and of our existing fiduciary liability insurance policies for a period of six (6) years from and after the effective time of the merger on terms that are no less advantageous than under our existing policies. If the surviving corporation fails to obtain such extension (or, with respect to fiduciary liability insurance, as an alternative), the surviving corporation is required to purchase and maintain in effect for a period of six (6) years after the merger comparable coverage with terms no less advantageous than under our current policies (although the surviving corporation will not be required to expend more than an amount equal to 200% of the annual premiums currently paid by Merisel).

Employee Matters

     The merger agreement provides that:

  for a period of not less than nine months after the effective time of the merger, Parent shall, or shall cause the surviving corporation to, provide all employees of the surviving corporation with compensation, welfare and retirement benefits that are no less favorable, in the aggregate, than the compensation (other than equity-based compensation), welfare and retirement benefits provided to our employees pursuant to our employment, severance or consulting contracts, plans, arrangements or policies in effect immediately prior to the effective time of the merger;

  for purposes of determining vesting, eligibility to participate and entitlement to benefits under any benefit plan or arrangement of Parent, the surviving corporation or any of their respective subsidiaries providing benefits to any employee after the effective time of the merger, where length of service is relevant (but not for purposes of benefit accrual under any defined benefit pension plan), the employees (including officers) of Merisel and its subsidiaries will receive service credit for service with Merisel and its subsidiaries (and any respective predecessors) to the same extent that such service credit was granted under the benefit plans of Merisel or its subsidiaries prior to the effective time of the merger, except to the extent that such service credit would result in any duplication of benefits;

  other eligibility requirements with respect to participation of employees of the surviving corporation as of the effective time of the merger in a new benefit plan shall be waived to the extent that coverage under such new plan replaces coverage under a benefit plan in which such employees participated immediately before the effective time of the merger and such employees have satisfied eligibility requirements under the old plan; and

  for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any employee of the surviving corporation at the effective time of the merger, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived, to the extent such exclusions and requirements were not applicable under the old plan and any expenses incurred by any such employee under the old plan will be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the applicable year.

Filings; Other Actions

     The merger agreement provides that each of Merisel and Parent agrees to:

  use reasonable best efforts to cooperate with each other in determining whether any filings are required to be made with, or consents, approvals, permits, authorizations or waivers are required to be obtained from, any third party or governmental entity in connection with the merger agreement, and timely making all such filings and timely seeking all such consents, approvals, permits, authorizations or waivers;

  use reasonable best efforts to take all other actions and do all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement (including the merger), including:

  causing the closing conditions (as described in further detail below under “— Conditions to the Merger”) to be satisfied;

  obtaining all necessary consents, approvals and waivers, making all necessary registrations and filings, and taking all steps necessary to avoid any action or proceeding by a governmental entity; and

  defending lawsuits and other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated thereby; and

  subject to applicable legal limitations and the instructions of any governmental entity, keep each other appraised of the status of matters relating to the completion of the transactions contemplated by the merger agreement (including promptly furnishing the other with copies of notices or other communications received with respect to such transactions).

Conditions to Completion of the Merger

     Conditions to Completion of the Merger for Each Party

     The respective obligations of Merisel, Parent and Sub to consummate the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of each of the following conditions:

  adoption of the merger agreement by Merisel’s stockholders at the special meeting;

  the absence of any law, statute, rule, regulation, order, decree, ruling, judgment or injunction of any governmental entity which has the effect of making the merger illegal or prohibiting or preventing the consummation of the merger; and

  obtaining any other approval required under the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), or any applicable state securities or “blue sky” laws except where the failure to obtain such approval would not have, individually or in the aggregate, a company material adverse effect.

     Additional Conditions to the Closing of the Merger for Merisel

     Merisel’s obligation to consummate the merger is subject to satisfaction or waiver by Merisel at or prior to the effective time of the merger of the following additional conditions:

  Parent and Sub must have performed in all material respects their respective obligations under the merger agreement required to be performed by them at or prior to the effective time of the merger;

  the representations and warranties of Parent and Sub contained in the merger agreement must be true and correct in all respects as of March 28, 2008 and as of the effective time of the merger as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such date), interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on a material adverse effect on Parent, except where the failure to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have the effect of preventing the consummation of, or materially delaying or impairing the ability of Parent or Sub to consummate, the merger and other transactions contemplated by the merger agreement; and

  Merisel’s receipt of an officer’s certificate of Parent stating that the conditions to closing the merger described in the two preceding paragraphs have been satisfied.

     Additional Conditions to the Closing of the Merger for Parent and Sub

     Parent’s and Sub’s obligations to consummate the merger are subject to satisfaction or waiver by Parent at or prior to the effective time of the merger of the following additional conditions:

  Merisel must have performed in all material respects its obligations under the merger agreement required to be performed at or prior to the effective time of the merger;

  the representations and warranties of Merisel contained in the merger agreement concerning (i) its capitalization, (ii) brokers and transaction fees and expenses, (iii) its obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for certain acquisitions and (iv) its indebtedness for borrowed money and cash and cash equivalents must be true and correct in all material respects as of March 28, 2008 and as of the effective time of the merger as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all material respects as of such date);

  the representations and warranties of Merisel contained in the merger agreement (other than those specified in the previous paragraph), must be true and correct in all respects as of March 28, 2008 and as of the effective time as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such date), interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on a material adverse effect on Merisel, except where the failure to be so true and correct in the aggregate has not had or would not reasonably be expected to have a company material adverse effect;

  Parent’s and Sub’s receipt of an officer’s certificate signed by the chief executive officer and chief financial officer of Merisel stating that the conditions to the closing of the merger described in the three preceding paragraphs have been satisfied;

  Parent’s and Sub’s receipt of a certificate from Merisel to the effect that Merisel is not, and was not at any time during a specified period, a “United States Real Property Holding Corporation” as such term is defined in Section 897(c)(2) of the Internal Revenue Code;

  all outstanding shares of convertible preferred stock of Merisel must have been redeemed at the effective time of the merger in consideration of the payment described in the Voting, Support and Redemption Agreement, dated as of March 28, 2008, by and among Merisel, Parent, Phoenix Acquisition Company II, L.L.C. and Stonington Capital Appreciation 1994 Fund;

  Merisel’s receipt of payoff letters from certain lenders in connection with the refinancing of its outstanding indebtedness for borrowed money on date of the merger;

  certain of Merisel’s obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for its acquisitions must have been satisfied in full and must not be subject to any negotiation, claim, reservation, or dispute, and the amounts paid after March 28, 2008, towards Merisel’s obligations with respect to earnouts, contingent payments, deferred payments and tax reimbursements for its acquisitions shall not have exceeded certain limits specified in the merger agreement; and

  there must not have occurred and be continuing a company material adverse effect.

Termination of the Merger Agreement

     Circumstances Under Which Any Party May Terminate the Merger Agreement

     The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether prior to or after the adoption of the merger agreement by Merisel’s stockholders:

  by mutual written consent of Parent and Merisel; and

  by either Parent or Merisel, if:

  the merger has not been consummated on or before September 28, 2008, provided that Merisel may not terminate the merger agreement if the merger has not have been consummated by September 28, 2008 principally due to the failure of Merisel to perform any obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

  any governmental entity has enacted, issued, promulgated or deemed applicable any law, statute, rule, regulation, decree, ruling, judgment, injunction or order that has the effect of prohibiting, preventing or making illegal the transactions contemplated by the merger agreement, and the same has become final and non-appealable, provided that the right to terminate the merger agreement for this reason is not available to a party whose action or failure to fulfill any obligation under the merger agreement has resulted in such imposition; or

  the stockholder meeting shall have concluded (including any adjournments or postponements thereof) and the stockholder adoption of the merger agreement has not been obtained.

     Circumstances Under Which Parent May Terminate the Merger Agreement

     Parent also may terminate the merger agreement if:

  Merisel has breached in any material respect its covenants and agreements contained in the merger agreement, or any of Merisel’s representations and warranties contained in the merger agreement was inaccurate as of March 28, 2008 or is not capable of being accurately made as of the effective time of the merger so as to reasonably be expected to result in the failure of the closing condition relating to the accuracy of such representations and warranties to be satisfied, provided, however, that if such breach or inaccuracy, as the case may be, is curable by Merisel through the exercise of commercially reasonable efforts, Parent may not terminate the merger agreement until the expiration of a 45-day period after Parent gives written notice to Merisel (during which such breach or inaccuracy shall not have been cured), or until Merisel ceases to exercise commercially reasonable efforts to cure such breach, whichever is earlier;

  Merisel’s Board withdraws, modifies or qualifies its recommendation for its stockholders to adopt the merger agreement in a manner adverse to Parent (as described above under “- Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal”); or

  Merisel enters into an agreement with respect to a superior proposal (as described above in “- Special Meeting of Merisel’s Stockholders; Recommendation of the Board; Agreement With Respect to a Superior Proposal”).

     Circumstances Under Which Merisel May Terminate the Merger Agreement

     Merisel may also terminate the merger agreement if:

  Merisel enters into an agreement with respect to a superior proposal (as described above in “- Special Meeting of Merisel’s Stockholders; Recommendation of the Board of Directors; Agreement With Respect to a Superior Proposal”); or

  Parent or Sub has breached in any material respect its covenants and agreements contained in the merger agreement, or any of Parent’s or Sub’s representations and warranties contained in the Merger Agreement was inaccurate as of March 28, 2008 or is not capable of being accurately made as of the effective time of the merger so as to reasonably be expected to result in the failure of the closing condition relating to the accuracy of such representations and warranties to be satisfied, provided, however, that if such breach or inaccuracy, as the case may be, is curable by Parent or Sub through the exercise of commercially reasonable efforts, Merisel may not terminate the merger agreement until the expiration of a 45-day period after Merisel gives written notice to Parent (during which such breach or inaccuracy shall not have been cured), or until Parent or Sub ceases to exercise commercially reasonable efforts to cure such breach, whichever is earlier.

Effects of Terminating the Merger Agreement

     If the merger agreement is terminated, the merger agreement shall have no further force or effect and none of the parties thereto shall have any further obligations thereunder, except with respect to obligations arising under confidentiality agreements, the parties’ representations and warranties regarding brokers’ fees, termination provisions (including provisions regarding termination fees and reverse termination fees) and the general provisions of the agreement.

     We have agreed to pay Parent a termination fee equal to $2.5 million if:

  Parent terminates the merger agreement because our Board withdrew, modified or qualified its recommendation for our stockholders to adopt the merger agreement in a manner adverse to Parent (as described above in “- Special Meeting of Merisel’s Stockholders; Recommendation of Our Board; Agreement With Respect to a Superior Proposal”); or

  the merger agreement is terminated in connection with our entering into an agreement with respect to a superior proposal.

     In either case, we are required to pay the termination fee concurrently with such termination.

     Parent has agreed to pay us a reverse termination fee equal to $3.5 million if we terminate the merger agreement as a result of:

  Parent and/or Sub having materially breached any of its covenants or agreements contained in the merger agreement (including Parent’s or Sub’s failure to effect the merger); or

  the breach of Parent’s and/or Sub’s representation and warranty contained in the merger agreement that it has the funds necessary to satisfy its obligations under the merger agreement.

     In either case, Parent is required to pay us the reverse termination fee within two business days following such termination.

Limited Remedies; Maximum Recovery

     The maximum aggregate liability of Parent and Sub for any loss or damage suffered in connection with the merger agreement or the transactions contemplated thereby (including Parent’s or Sub’s failure to effect the merger) is limited to the amount of the reverse termination fee, and we are not entitled to seek any other damages or recovery of any kind against Parent, Sub, ACAS or any of their respective affiliates in connection with the merger agreement or the transactions contemplated thereby. Pursuant to a limited guarantee under a Commitment Agreement by ACAS in favor of Merisel, we have limited recourse against ACAS solely for the payment of the reverse termination fee that may become payable under the merger agreement. If the merger agreement has not been terminated, Parent and Sub are entitled to specifically enforce the terms of the merger agreement. We are not entitled to seek such remedy.

Fees and Expenses

     Except for the payment of termination fees or reverse termination fees, as described under “—Effects of Terminating the Merger Agreement,” all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses whether or not the merger is consummated.

Amendment of the Merger Agreement and Extension and Waiver

     At any time prior to the effective time of the merger, the merger agreement may be amended by Merisel, Parent and Sub by a written instrument signed by each party in accordance with applicable law.

     Prior to the effective time of the merger, any party to the merger agreement may, by written instrument signed by such party, (i) extend the time for the performance of any obligation or other act of another party, (ii) waive any inaccuracy in the representations and warranties of another party or (iii) waive compliance with any covenant or agreement of another party or condition to its own obligations.

General Provisions

     The merger agreement is to be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     The general provisions section of the merger agreement also contains additional provisions regarding the non-survival of representations and warranties, notices, counterparts, third-party beneficiaries, waiver of jury trial, assignment, severability, enforcement of the merger agreement and the interpretation and construction of the merger agreement.

APPRAISAL RIGHTS

     Under Delaware law, Merisel’s stockholders are entitled to appraisal rights in connection with the merger. If the merger is consummated, dissenting stockholders who follow the procedures described below within the appropriate time periods will be entitled to have their shares of stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery, together with interest from the effective time of merger, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights.

     If a stockholder wishes to exercise appraisal rights in connection with the merger, the stockholder must not vote in favor of adoption of the merger agreement, must continuously be the holder of record of such shares through the effective time of the merger, and must meet the conditions described below. A stockholder’s vote in favor of the adoption of the merger agreement will constitute a waiver of such stockholder’s appraisal rights.

     Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”), which contains the conditions necessary to secure appraisal rights, is set forth in full in Annex D to this proxy statement. The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to stockholders concerning the availability of appraisal rights under Section 262.

     Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Merisel before the vote on the merger at the special meeting. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote for the merger. However, any proxy or such vote against the merger, abstention from voting or failure to vote on the merger will not in and of itself constitute a demand for appraisal within the meaning of Section 262.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

     A Merisel stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Merisel at its address at 127 W. 30th Street, 5th Floor, New York, New York 10001, Attention: Chief Financial Officer. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his or her stock. Within ten days after the effective time of the merger, Merisel must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

     Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to Merisel a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

     Within 120 days after the effective time of the merger (but not thereafter), either Merisel or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of such stockholder’s Merisel shares. Merisel has no present intention to commence an appraisal proceeding by filing such a petition if demand for appraisal is made.

     Upon the commencement of an appraisal proceeding by a stockholder in accordance with Section 262, service of a copy must be made upon Merisel, which must, within 20 days after service, file in the office of the Register in Chancery in which the proceeding was commenced, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Merisel. If a petition is filed by Merisel to commence an appraisal proceeding, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of a petition commencing an appraisal proceeding by registered or certified mail to Merisel and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be adopted by the court, and the costs thereof will be borne by Merisel.

     If an appraisal proceeding is commenced in a timely fashion, after a hearing on the petition commencing such proceeding, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

     Merisel stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

     At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Merisel and Parent. If no appraisal proceeding is commenced within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as Merisel has no obligation to commence an appraisal proceeding, any stockholder who desires that a proceeding be commenced is advised to file a petition on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

     Failure by any Merisel stockholder to comply fully with the procedures described above and set forth in Annex D to this proxy statement may result in termination of a stockholder’s appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

PROPOSAL NO. 2: ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING

Proposal for Adjournments or Postponements of the Special Meeting

     We are asking Merisel stockholders to vote on a proposal to approve any adjournments or postponements of the special meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the special meeting to adopt the merger agreement. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt the merger agreement by the time of the special meeting. In that event, we would need to adjourn or postpone the special meeting in order to solicit additional proxies. The adjournment or postponement proposal relates only to an adjournment or postponement of the special meeting for purposes of soliciting additional proxies to obtain stockholder adoption the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment or postponement required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

     Certain affiliated stockholders of Merisel, which hold more than a majority of the outstanding shares of Merisel common stock have entered into a voting, support and redemption agreement with Merisel and TU Holdings, Inc. (see the section entitled “The Special Meeting – Voting Agreements” beginning on page 22 of this proxy statement), pursuant to which they have agreed, among other things, to vote in favor of the proposal to adopt the merger agreement and against any other acquisition proposal. The vote of the shares of common stock held by such stockholders in favor of the adoption of the merger agreement is by itself sufficient for the adoption of the merger agreement. Provided such stockholders vote their shares of Merisel common stock in accordance with the voting, support and redemption agreement, the special meeting will not be adjourned or postponed.

     The approval of a proposal to adjourn or postpone the special meeting would require the affirmative vote of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting. The failure to vote shares of our common stock would have no effect on the approval of the adjournment or postponement proposal.

     Our board of directors recommends that you vote “FOR” the proposal to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies. Properly executed proxies will be voted “FOR” the adjournment or postponement proposal, unless otherwise noted on the proxies.

MARKET PRICE OF MERISEL’S COMMON STOCK

     Our common stock is traded on the National Quotation Service Bureau (commonly known as the “Pink Sheets”) under the ticker symbol “MSEL.PK.” As of [April 15], 2008, there were [715] stockholders of record. The following table sets forth, for the indicated calendar periods, the reported intraday high and low sales prices of the common stock of Merisel on the Pink Sheets and the cash dividends per share of common stock.

	Market Price
	High	Low	Dividend
Fiscal Year Ending December 31, 2008:
Second Quarter (through April 23, 2008)	$5.58	$5.47	--
First Quarter	$5.55	$1.75	--

Fiscal Year Ending December 31, 2007:
Fourth Quarter	$4.25	$2.95	--
Third Quarter	$5.25	$3.60	--
Second Quarter	$6.50	$3.65	--
First Quarter	$4.00	$3.40	--

Fiscal Year Ending December 31, 2006:
Fourth Quarter	$4.22	$3.40	--
Third Quarter	$6.45	$3.21	--
Second Quarter	$7.10	$6.25	--
First Quarter	$7.50	$7.05	--

Fiscal Year Ending December 31, 2005:
Fourth Quarter	$7.80	$7.25	--
Third Quarter	$8.00	$6.75	--
Second Quarter	$8.75	$6.50	--
First Quarter	$8.95	$5.50	--

     On March 28, 2008, the last trading day prior to our public announcement of the merger agreement, the closing price of our shares of common stock on the Pink Sheets, was $2.20 per share. On [April 23], 2008, the last trading day before the date of this proxy statement, the closing price of the common stock on the Pink Sheets was $5.56 per share. You are encouraged to obtain current market quotations for the common stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of [April 23], 2008, as to shares of our common stock beneficially owned by: (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of 5% or more of our common stock, (ii) each of our directors and the following executive officers (whom we refer to as our “named executive officers”): our chief executive officer, chief financial officer and the three most highly compensated executive officers at the end of the last completed fiscal year (other than the chief executive officer and chief financial officer) and (iii) all of our directors and executive officers as a group.

     We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own.

	Number of Shares of
	Merisel Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Percentage of Class
5% Stockholders:

Phoenix Acquisition Company II, L.L.C. (1) (2)	6,590,893	66.	27%
540 Madison Avenue 25th Floor, New York, New York 10022

Freestone Opportunity Partners LP and Gary Furukawa (3)	769,241	7.	73%
1191 Second Avenue, Suite 2100, Seattle, WA 98101

Directors and Named Executive Officers:

Ronald P. Badie (4)	18,714	*

Albert J. Fitzgibbons III (4) (5)	18,714	*

Edward Grant (4)	13,223	*

Bradley J. Hoecker (4)	18,714	*

Lawrence J. Schoenberg (4)	54,773	*

Donald R. Uzzi (6)	530,000	5.	33%

Jon H. Peterson (7)	22,500	*

John J. Sheehan (7)	15,000	*

Kenneth Wasserman (7)	15,000	*

Guy Claudy (7)	15,000	*

All current directors and executive officers as a group (12 persons) (8)	740,138	7.	44%
* represents less than 1% of Merisel’s outstanding Common Stock.

(1)	Based on the information, contained in a Schedule 13D/A filed with the SEC on April 7, 2008, Phoenix Acquisition Company II, L.L.C., together with its affiliates, Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc. II, and Stonington Partners, Inc. report beneficial ownership (with shared voting power and shared dispositive power) of 6,590,893 shares, including 1,590,893 shares of the common stock of Merisel, into which the 278,406 shares of convertible preferred stock of Merisel that are beneficially owned by Phoenix Acquisition Company II, L.L.C. are convertible at its option. Absent such conversion, Phoenix Acquisition Company II, L.L.C. (together with its affiliates) would beneficially own approximately 62% of the outstanding common stock of Merisel.

(2)	Phoenix Acquisition Company II, L.L.C. and Stonington Capital Appreciation 1994 Fund, L.P., which are affiliates of Stonington Partners, Inc., have entered into a Voting, Support and Redemption Agreement, dated as of March 28, 2008, with Parent and Merisel, pursuant to which, among other things, they have agreed to vote all of their stock in favor of the adoption of the merger agreement and against any other acquisition proposal, and have granted Parent an irrevocable proxy to vote all of their stock for such purpose. In connection with the Voting, Support and Redemption Agreement, Parent, together with its affiliate, American Capital Strategies, Ltd., also reports beneficial ownership (with shared voting power and shared dispositive power) of all of the shares of capital stock of Merisel that are beneficially owned by Phoenix Acquisition Company II, L.L.C.

(3)	Based on information contained in the Schedule 13G/A filed on February 14, 2008 with the SEC by Freestone Opportunity Partners LP, Gary I. Furukawa and Freestone Advisors, LLC, such persons beneficially owned an aggregate of 769,241 shares of Merisel common stock as of December 31, 2007.

(4)	Includes 9,025 shares of unvested restricted stock.

(5)	Messrs. Fitzgibbons and Hoecker are directors or partners of certain affiliates of Phoenix Acquisition Company II, L.L.C. and may therefore be deemed to beneficially own the 6,590,893 shares of common stock beneficially owned by Phoenix Acquisition Company II, L.L.C. and its affiliates. Each of Mr. Fitzgibbons and Mr. Hoecker disclaims such beneficial ownership and the information set forth in the table above solely reflects beneficial ownership of Mr. Fitzgibbons and Mr. Hoecker in each of their individual capacities.

(6)	Includes 300,000 shares of common stock that are subject to currently exercisable stock options and 53,333 shares of restricted stock.

(7)	Includes 10,000 shares of unvested restricted stock.

(8)	Includes all shares of restricted stock and all shares of common stock that are subject to stock options.

SUBMISSION OF STOCKHOLDER PROPOSALS

     We will hold our 2008 annual meeting of stockholders only if the merger is not consummated because, if the merger is consummated, we will no longer be a publicly-held company following such consummation. If the merger is not consummated, we will publicly notify you of the expected date that we plan to print and mail our 2008 annual meeting proxy materials at the time we establish a date for such meeting. In such case, any stockholder wishing to have a proposal considered for inclusion in our 2008 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with the Chief Financial Officer of Merisel at 127 West 30th Street, 5th Floor, New York, NY 10001 not later than July 12, 2008. Proposals received after such date would be considered untimely and not be included in our annual meeting proxy solicitation materials (in the event that the merger is not consummated). If we hold our 2008 annual meeting of stockholders, our board of directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2008 annual meeting proxy solicitation materials.

OTHER MATTERS

     We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the special meeting. If any of these matters are presented at the special meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

     Some banks, brokerages and other custodian record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. Merisel will promptly deliver a separate copy of this proxy statement to you if you call or write to Merisel at the following address or telephone number: Merisel, Inc., Attention: Chief Financial Officer, 127 West 30th Street, 5th Floor, New York, NY 10001, (212) 594-4800. If you want to receive separate copies of this proxy statement, you should contact your bank, broker or other custodian record holder, or you may contact Merisel at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.merisel.com under Investor Relations — SEC Filings. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Merisel, Inc., Attention: Chief Financial Officer, 127 West 30th Street, 5th Floor, New York, NY 10001, (212) 594-4800. If you would like to request such documents, please do so by [•], in order to receive them before the special meeting.

     We are “incorporating by reference” information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

     The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

1)	Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 31, 2008; and

2)	Current Report on Form 8-K, filed with the SEC on April 1, 2008.

     We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed. The information we file later with the SEC will automatically update and supersede the information contained in this proxy statement.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

TU HOLDINGS, INC.,

TU MERGER, INC.

and

MERISEL, INC.

Dated as of March 28, 2008

(continued)

(continued)

(continued)

		Page

Section 7.6.	Assignment; Binding Effect	52
Section 7.7.	Entire Agreement; No Third-Party Beneficiaries	52
Section 7.8.	Severability	52
Section 7.9.	Governing Law	52
Section 7.10.	Jurisdiction; Enforcement	52
Section 7.11.	Waiver of Jury Trial	53
Section 7.12.	Headings	53
Section 7.13.	Interpretation	53
Section 7.14.	Required Approvals of the Special Committee	54
Section 7.15.	Counterparts; Effectiveness	54
Section 7.16.	Definitions	54

EXHIBITS

Exhibit A – Form of Voting, Support and Redemption Agreement

Exhibit B – Form of Certificate of Incorporation of the Surviving Corporation

Exhibit C – Form of Commitment Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2008 (the “Agreement”), among TU HOLDINGS, INC., a Delaware corporation (“Parent”), TU MERGER, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and MERISEL, INC., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company is referred to herein as a “Party” and together they are referred to herein as “Parties”).

     WHEREAS, the Parties intend that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

     WHEREAS, a Special Committee of independent directors of the Company (the “Special Committee”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend to the Board of Directors of the Company (the “Company Board”) that it approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to recommend that the holders of Company Common Stock adopt this Agreement and (iv) directed that this Agreement be submitted to the Company Board for its approval and recommendation that the holders of Company Common Stock adopt this Agreement;

     WHEREAS, the Company Board (following the recommendation of the Special Committee) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the holders of Company Common Stock for their adoption and (iv) resolved to recommend that the holders of Company Common Stock adopt this Agreement;

     WHEREAS, (i) the Board of Directors of Parent has unanimously approved this Agreement, (ii) the Board of Directors of Merger Sub has unanimously approved and declared advisable this Agreement and (iii) Parent, as the sole stockholder of Merger Sub, will adopt this Agreement and the transactions contemplated hereby, including the Merger, promptly after the execution hereof in accordance with the terms hereof;

     WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, a certain stockholder of the Company is entering into a voting, support and redemption agreement with Parent and the Company substantially in the form of Exhibit A attached hereto (the “Support Agreement”); and

     WHEREAS, the Company, Parent and Merger Sub each desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, as set forth herein.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

THE MERGER

     Section 1.1. The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

     Section 1.2. Closing. The closing of the Merger (the “Closing”) shall take place on a day that is a Business Day at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 10:00 a.m., local time, on a date to be specified by the Parties, which shall be no later than the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date”.

     Section 1.3. Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

     Section 1.4. Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL and the other applicable Laws of the State of Delaware. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company.

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     Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation.

          (a) The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form attached hereto as Exhibit B, until thereafter amended in accordance with the provisions thereof and the provisions of this Agreement and applicable Law, in each case consistent with the obligations set forth in Section 4.13.

          (b) The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and the provisions of this Agreement and applicable Law, in each case consistent with the obligations set forth in Section 4.13.

     Section 1.6. Directors and Officers of the Surviving Corporation. Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     Section 1.7. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a) Conversion of Company Common Stock. Subject to Section 1.7(b) and Section 1.7(d), each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding immediately prior to the Effective Time (for the avoidance of doubt, including each Restricted Share in accordance with and subject to the terms of Section 1.9), other than any Cancelled Shares and any Dissenting Shares, shall thereupon be converted automatically into and shall thereafter represent the right to receive the Merger Consideration, without any interest thereon. All shares of Company Common Stock that have been converted into the right to receive the Merger Consideration as provided by this Section 1.7(a) shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive the Merger Consideration.

          (b) Parent and Merger Sub-Owned Shares. Each share of Company Common Stock that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time or held by the Company immediately prior to the Effective Time (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of

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common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d) Dissenting Shares.

               (i) Notwithstanding anything contained in this Agreement to the contrary, no shares of Company Common Stock issued and outstanding immediately prior to the Effective Time the holder of which (A) has not voted in favor of the Merger, (B) has demanded its rights to appraisal in accordance with Section 262 of the DGCL, and (C) has not effectively withdrawn or lost its rights to appraisal (the “Dissenting Shares”) shall be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.7(a). By virtue of the Merger, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent only those rights provided under the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a member or equity owner of the Surviving Corporation.

               (ii) Notwithstanding the provisions of this Section 1.7(d), if any holder of shares of Company Common Stock who demands appraisal rights shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent or its rights of appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares of Company Common Stock shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration, without any interest thereon.

               (iii) The Company shall give Parent (A) prompt notice of any written demands for appraisal rights of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for appraisal rights and (B) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal rights under the DGCL. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal rights or offer to settle or settle any such demands.

     Section 1.8. Exchange of Certificates.

          (a) Paying Agent. At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company that is organized and doing business under the Laws of the United States or any state thereof, and has a combined capital and surplus of at least $500 million, that shall be appointed prior to the Closing Date to act as a paying agent hereunder and approved in advance by the Company in writing (and pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company) (the “Paying Agent”), in trust for

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the benefit of holders of the shares of Company Common Stock (other than the Restricted Shares, which shall be governed by Section 1.9(b)) and the Company Stock Options, cash in U.S. dollars sufficient to pay (i) the amount owing for all of the shares of Company Common Stock converted pursuant to Section 1.7(a) (other than the Restricted Shares, which shall be governed by Section 1.9(b)) and (ii) the Option Consideration payable pursuant to Section 1.9(a) (such cash referred to in subsections (a)(i) and (a)(ii) being hereinafter referred to as the “Exchange Fund”).

          (b) Payment Procedures.

               (i) As soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day following the Effective Time, the Paying Agent shall mail (x) to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 1.7, other than the Restricted Shares, for which the payment procedures shall be as described in Section 1.9(b), (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration, as applicable, and (y) to each holder of a Company Stock Option, a check in an amount due and payable to such holder pursuant to Section 1.9 of this Agreement in respect of such Company Stock Option.

               (ii) Upon surrender of the certificates that immediately prior to the Effective Time represented shares of Company Common Stock (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of shares of Company Common Stock represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (y) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

               (iii) The Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of shares of Company Common Stock or Company Stock Options, such amounts as are required to be withheld or deducted under the United States Internal Revenue Code of 1986, as amended (the “Code”) or

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any provision of United States state or local Tax Law or any foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Stock Options, in respect of which such deduction and withholding were made.

          (c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to this ARTICLE I.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of shares of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of shares of Company Common Stock who have not surrendered their shares of Company Common Stock in accordance with this Section 1.8 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration without any interest thereon, upon due surrender of their shares.

          (e) No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 1.8(d).

          (g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of shares of Company Common Stock as applicable, represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

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     Section 1.9. Equity Awards.

          (a) Effective as of the Effective Time, each option to purchase shares of Company Common Stock, including options granted under the Company Stock Plans (each, a “Company Stock Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be cancelled in exchange for the right to receive an amount in cash in U.S. dollars equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of United States state or local Tax Law or any foreign Tax Law with respect to the making of such payment. For the avoidance of doubt, any Company Stock Option with a per-share exercise price that equals or exceeds the amount of the Merger Consideration shall be cancelled and no payment shall be made in respect thereof.

          (b) (i) Effective as of the Effective Time, each award of a share of Company Common Stock granted under the 1997 Plan that is unvested immediately prior to the Effective Time (the “Restricted Shares”) shall, as of the Effective Time, subject to Section 1.9(b)(ii), be cancelled in exchange for the right to receive the Merger Consideration in accordance with the provisions of Section 1.7(a), less such amounts as are required to be withheld or deducted under the Code or any provision of United States state or local Tax Law or any foreign Tax Law with respect to the making of such payment.

               (ii) With respect to each Restricted Share, the right to receive the Merger Consideration shall be subject to the terms and conditions of the 1997 Plan and the applicable Award Agreement that evidences such award, including any escrow, forfeiture and payment provisions thereunder.

          (c) Prior to the Effective Time, the Company shall take all necessary and appropriate action (including obtaining any required consents) to effectuate the transactions contemplated by this Section 1.9.

     Section 1.10. Convertible Preferred Stock. On the Closing Date, the Company shall use its reasonable best efforts to cause all the outstanding shares of the Company Convertible Preferred Stock to be redeemed in consideration for the payment of the Redemption Amount.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed (i) in the Company SEC Documents that were publicly available on or prior to the date of this Agreement (other than disclosures in “Risk Factors” sections thereof and any other disclosures that are predictive or forward looking in nature) or (ii) in the disclosure schedule of even date herewith delivered by the Company to Parent immediately prior to the

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execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

     Section 2.1. Qualification; Organization, Subsidiaries, etc.

          (a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification and good standing, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Company’s certificate of incorporation (the “Company Charter”) and the Company’s bylaws (the “Company Bylaws”), each as amended through the date of this Agreement. The Company Charter, the Company Bylaws and the certificate of incorporation and bylaws (or equivalent organizational documents) of each of the Company’s Subsidiaries (the “Subsidiary Governance Documents”) are in full force and effect. None of the Company or any of its Subsidiaries is in violation of any provision of the Company Charter, the Company Bylaws or the Subsidiary Governance Documents.

          (b) Section 2.1(b) of the Company Disclosure Schedule lists each Subsidiary of the Company and its jurisdiction of organization. All the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company or by another Subsidiary of the Company, free and clear of all Liens. Except for its interests in the Subsidiaries of the Company set forth in Section 2.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          (c) As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a “Company Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence (each, an “Effect”) that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there is a Company Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions; (B) any action taken by the Company that is expressly permitted or required by this Agreement; (C) any occurrence generally affecting the graphics and visual communications services industries or other industries in which the Company or any of its Subsidiaries operate in the United States; (D) any change in GAAP or applicable Law or the interpretation thereof; (E) any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States; (F) any change in the price or trading volume of the Company Common Stock in and of itself (provided that the underlying causes of such change may be taken into account in

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determining whether there is a Company Material Adverse Effect); or (G) any effect resulting from the announcement of this Agreement; or (H) any action taken at the written request of Parent or any of its affiliates or mutually agreed to in writing by the parties to this Agreement that, if taken without the written consent of Parent, would have been prohibited by the terms of this Agreement; except, in the case of the foregoing clauses (A), (C), (D) or (E), to the extent such Effect has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which they operate.

     Section 2.2. Capitalization.

          (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock of the Company, par value $0.01 per share, (“Company Preferred Stock”, and collectively with the Company Common Stock, “Company Capital Stock”). As of March 27, 2008, (i) 8,452,723 shares of Company Common Stock were issued and 8,033,943 shares of Company Common Stock (including 439,758 Restricted Shares) were outstanding, (ii) 418,780 shares of Company Common Stock were held in treasury, (iii) 300,000 Company Stock Options were outstanding, the holders and exercise prices of which are set forth in Section 2.2(a) of the Company Disclosure Schedule, (iv) 300,000 shares of Company Common Stock were reserved for issuance upon the exercise of stock options held by employees or directors of the Company pursuant to the employee and director stock plans of the Company (the “Company Stock Plans”) and (v) 267,595 shares of Company Preferred Stock, all of which were shares of convertible preferred stock, par value $0.01 per share, of the Company (“Company Convertible Preferred Stock”), were issued or outstanding, and related thereto, 5,352 shares of Company Convertible Preferred Stock were reserved for issuance in respect of accrued dividends on such shares of Company Convertible Preferred Stock, and 1,559,697 shares of Company Common Stock were reserved for issuance upon the conversion of such shares of Company Convertible Preferred Stock. All outstanding shares of Company Capital Stock and all shares of Company Capital Stock reserved for issuance as noted in clauses (iv) and (v) when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights, rights of first refusal or any similar rights. All Restricted Shares were issued pursuant to the Company’s 1997 Stock Award and Incentive Plan (the “1997 Plan”) and the form of the Award Agreement thereunder, copies of which are attached to Section 2.2(a) of the Company Disclosure Schedule.

          (b) Except as set forth in subsection (a) above, as of the date of this Agreement, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after March 27, 2008, but were reserved for issuance as set forth in subsection (a) above, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material

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amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

          (c) Neither the Company nor any of its Subsidiaries has outstanding preferred stock, bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of the Company Common Stock on any matter in connection with the Merger and the transactions contemplated hereby.

          (d) Pursuant to the terms of the Support Agreement and notwithstanding anything to the contrary set forth in the terms of the Company Convertible Preferred Stock, at the Effective Time, the Company Convertible Preferred Stock shall be redeemed in exchange for the payment of an amount set forth in the Support Agreement (the “Redemption Amount”).

          (e) Except for the Support Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

     Section 2.3. Corporate Authority Relative to This Agreement; No Violation.

          (a) The Company has requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby subject, in the case of the consummation of the Merger, to receipt of the Company Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board (after the recommendation of the Special Committee) and, except with respect to the Merger for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy and Equity Exception”).

          (b) The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the Company’s stockholders for their approval and (iv) resolved to recommend that the Company’s stockholders adopt this Agreement (collectively, the “Recommendation”).

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          (c) Other than in connection with or in compliance with (i) the DGCL and (ii) the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any applicable state securities or “blue sky” Laws (collectively, the “Company Approvals”), and subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 3.9, no authorization, consent or approval of, or filing with, any United States or foreign federal, state or local governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (d) The execution and delivery by the Company of this Agreement does not, and, except as described in Section 2.3(c) or set forth on Section 2.3(d) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby and compliance by the Company with the provisions of this Agreement will not (i) result in any material violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, sublease or similar arrangement, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or to which any of them is a party or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”), other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due or being contested in good faith or for which adequate accruals or reserves have been established, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) which is disclosed on the most recent consolidated balance sheet of the Company or notes thereto or securing liabilities reflected on such balance sheet) or (D) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company (each of the foregoing, a “Permitted Lien”), upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Charter or the Company Bylaws or any Subsidiary Government Document or (iii) conflict with or violate, in any material respect, any applicable Laws that are material to the Company and its Subsidiaries.

     Section 2.4. SEC Reports and Financial Statements.

          (a) Except as set forth on Section 2.4 of the Company Disclosure Schedule, the Company has filed or furnished (as applicable) all reports, forms, schedules, statements, certifications and other documents required to be filed or furnished with or to the United States Securities and Exchange Commission (the “SEC”) from January 1, 2006 (the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act at the time they were filed (or, if amended at the time of such amendment), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any

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material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the Company’s Form 10-K for the year ended December 31, 2007, the Form 8-K filed on March 28, 2007 and the schedules, statements, certifications and other documents related thereto, the Company has not filed any reports, forms, schedules, statements, certifications and other documents with the SEC in the two Business Days immediately preceding the date of this Agreement.

          (b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and (ii) were prepared in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

          (c) The Company has made available to Parent true, correct and complete copies of the consolidated financial statements for the month of January of 2008, and such consolidated financial statements (i) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

          (d) The Company SEC Documents include all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“SOX”), and the internal control report and attestation of the Company’s outside auditors required by Section 404 of SOX. To the knowledge of the Company, the Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities. The Company’s principal executive officer and principal financial officer have no knowledge of any fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has not identified any material weaknesses in the design or operation of its internal controls over financial reporting.

          (e) The Company has made available to Parent true, correct and complete copies of all material written correspondence between the SEC, on the one hand, and the Company and any Subsidiary of the Company, on the other hand, since December 1, 2006. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents. To the

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knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

     Section 2.5. No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents that were publicly available on or prior to the date of this Agreement, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business since December 31, 2007, (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business and (f) as set forth on Section 2.5 of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto).

     Section 2.6. Absence of Certain Changes or Events. From December 31, 2007 through the date of this Agreement:

          (a) except as contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice;

          (b) there has not been any event, development or state of circumstances that has had, individually or in the aggregate, a Company Material Adverse Effect;

          (c) except as set forth in Section 2.6 of the Company Disclosure Schedule, there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

          (d) there has not been any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (e) except as set forth in Section 2.6 of the Company Disclosure Schedule, there has not been any sale, lease (as lessor), assignment, license, failure to maintain or other disposition of any material properties or assets, except in the ordinary course of business;

          (f) there have not been any amendments to or changes in the Company Charter, Company Bylaws or Subsidiary Governance Documents;

          (g) there has not been any change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

          (h) to the knowledge of the Company, there have not been any claims, charges or grievances filed with any Governmental Entity by any individual, or asserted or threatened by any individual, Governmental Entity or any workers’ representative organization, bargaining unit

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or union regarding any unfair labor practice, claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company or any Subsidiary;

          (i) except as required pursuant to any existing contract set forth in Section 2.8 of the Company Disclosure Schedule, in the ordinary course of business, or set forth in Section 2.6 of the Company Disclosure Schedule, there has not been any increase in or other change to the salary, bonus or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, any execution of or amendment to any Employee Agreement, or any declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, change in control payment, termination payment, bonus or other additional salary or compensation (including any equity-based compensation) to any such person;

          (j) except as set forth in Section 2.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has commenced, settled or, to the knowledge of the Company, been named a party to any lawsuit, and neither the Company nor any of its Subsidiaries has received written notice of any threat of any lawsuit or proceeding or other investigation against the Company or any of its Subsidiaries or relating to any of their businesses, properties or assets;

          (k) except as set forth in Section 2.6 of the Company Disclosure Schedule, there has not been any issuance, grant, delivery, sale or purchase, or contract or agreement to issue, grant, deliver, sell or purchase, by the Company or any of its Subsidiaries, any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any subscriptions, warrants, options, rights or securities to acquire any of the foregoing;

          (l) except as set forth in Section 2.6 of the Company Disclosure Schedule, there has not been any grant by the Company or any of its Subsidiaries of any severance, change-in-control or termination pay (in cash or otherwise) to any employee, including any officer;

          (m) to the knowledge of the Company, there has not been any material damage to, destruction or loss of any material asset of the Company or any of its Subsidiaries (whether or not covered by insurance);

          (n) there has not been any revaluation by the Company or any of its Subsidiaries of any of its assets, including the writing off of any notes or accounts receivable other than in the ordinary course of business; and

          (o) there has not been any authorization, commitment or agreement to take, any of the foregoing actions.

     Section 2.7. Compliance with Law; Permits.

          (a) The Company and each of its Subsidiaries are in compliance with and are not in default under or in violation of any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, rule, regulation, ruling, judgment, order, injunction, decree or agency requirement issued,

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promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not be material to the Company and its Subsidiaries, taken as a whole. Notwithstanding anything contained in this Section 2.7, no representation or warranty shall be deemed to be made in this Section 2.7 in respect of the matters referenced in Section 2.4, Section 2.5 or Section 2.6 or in respect of environmental matters (which are addressed exclusively in Section 2.9), employee benefits matters (which are addressed exclusively in Section 2.10), labor matters (which are addressed exclusively in Section 2.11), tax matters (which are addressed exclusively in Section 2.13) or intellectual property matters (which are addressed exclusively in Section 2.14).

          (b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”). The Company and each of its Subsidiaries are in compliance, in all material respects, with and are not in default under or in violation, in all material respects, of any Company Permit. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where such suspension or cancellation, individually or in the aggregate, would not have a Company Material Adverse Effect.

     Section 2.8. Material Contracts.

          (a) Except for this Agreement, the Company Benefit Plans or as filed with the SEC, Section 2.8(a) of the Company Disclosure Letter sets forth a correct and complete list of each contract (whether written or oral) to which the Company or any of its Subsidiaries is a party or by which any of them is bound which (all contracts of the type described in this Section 2.8 being referred to herein as “Company Material Contracts”):

               (i) contains outstanding obligations in excess of two hundred fifty thousand dollars $250,000) in any twelve (12)-month period or is otherwise material (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to the business of the Company and its Subsidiaries taken as a whole as currently conducted that cannot be terminated without penalty upon sixty (60) days’ prior written notice;

               (ii) contains covenants limiting, in any material respect, the freedom of the Company or any of its Subsidiaries to engage in any line of business or to provide any products or services generally or in any market segment or in any geographic area, or to compete with any Person or restricting, in any material respect, the ability of the Company or any of its Subsidiaries to acquire equity securities of any Person;

               (iii) provides that the Company or any of its Subsidiaries has (A) incurred, or may incur, any indebtedness for borrowed money or (B) given any guarantee in respect of indebtedness for borrowed money;

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               (iv) provides for a joint venture or partnership (without regard to legal form);

               (v) is a standby letter of credit, performance or payment bond, or surety bond of any nature;

               (vi) relates to an acquisition, divestiture, merger or similar transaction;

               (vii) obligates the Company to make any capital commitment or expenditure (including pursuant to any joint venture) in excess of $250,000;

               (viii) is a contract with any Material Customer or Material Supplier;

               (ix) is an agreement under which the Company or any Subsidiary of the Company (A) grants to a third party any licenses or covenants not to sue or (B) is granted by a third party any licenses or covenants not to sue, in each case with respect to any Intellectual Property material to the Company or its Subsidiaries;

               (x) is a contract, agreement or commitment with any employee, individual consultant, contractor, or salesperson of the Company or any of its Subsidiaries that (a) provides for annual compensation in excess of $50,000, (b) is not terminable at-will or (c) includes any obligation to provide severance benefits, termination pay (in cash, equity or otherwise), indemnification or advance notice of termination of the employment or consulting relationship;

               (xi) is an agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (xii) restricts or prohibits, in any material respect, the Company or any Subsidiary from hiring or soliciting for hire any individual to perform employment or consulting services for the Company or any of its Subsidiaries; and

               (xiii) was entered into after January 1, 2005 and provides for the settlement or release of any litigation or dispute involving the Company or any of its Subsidiaries that is material to the Company or any of its Subsidiaries, individually or in the aggregate.

          (b) Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract in any material respect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of, or default under, the terms of any Company Material Contract in any material respect. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception.

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          (c) The Company has filed with the SEC each contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K.

     Section 2.9. Environmental Laws and Regulations.

          (a) Except as set forth on Section 2.9 of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries is in compliance, in all material respects, with all applicable Environmental Laws; (ii) the Company and each of its Subsidiaries possess and are in compliance, in all material respects, with all Company Permits required pursuant to Environmental Laws; (iii) none of the Company or any of its Subsidiaries has received any written claim or notice of violation from any Governmental Entity alleging that the Company or any of its Subsidiaries is in material violation of, or liable under, any Environmental Law that is otherwise unresolved; and (iv) there are no Actions pending (or, to the knowledge of the Company, threatened) against the Company or any of its Subsidiaries and there are no Orders of, or before, any Governmental Entity which are binding upon the Company or any of its Subsidiaries, in each case, relating to Environmental Laws, except, in each case, as would not be material to the Company and its Subsidiaries taken as a whole. This Section 2.9 sets forth the sole representation and warranty of the Company relating to environmental, health and safety matters, including those relating to Environmental Laws.

          (b) As used herein, “Environmental Law” means any Law relating to (i) human health or safety as related to environmental protection or the protection or pollution of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land or subsurface land) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

          (c) As used herein, “Hazardous Substance” means any substance, material or waste that is regulated, classified or otherwise characterized under, or pursuant to, an Environmental Law as “hazardous,” “toxic,” a “pollutant”, a “contaminant” or a “regulated substance.”

     Section 2.10. Employee Benefit Plans.

          (a) Section 2.10(a) of the Company Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), and each employment, severance, consulting or similar contract, plan, arrangement or policy and each other material employee benefit, pension, profit-sharing, savings, deferred compensation, bonus, incentive stock option, and welfare plan and program, whether or not subject to ERISA, of the Company or its Subsidiaries or any person that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) for the benefit of current or former employees, directors, or consultants of the Company or any of its Subsidiaries (the “Company Benefit Plans”).

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          (b) The Company has made available to Parent true and complete copies of each of the Company Benefit Plans and related documents, including (i) each writing constituting a part of such Company Benefit Plan (or in the case of an unwritten Company Benefit Plan, a written description thereof), including all amendments thereto and trust documents (if applicable), (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, and (iii) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan. Each of the Company Benefit Plans that is intended to be qualified under Section 401(a) of the Code and each trust established in connection with any such Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the “IRS”) and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued.

          (c) (i) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and the requirements of applicable Laws, including ERISA and the Code, (ii) no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA that would result in material liability has occurred with respect to any Company Benefit Plan, (iii) there are no actions pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits in the ordinary course) by, on behalf of or against any of the Company Benefit Plans which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries and (iv) no administrative investigation, audit or other administrative proceeding by any Governmental Entity with respect to a Company Benefit Plan is pending, in progress, or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan. In all material respects, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any Company Benefit Plan to any funds or trusts established thereunder or in connection therewith have been timely made by the due date thereof.

          (d) Neither the Company, any of its Subsidiaries or any ERISA Affiliate has, at any time within the last six years, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any plan described in Section 413 of the Code, subject to Section 302 or Title IV of ERISA or to the funding requirements of Section 412 of the Code including any plan which constituted a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

          (e) Except as set forth on Section 2.10(e) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, alone or in combination with another event, (i) entitle any current or former employee, consultant, director, or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or under applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant, director or officer or result in any payment or funding of compensation or benefits under any of the Company Benefit Plans, except as expressly provided in this Agreement, or (iii) give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code.

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          (f) Except as disclosed in Section 2.10(f) of the Company Disclosure Schedule, each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder.

     Section 2.11. Labor Matters.

          (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There are no labor unions or other or other organizations that have filed a petition with the National Labor Relations Board or any other government entity since January 1, 2005 seeking certification as the collective bargaining representative of any employee of the Company or any of its Subsidiaries. Since January 1, 2005, there has not been, and there is not pending or, to the knowledge of the Company, threatened, any (i) strike, lockout, slowdown, picketing or work stoppage with respect to any current or former employee of the Company or any Subsidiary or (ii) unfair labor practice charge, grievance or complaint filed or pending against the Company or any of the Subsidiaries. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

          (b) Section 2.11(b) of the Company Disclosure Schedule contains a true and correct list of each employee of the Company and its Subsidiaries (the “Business Employees”) and, for each such Business Employee, Section 2.11(b)of the Company Disclosure Schedule identifies the following information: (i) employer; (ii) job title; (iii) job location; (iv) date of hire; (v) amount of current base salary or hourly rate of pay (as applicable); (vi) target incentive compensation for 2007 (commission and/or bonus, as applicable); (vii) total compensation received in 2006; (viii) any other special compensation or perquisites (e.g. automobile allowance); (ix) status as exempt or non-exempt from applicable overtime Laws; (x) accrued but unused vacation or paid time off; and (xi) whether such person is on a leave of absence and, if so, the type of leave of absence and the expected date of return from such leave of absence.

          (c) There are no claims pending or, to the knowledge of the Company, threatened, before any Governmental Entity or arbitral forum against the Company or any of its Subsidiaries asserting any breach of contract, tort, or violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA or any other similar federal, state or local employment Law.

          (d) Since January 1, 2005, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) (or any similar state, local or foreign law)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary or (ii) a “mass layoff” (as defined in the WARN Act (or any similar state, local or foreign law)) affecting any site of employment or facility of the Company or any of the Subsidiaries.

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          (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, since January 1, 2005, the Company and each of the Subsidiaries has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to the calculation and payment of wages, hours, classification as exempt or non-exempt from applicable minimum wage and overtime Laws, equal opportunity, employment discrimination, harassment, and retaliation, disability rights or benefits, employee leave issues, immigration, occupational safety and health, collective bargaining and the payment of social security and other Taxes.

          (f) In all material respects, the Company and each of the Subsidiaries currently, and since January 1, 2005, has completed and maintain in its files Form I-9s with respect to each of its employees. Since January 1, 2005, neither the Company nor any of its Subsidiaries has received any notice from any Governmental Entity that any of its employees has a name or social security number that does not match the name or social security number maintained by any Governmental Entity.

          (g) The Company and each of the Subsidiaries has no material liability for (i) any arrears of wages, severance pay or any penalty relating thereto for failure to comply with withholding and reporting all material amounts required by applicable Law or by agreement to be withheld and reported with respect to wages, salaries and other payments or (ii) with respect to any misclassification of any person as (A) an independent contractor rather than as an employee or (B) an employee exempt from state or federal minimum wage or overtime Laws.

          (h) Except as set forth in Section 2.11(h) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any contract, agreement, or arrangement with any employee or independent contractor receiving in excess of $50,000 of annual compensation from the Company or any Subsidiary that (i) restricts the right of the Company or any Subsidiary to terminate such person’s employment or consulting relationship without cause or without a specified notice period, or (ii) obligates the Company or any Subsidiary to pay severance equivalent to more than two weeks’ of such person’s base compensation or to provide vesting acceleration on shares, stock options, or other securities of the Company or any Subsidiary upon either a termination of such person’s employment or consulting relationship with the Company or any Subsidiary, or upon a change in control of the Company or any Subsidiary.

          (i) To the knowledge of the Company, no officer, key employee, or group of employees of the Company or any Subsidiary has as of the date hereof given notice or indicated any intent to terminate their employment before the Closing Date or as a result of the transactions contemplated by this Agreement.

     Section 2.12. Investigations; Litigation. Except as set disclosed on Section 2.12 of the Company Disclosure Schedule, as of the date of this Agreement, (a) to the knowledge of the Company, there is no investigation, inquiry or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries and (b)(i) there are no material Actions pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties, at law or

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in equity, and (ii) there are no Orders of, or before, any Governmental Entity against or affecting the Company or any of its Subsidiaries or any of their respective properties.

      Section 2.13. Tax Matters.

          (a) Except as disclosed on Section 2.13 of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all income Tax Returns and other material Tax Returns required to be filed by any of them as of the date of this Agreement and all such tax returns are true, correct and complete in all material respects, (ii) the Company and each of its Subsidiaries have paid all Taxes required to be paid by it (whether or not shown on any Tax Return), except Taxes which have not yet accrued or otherwise become due or that are being contested in good faith by appropriate proceedings, (iii) as of the date of this Agreement there are not pending or, threatened in writing, any audits, examinations, investigations, claims, disputes, actions or other proceedings in respect of Taxes against the Company or any of its Subsidiaries and since January 1, 2003 no claim for the assessment or collection of any Taxes has been asserted in writing against the Company or any of its Subsidiaries that has not been settled with all amounts due having been paid, (iv) no officer responsible for Tax matters of the Company has personal knowledge that any authority will propose or assess any additional material Taxes with respect to the Company or any Subsidiary (other than Taxes incurred in the ordinary course on income accruing after the date hereof), (v) neither the Company nor any of the Subsidiaries are presently the beneficiary of any extension of time within which to file any Tax Return, (vi) no written claim, or written notice of claim, has been made since January 1, 2003, by an authority in a jurisdiction where the Company or any of the Subsidiaries do not file Tax Returns, and no officer responsible for Tax matters of the Company has personal knowledge that the Company or any of the Subsidiaries is or may be subject to taxation by an authority in a jurisdiction where the Company or any of the Subsidiaries do not file Tax Returns, (vii) there are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of the Subsidiaries, (viii) the Company and each of the Subsidiaries have delivered to Parent true, correct and complete copies of all Tax Returns, ruling requests, private letter rulings, closing agreements, settlement agreements, tax opinions, examination reports and statements of deficiencies filed or received since January 1, 2003, (ix) neither the Company nor any of the Subsidiaries have waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to any material Tax payment, assessment, deficiency or collection, (x) since January 1, 2003, neither the Company nor any of the Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return nor does the Company or any of the Subsidiaries have any liability for Taxes of any other Person under Treasury Regulations § 1.1502-6 (or any similar provision of foreign, state or local Law), other than the consolidated group of which the Company is currently the parent corporation, (xi) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (xii) neither the Company nor any of the Subsidiaries is a party to any Tax allocation, indemnity or sharing arrangement (other than agreements among the Company and any of its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes), (xiii) the Company and each of the Subsidiaries has disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a

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substantial understatement of Tax under Section 6662 of the Code and the Company and each of the Subsidiaries have not engaged in any transaction that could give rise to a disclosure obligation as a “listed transaction” under Section 6011 of the Code and Treasury Regulations promulgated thereunder during the four (4) year period ending on the date hereof, (xiv) neither the Company nor any of the Subsidiaries has any material income or gain reportable for a taxable period ending after the Closing Date but attributable to (A) a transaction occurring in, or (B) a change in accounting method made for, a taxable period beginning prior to the Closing Date which resulted in a deferred reporting of material income or gain from such transactions, a timing difference in the reporting of material income or gain between Tax and GAAP accounting methods or from such change in accounting method, (xv) neither the Company nor any of the Subsidiaries has distributed stock of another entity, and have not had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code, and (xvi) neither the Company nor any of the Subsidiaries are currently subject to a limitation pursuant to Section 382 or 383 of the Code or similar provisions of state, local or foreign law, other than with respect to the “ownership change” (within the meaning of Section 382 of the Code or a similar concept under the relevant state, local or foreign law) which occurred in 1997.

          (b) As used in this Agreement, (i) “Tax” or “Taxes” means (A) any and all United States or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, escheat, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (1) being a “transferee” of another person, (2) being a member of an affiliated, combined, consolidated or unitary group, or (3) any contractual liability and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return or declaration of estimated Taxes. It is agreed and understood that no representation or warranty is made in respect of Tax matters in any Section of this Agreement other than this Section 2.13.

     Section 2.14. Intellectual Property.

          (a) Section 2.14(a) of the Company Disclosure Schedule contains a list of all of the following that are owned by either the Company or a Subsidiary of the Company: (i) registered trademarks and applications for registration of trademarks; (ii) issued patents and pending patent applications; (iii) registered copyrights and (iv) Internet domain names, in each case in U.S. and foreign jurisdictions (collectively, “Company Registered Intellectual Property”). Section 2.14(a) of the Company Disclosure Schedule also contains a list of any (y) proceedings or actions pending as of the date of this Agreement before any court, arbitrator or mediator, and (z) any adversarial proceedings in the United States Patent and Trademark Office (including inter partes proceedings) related to any of the Company Registered Intellectual Property.

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          (b) Either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”).

          (c) Except as set forth on Section 2.14(c) of the Company Disclosure Schedule, the Company has not received written notice of any pending claims and, to the knowledge of the Company, there are no threatened claims by any person alleging infringement by the Company or any of its Subsidiaries of any third-party Intellectual Property.

          (d) Except as set forth on Section 2.14(d) of the Company Disclosure Schedule, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, and the conduct of the business of the Company and its Subsidiaries has not at any time since January 1, 2005 infringed, any Intellectual Property of any person.

          (e) Except as set forth on Section 2.14(e) of the Company Disclosure Schedule, neither the Company, its Subsidiaries, nor any of its or their employees or representatives has received from any Person any (i) written notice claiming that any operation, act, product, technology or service of the Company or its Subsidiaries (including products, technologies and services currently under development) infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law or (ii) written notice of third party patent or other Intellectual Property rights from a putative or potential licensor of such rights.

          (f) To the knowledge of the Company, no person is infringing any Company Intellectual Property.

          (g) The Company and its Subsidiaries have taken commercially reasonable steps (i) to protect and preserve ownership of all Company Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries and (ii) to protect their rights in confidential information and trade secrets of the Company.

          (h) As used herein “Intellectual Property” means all (i) patents and patent applications, together with reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names and Internet domain names, and applications, registrations, and renewals in connection therewith, and all goodwill associated therewith, (iii) copyrightable works, copyright registrations and applications for registration thereof and renewals thereof), (iv) trade secrets, know-how, improvements and inventions, and (v) computer software (including source code, data, databases and related documentation).

     Section 2.15. Real Property. Except as set forth in Section 2.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or has owned any real property since March 1, 2005. Section 2.15 of the Company Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of all leases, subleases or other similar arrangements pursuant to which the Company or any of its Subsidiaries leases any interest in real property (the “Leases“). True, correct and complete copies of the Leases have been provided to Parent prior to the date of this Agreement. The Company or a Subsidiary of the

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Company has valid leasehold interests in all of its leased properties, free and clear of all Liens (except for Permitted Liens and all other title exceptions, defects, encumbrances and other matters, whether or not of record, which do not materially affect the continued use of the property for the purposes for which the property is currently being used by the Company or a Subsidiary of the Company as of the date of this Agreement). The Leases constitute the valid and binding obligations of the Company or its Subsidiaries, as applicable, as tenants, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception. To the knowledge of the Company, no condemnation or similar proceeding has been commenced or threatened against the real property subject to the Leases. To the knowledge of the Company, none of the real property subject to the Leases has been materially damaged or destroyed, and the real property subject to the Leases, together with all fixtures and improvements thereon, are in good working order and condition. The Company and its Subsidiaries that are the applicable tenants under the Leases (i) are not in material breach under Leases to which they are parties, and to their knowledge, the landlords are not in material breach under the Leases to which they are parties, (ii) have not prepaid any rents or other amounts payable under the Leases more than 30 days in advance, and have not paid any security deposits and (iii) have obtained all necessary material certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the use, occupancy and operation of the leased premises and the conduct of their business (including certificates of completion and certificates of occupancy) and all required zoning, building code, land use and other similar permits or approvals, all of which are in full force and effect as of the date of this Agreement and, to the knowledge of the Company, not subject to revocation, suspension, forfeiture or modification.

     Section 2.16. Assets; Personal Property. The Company or a Subsidiary of the Company is in possession of and has good title to, or valid leasehold interests in or valid rights under contract to use, such machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or its Subsidiaries that are material to the Company or its Subsidiaries, free and clear of all Liens other than Permitted Liens.

     Section 2.17. Customers and Suppliers. Section 2.17 of the Company Disclosure Schedule sets forth a list of names of (i) the twenty largest customers of the Company in terms of sales for the calendar year ended December 31, 2007 (each, a “Material Customer”) and (ii) the ten largest suppliers of the Company in terms of purchases for the calendar year ended December 31, 2007 (each, a “Material Supplier”) and includes the net sales or purchases by the Company attributable to each such customer or supplier for such period. To the knowledge of the Company, no Material Customer or Material Supplier intends or expects to (x) cease doing business with the Company, (y) materially decrease the amount of business it does with the Company or (z) materially and adversely modify the nature and type of the business it does with the Company.

     Section 2.18. Key Salespersons. Section 2.18 of the Company Disclosure Schedule sets forth a list of names of (a) the top ten salespersons of the Company and its Subsidiaries (determined by sales volume for 2007) in the imaging business and (b) the top ten salespersons of the Company and its Subsidiaries (determined by sales volume for 2007) in the prototype business (collectively, “Key Salespersons”), together with the sales generated by each Key Salesperson for the year ended December 31, 2007. To the knowledge of the Company, no Key Salesperson intends or expects to cease working for the Company.

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     Section 2.19. Information in Proxy Statement. None of the information contained or incorporated by reference in the Proxy Statement as of the date it is first mailed to holders of Company Common Stock, and at the time of the Company Meeting, or in any amendment or supplement thereto, as of the date it is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the Exchange Act.

     Section 2.20. Insurance. Section 2.20 of the Company Disclosure Schedule lists all of the Company’s and its Subsidiaries’ material insurance policies relating to the assets, business, officers or directors of the Company and its Subsidiaries. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by Company or any of its Subsidiaries are, in all material respects, in character and amount and with such deductibles and retained amounts as are generally carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. Since March 1, 2005, to the knowledge of the Company, the Company has maintained such policies and other forms of insurance continuously and without interruption. There is no material claim pending under any of such policies as to which, to the knowledge of the Company, coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which, to the knowledge of the Company, such underwriters have reserved their rights. All premiums due and payable under all such policies have been paid and, to the knowledge of the Company, as of the date hereof, except as set forth on Section 2.20 of the Company Disclosure Schedule, there are no unresolved audits or investigations by any carrier with respect to the amount of premiums due under any policy. The Company is in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 2.21. Required Vote of the Company Stockholders. Except as set forth on Section 2.21 of the Company Disclosure Schedule, subject to the accuracy of the representations and warranties of Parent and Merger Sub contained in ARTICLE III hereof, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Meeting to adopt this Agreement and the Merger is the only vote of holders of securities of the Company necessary to approve this Agreement, the Merger and the transactions contemplated hereby (the “Company Stockholder Approval”).

     Section 2.22. Affiliate Transactions. Except for the Support Agreement and any employment, severance, retention or similar agreements disclosed in Section 2.8 of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any director, officer, employee, stockholder or affiliate of the Company or any of its Subsidiaries, on the other hand.

     Section 2.23. Finders or Brokers. Except for Robert W. Baird & Co. Incorporated and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., neither the Company nor any of its

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Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who is entitled to any fee or any commission in connection with the Merger and the other transactions contemplated by this Agreement.

     Section 2.24. Opinion of Financial Advisors. The Company Board has received the written opinion of Robert W. Baird & Co. Incorporated dated March 28, 2008, substantially to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the $5.75 in cash per share to be received by the holders of Company Common Stock in the Merger (the “Merger Consideration”) is fair to such holders (other than with respect to Stonington Partners, Inc. and its affiliates, including funds controlled by them) from a financial point of view. The Special Committee has received the written opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., dated March 28, 2008, substantially to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration is fair to the holders of the Company Common Stock (other than with respect to Stonington Partners, Inc. and its affiliates, including funds controlled by them) from a financial point of view.

     Section 2.25. State Anti-Takeover Statutes. The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL, any other similar applicable Law, or in the Company Charter or Company Bylaws, are not applicable to this Agreement and the transactions contemplated hereby, including the Merger. No other “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Law or regulation of any jurisdiction is, or at the Effective Time will be, applicable to the Company, the execution and delivery of this Agreement, the Support Agreement, the Merger or the other transactions contemplated by this Agreement or the Support Agreement.

     Section 2.26. Additional Payments; Other Matters.

          (a) Except as set forth in Section 2.26(a) of the Company Disclosure Schedule, all earnout payments, contingent payments, deferred payments, tax reimbursements or any other similar payments or obligations (collectively, “Additional Payments”) relating to the acquisitions of Color Edge, Inc., Color Edge Visual, Inc., Comp 24, LLC, Crush Creative, Inc., Dennis Curtin Studios, Inc., Advertising Props, Inc. and Fuel Digital, Inc. (collectively, the “Business Acquisitions”) with respect to periods ending on or before December 31, 2007 have been made in full and are not subject to any negotiation, claim, reservation, arbitration, litigation or other dispute by any Person.

          (b) The maximum amount of all Additional Payments relating to the Business Acquisitions that may be paid with respect to periods ending after December 31, 2007 is set forth in Section 2.26(b) of the Company Disclosure Schedule. Agreements to settle the payment of such Additional Payments (other than with respect to Color Edge, Inc. and Color Edge Visual, Inc.) are in full force and effect and have been provided to Parent prior to the date of this Agreement.

          (c) With respect to the claims (“Color Edge Claims”) by the former stockholders of Color Edge Inc. and Color Edge Visual, Inc. that amounts are due to them

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pursuant to Section 2.6 of the Color Edge Agreements (as defined below), (i) the Company is not a party to any agreement, written or oral, with respect to the earnout amounts due to such former stockholders other than the Color Edge Agreements, (ii) all correspondence between such former stockholders and the Company and their respective counsel and representatives relating to the Color Edge Claims have been provided to Parent prior to the date hereof and (iii) the calculations set forth on Section 2.26(c) of the Company Disclosure Schedule of the amount due to the former stockholders pursuant to Section 2.6 of the Color Edge Agreements are true and correct in all material respects and are consistent with the financial records of the Company and the Color Edge Agreements. “Color Edge Agreements” means (i) that certain asset purchase agreement by and among MCEI, LLC, the Company, Color Edge, Inc. and certain shareholders of Color Edge, Inc. dated as of December 24, 2004, as amended on March 1, 2005 and April 17, 2006 and (ii) that certain asset purchase agreement by and among MCEV, LLC, the Company, Color Edge Visual, Inc., Photobition New York, Inc. and certain shareholders dated as of December 24, 2004, as amended on March 1, 2005 and April 17, 2006.

     Section 2.27. Outstanding Net Debt. The aggregate amount of indebtedness outstanding as of the date hereof of the Company and its Subsidiaries for borrowed money is not in excess of the applicable amount set forth in Section 2.27 of the Company Disclosure Schedule. The aggregate amount of the cash and cash equivalents of the Company and its Subsidiaries as of the date hereof is not less than the applicable amount set forth in Section 2.27 of the Company Disclosure Schedule.

     Section 2.28. Transaction Expenses. Section 2.28 of the Company Disclosure Schedule sets forth (a) the aggregate maximum amount of all fees and expenses that may be paid or incurred by the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement, including the maximum amount of such fees and expenses that may be paid to: (i) Robert W. Baird & Co. Inc. or Houlihan Lokey Howard & Zukin Financial Advisors, Inc.; (ii) Weil, Gotshal & Manges LLP, Rosner & Napierala, LLP or any other legal counsel; (iii) any independent accountants; and (iv) any other advisors, consultants, agents and representatives (collectively, the “Maximum Transaction Fee Amount”) and (b) the amount of such Maximum Transaction Fee Amount, for each of the categories set forth in Section 2.8(a)(i)-(iv), that has been paid by the Company on or prior to the date of this Agreement.

     Section 2.29. No Additional Representations. Other than representations or warranties made in this ARTICLE II, the Company makes no other representations or warranties with respect to the transactions contemplated by this Agreement. The representations and warranties set forth in this ARTICLE II are made solely by the Company, and no representative of the Company or any Affiliate thereof shall have any responsibility or liability related thereto.

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     Section 3.1. Qualification; Organization, Subsidiaries, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its

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respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification and good standing, except where the failure to be so qualified or in good standing, would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificate of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date of this Agreement.

     Section 3.2. Corporate Authority Relative to This Agreement; No Violation.

          (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, and, except with respect to the Merger for the adoption thereof by Parent, as the sole stockholder of Merger Sub, which shall be obtained promptly after the execution of this Agreement, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement has been duly executed and delivered by the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b) Other than in connection with or in compliance with (i) the provisions of the DGCL and (ii) the Exchange Act (collectively, the “Parent Approvals”), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c) The execution and delivery by Parent and Merger Sub of this Agreement does not, and, except as described in Section 3.2(b), the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of Parent or Merger Sub or (iii) conflict with or violate any applicable Laws, other than, in the

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case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 3.3. Investigations; Litigation. To the knowledge of Parent, (a) there is no investigation or review pending or threatened by any Governmental Entity with respect to Parent or any of its Subsidiaries which would have, individually or in the aggregate, a Parent Material Adverse Effect, and (b) there are no material actions, suits or proceedings pending (or, to Parent’s knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case, which would have, individually or in the aggregate, a Parent Material Adverse Effect.

     Section 3.4. Financing. Parent and Merger Sub have all of the funds necessary for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration, the Redemption Amount and the Option Consideration (in the aggregate, and inclusive of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation).

     Section 3.5. Commitment Agreement. Concurrently with the execution of this Agreement, American Capital Strategies, Ltd. (“ACAS”) has delivered to the Company a commitment agreement addressed to the Company in the form attached as Exhibit C to this Agreement, guaranteeing certain obligations of Parent and Merger Sub, respectively, under this Agreement (the “Commitment Agreement”). The Commitment Agreement constitutes the legal, valid and binding obligation of ACAS, enforceable in accordance with its terms.

     Section 3.6. Capitalization of Merger Sub; No Prior Activities. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

     Section 3.7. Information in Proxy Statement. None of the information supplied or to be supplied in writing by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, at the date such Proxy Statement is first mailed to holders of Company Common Stock, and at the time of the Company Meeting, or in any amendment or supplement thereto, as of the date it is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.8. Finders or Brokers. Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions

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contemplated by this Agreement who is entitled to any fee or any commission in connection with the Merger and the other transactions contemplated by this Agreement.

     Section 3.9. Lack of Ownership of Company Common Stock. Except for the Support Agreement, there are no voting trusts or other agreements, arrangements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries nor are there any agreements, arrangements or understandings to which Parent or any of its Subsidiaries is a party with respect to the acquisition, divestiture, retention, purchase, sale or tendering of the capital stock or other equity interest of the Company or any of its Subsidiaries.

     Section 3.10. Solvency. Immediately after giving effect to the transactions contemplated by this Agreement (including any financing in connection with the transactions contemplated hereby), (i) none of the Surviving Corporation or any of its Subsidiaries will have incurred debts beyond its ability to pay such debts as they mature or become due, the then present fair salable value of the assets of each of the Surviving Corporation and each of its Subsidiaries will exceed the amount that will be required to pay its respective probable liabilities (including the probable amount of all contingent liabilities) and its respective debts as they become absolute and matured, (ii) the assets of each of the Surviving Corporation and each of its Subsidiaries, in each case at a fair valuation, will exceed its respective debts (including the probable amount of all contingent liabilities) and (iii) none of the Surviving Corporation or any of its Subsidiaries will have unreasonably small capital to carry on its business as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Company or any Subsidiary of the Company.

     Section 3.11. No Additional Representations. Other than representations or warranties made in this ARTICLE III, Parent and Merger Sub make no other representations or warranties as to any matter whatsoever. The representations and warranties set forth in this ARTICLE III are made solely by Parent and Merger Sub, and no representative of Parent and Merger Sub or any affiliate thereof shall have any responsibility or liability related thereto.

     Section 3.12. Acknowledgement Regarding Company Representations. Parent acknowledges that neither the Company nor any person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives except as expressly set forth in ARTICLE II, and neither the Company nor any other person shall be subject to any liability to Parent or any other person resulting from the Company’s making available to Parent or Parent’s use of such information or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the “data room,” other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company does not, and shall not be deemed to have made, and hereby disclaims, any representation, warranty or guarantee, express or implied, as to any financial forecast, revenue projection or financial model or other prospective information made available by the Company or its Representatives to Parent, Merger Sub or any of their respective Representatives. It is

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understood and agreed that Parent and Merger Sub are solely responsible for developing for itself, together with its Representatives, any such financial forecasts, revenue projections and financial models and assessing any prospective events concerning the Company in connection with the transactions contemplated hereby.

ARTICLE IV

ADDITIONAL AGREEMENTS

     Section 4.1. Conduct of Business by the Company and Parent.

          (a) From and after the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 6.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent, (iii) as required by this Agreement or (iv) as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall, and shall cause each Subsidiary to, conduct its business in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact its current business organization, keep available the services of its and their current officers and employees and maintain their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

          (b) Subject to the exceptions contained in clauses (i) through (iv) of Section 4.1(a), but without limiting the generality of Section 4.1(a), the Company covenants and agrees with Parent, on behalf of itself and its Subsidiaries, that between the date of this Agreement and the earlier of the Effective Time and the Termination Date, the Company:

               (i) shall not declare, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except (i) dividends and distributions paid or made to the Company by Subsidiaries and (ii) as set forth in Section 4.1(b)(i) of the Company Disclosure Schedule;

               (ii) shall not, and shall not permit any of its Subsidiaries to, (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (ii) purchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (iii) except as set forth in Section 4.1(b)(iii) of the Company Disclosure Schedule, as required by a Company Benefit Plan or an existing agreement disclosed in Section 2.8(a)(x) of the Company Disclosure Schedule, or as otherwise required by applicable Law (including Section 409A of the Code), shall not, and shall not permit any of its Subsidiaries to (A) increase the compensation or other benefits payable or provided to the Company’s directors or officers, (B) enter into or amend any employment, change of control, severance or retention agreement with any officer of the Company, (C) establish, adopt, enter into or amend any

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collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, or (D) hire or terminate any employees outside the ordinary course of business;

               (iv) shall not, and shall not permit any of its Subsidiaries to, change financial accounting policies or procedures or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

               (v) shall not, and shall not permit any of its Subsidiaries to, adopt any amendments to its certificate of incorporation or bylaws or similar applicable charter documents;

               (vi) except as set forth in Section 4.1(b)(vi) of the Company Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable options outstanding on the date of this Agreement), other than (A) issuances of shares of Company Common Stock in respect of any exercise of Company Stock Options outstanding on the date of this Agreement and (B) the sale of shares of Company Common Stock pursuant to the exercise of options to purchase Company Common Stock if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes;

               (vii) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries and except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

               (viii) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

               (ix) except as set forth in Section 4.1(b)(ix) of the Company Disclosure Schedule or for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its material properties or assets, including the capital stock of Subsidiaries, except (A) pursuant to existing agreements in effect prior to the execution of this Agreement or (B) as may be required by applicable Law or

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any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated hereby;

               (x) shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole;

               (xi) except as set forth in Section 4.1(b)(xi) of the Company Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any material litigation other than settlements of, or compromises for, any litigation where the amounts paid or to be paid are covered by insurance coverage maintained by the Company;

               (xii) shall not, and shall not permit any of its Subsidiaries to, enter into any settlement, conciliation or similar agreement with any Governmental Entity or that requires payment of any material consideration after the execution date of this Agreement;

               (xiii) except as set forth in Section 4.1(b)(xiii) of the Company Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, modify, amend, terminate or waive any rights under any Company Material Contract in any material respect in a manner which is adverse to the Company;

               (xiv) shall not, and shall not permit any of its Subsidiaries to, enter into any Company Material Contracts other than in the ordinary course of business consistent with past practice;

               (xv) except as set forth in Section 4.1(b)(xv) of the Company Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, make any capital expenditure or commitments with respect thereto in excess of $100,000 individually or $500,000 in the aggregate;

               (xvi) shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents that were publicly available on or prior to date of this Agreement or incurred in the ordinary course of business;

               (xvii) shall not make or change any Tax election not consistent with past practice, file any amended Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or change

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an annual accounting period, adopt or change any accounting method (including any Tax accounting method); and

               (xviii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

     Section 4.2. Access to Information; Confidentiality.

          (a) The Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) reasonable access during normal business hours upon reasonable prior notice to the Company, throughout the period from the date of this Agreement to the earlier to occur of the Effective Time and the Termination Date, to its and its Subsidiaries’ Representatives, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws. Notwithstanding the foregoing, the Company shall not be required to afford such access if it would unreasonably disrupt the operations of the Company or any of its Subsidiaries, would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would result in a loss of privilege to the Company or any of its Subsidiaries or would constitute a violation of any applicable Law, nor shall Parent or any of its Representatives be permitted to perform any onsite procedure (including any onsite environmental study) with respect to any property of the Company or any of its Subsidiaries.

          (b) To the extent permitted by Law, the Company shall cause its and its Subsidiaries’ officers and employees to assist, and shall use its commercially reasonable efforts to cause its and their other Representatives to assist, Parent and its Representatives in their planning and preparation with respect to the operation of the business of the Company and its Subsidiaries from and after the Closing, including with respect to budget, strategy and other matters.

          (c) Parent hereby agrees that all information provided to it or its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Evaluation Material, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, executed on January 9, 2007, between the Company and American Capital Strategies, Ltd. (the “Confidentiality Agreement”).

     Section 4.3. No Solicitation of Transactions.

          (a) The Company shall, and shall cause its Subsidiaries and shall direct the Company’s Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties (other than Parent, Merger Sub and Parent’s Representatives) that may be ongoing as of the date of this Agreement with respect to an Alternative Proposal. The Company shall not, and shall cause each of its Subsidiaries and shall direct the Company’s Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any Alternative Proposal, (ii) enter into any agreement or agreement in principle with respect to an Alternative Proposal or enter into any agreement requiring the Company to abandon, terminate or fail to consummate the Merger or breach its obligations under this Section

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4.3, (iii) engage in, participate in or continue in any way any negotiations or discussions regarding, or furnish or disclose to any third party any information with respect to, any Alternative Proposal or (iv) provide access to its properties, books or records or furnish any information to any person with respect to any Alternative Proposal; provided, however, that at any time prior to obtaining the Company Stockholder Approval, in response to an unsolicited written Alternative Proposal that the Special Committee or the Company Board (A) reasonably believes is bona fide and (B) determines in good faith, after consultation with a financial advisor of nationally recognized reputation, constitutes, or could reasonably be expected to lead to, a Superior Proposal, the Company may, subject to compliance with Section 4.3(b), (x) furnish information with respect to the Company and its Subsidiaries to the person making such Alternative Proposal (and its Representatives) pursuant to an executed confidentiality agreement that contains provisions which are no less favorable to the Company than those contained in the Confidentiality Agreement; provided that all such information have previously been made available to Parent or is made available to Parent prior to, or concurrently with, the time it is provided to such person, and (y) participate in discussions with or negotiations with the person making such Alternative Proposal (and its Representatives) regarding such Alternative Proposal. Notwithstanding the foregoing, nothing in this Section 4.3(a) shall prohibit the Company from contacting and engaging in discussions with any person who has made an unsolicited bona fide written Alternative Proposal after the date of this Agreement solely for the purpose of clarifying such Alternative Proposal and any material terms, and the conditions to consummation, thereof so as to determine whether it could be reasonably expected for such Alternative Proposal to lead to a Superior Proposal.

          (b) The Company shall promptly, and in any event within forty-eight (48) hours, advise Parent orally and in writing of the Company’s receipt of any Alternative Proposal or any inquiry that would reasonably be expected to lead to any Alternative Proposal, the identity of the person making any such Alternative Proposal and a copy of such Alternative Proposal (or, where no such copy is available, a written description of the principal terms and conditions thereof) prior to furnishing any information or participating in any discussions permitted by this Section 4.3 with respect to such Alternative Proposal. The Company shall (i) keep Parent reasonably informed of the status (including any change to the terms and conditions thereof) of any such Alternative Proposal and (ii) provide to Parent promptly after receipt or delivery thereof, and in any event within forty-eight (48) hours, with copies of all written correspondence and other written material sent by the Company or any Representative to, or provided to the Company or any Representative from, any person in connection with any Alternative Proposal. Promptly upon determination by the Special Committee or the Company Board that an Alternative Proposal constitutes a Superior Proposal in accordance with Section 4.3(a), the Company shall deliver to Parent a written notice advising it that the Special Committee or the Company Board has made such determination, specifying the material terms and conditions of such Superior Proposal and the identity of the person making such Superior Proposal.

               (i) As used in this Agreement, “Alternative Proposal” shall mean any proposal or offer made by any person prior to the receipt of the Company Stockholder Approval (other than a proposal or offer by Parent or any of its Subsidiaries) for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the acquisition by any

35

person of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries, taken as a whole or (iii) the acquisition by any person of fifteen percent (15%) or more of the outstanding shares of Company Common Stock.

               (ii) As used in this Agreement “Superior Proposal” shall mean an Alternative Proposal (substituting 50% for the 15% thresholds set forth in the definition of “Alternative Proposal”) made by any person (i) on terms that the Special Committee or the Company Board determines in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (x) all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement or the transactions contemplated by this Agreement) and (y) the anticipated timing, financing certainty, risk of non-consummation and prospects for completion of such proposal; and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal as well as the then prevailing conditions in the securities, credit and financial markets.

     Section 4.4. Company Board Recommendation.

          (a) Subject to the terms of Section 4.4(b) hereof, the Company Board shall make the Recommendation.

          (b) Notwithstanding any provision of this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board (upon the recommendation of the Special Committee) may (i) withdraw, modify or qualify in a manner adverse to Parent the Recommendation, (ii) approve or recommend a Superior Proposal (any action described in the foregoing clause (i) or this clause (ii), a “Company Adverse Recommendation Change”), and/or (iii) enter into an agreement or agreements regarding a Superior Proposal, if (x) in the case of an action described in any such clause above, the Special Committee or the Company Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties to the Company stockholders under applicable Law and (y) in the case of an action described in clause (iii) above, the Company simultaneously terminates this Agreement in accordance with the provisions of Section 6.1(e)(ii) hereof and concurrently pays the Termination Fee in accordance with the provisions of Section 6.3(a)(i) hereof.

          (c) Nothing in this Agreement shall prohibit or restrict the Company, the Special Committee or the Company Board from (i) taking and/or disclosing to the stockholders of the Company a position contemplated by Rule 14e-2 promulgated under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the Company stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, such disclosure would be reasonably necessary under applicable Law (including in order to comply with its fiduciary duties to Company stockholders under Delaware Law and under Rules 14d-9 and 14e-2 promulgated under the Exchange Act).

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     Section 4.5. Proxy Statement. Subject to the terms and conditions of this Agreement, as soon as reasonably practicable following the date of this Agreement, the Company and Parent shall jointly prepare, and the Company shall file with the SEC, a proxy statement, letter to holders of Company Common Stock, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the holders of Company Common Stock in connection with the solicitation of proxies for use at the Company Meeting, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Proxy Statement”). The Company and Parent, as the case may be, shall promptly furnish all information concerning the Company on the one hand, or Parent and Merger Sub on the other hand, that may be required by applicable securities Laws or reasonably requested by the other Party hereto in connection with the preparation and filing with the SEC of the Proxy Statement. Subject to the terms and conditions of this Agreement and all applicable Laws, the Company shall use commercially reasonable efforts to cause the Proxy Statement to be disseminated to the holders of Company Common Stock as promptly as practicable following the clearance thereof by the SEC. If at any time prior to the Company Meeting, any information relating to the Company, Parent, or Merger Sub, or any of their respective directors, officers or affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Company Common Stock. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto, prior to the filing thereof with the SEC. The Company shall promptly advise Parent of any oral comments received from the SEC or its staff with respect to the Proxy Statement and shall provide to Parent and its counsel any and all written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after receipt thereof.

     Section 4.6. Company Meeting.

          (a) The Company shall, in accordance with its certificate of incorporation and bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Proxy Statement is cleared by the SEC, a meeting of the holders of shares of Common Stock (the “Company Meeting”) for the sole purpose of seeking the Company Stockholder Approval. Unless the Company Board has made a Company Adverse Recommendation Change pursuant to Section 4.4(b), the Company Board shall recommend adoption of this Agreement and include in the Proxy Statement the Recommendation. Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation to establish a record date for, call, give notice of, convene and hold the Company Meeting pursuant to this Section 4.6 shall not be limited to, or otherwise affected by, the commencement, disclosure, announcement or submission to the Company of any Alternative Proposal unless this Agreement has been terminated in accordance with the terms hereof.

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               (i) Each of Parent and Merger Sub shall vote all shares of Company Common Stock beneficially owned by it or any of its respective Subsidiaries as of the applicable record date in favor of the adoption of this Agreement in accordance with the DGCL at the Company Meeting or otherwise.

     Section 4.7. Employee Matters.

          (a) For a period of nine (9) months following the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide each employee of the Company and its Subsidiaries (“Company Employees”) with compensation (other than equity-based compensation), welfare and retirement benefits that are no less favorable, in the aggregate, than the compensation (other than equity-based compensation), welfare and retirement benefits provided to Company Employees pursuant to the Company Benefit Plans in effect immediately prior to the Effective Time (excluding any benefits provided under a defined benefit retirement plan and any retiree medical benefits).

          (b) For purposes of determining vesting and eligibility to participate (but not for accrual of benefits other than determining the level of vacation plan accrual and severance benefits) under the employee benefit plans of Parent, Surviving Corporation and their Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, except to the extent such service credit would result in any duplication of benefits. In addition, and without limiting the generality of the foregoing, to the extent permitted by applicable Law and the relevant insurance carriers: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent, Surviving Corporation and their Subsidiaries shall, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent, Surviving Corporation and their Subsidiaries shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c) Nothing contained in this Agreement (i) shall require Parent, Surviving Corporation or any of their Subsidiaries to continue to employ any particular Company

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Employee following the Closing Date for any particular period of time or (ii) shall constitute or be construed as an amendment of any Company Benefit Plan.

     Section 4.8. Reasonable Best Efforts to Complete.

          (a) Subject to the terms and conditions set forth in this Agreement (including for the avoidance of doubt Section 6.3(c)), each of the Parties hereto shall use (and cause its respective affiliates to use) reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement (including the Merger), including using reasonable best efforts in: (i) causing the conditions to the Merger set forth in ARTICLE V hereof to be satisfied or fulfilled; (ii) obtaining all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (iii) obtaining all necessary consents, approvals or waivers from third parties; (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement (including the Merger) and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement (including the Merger).

          (b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals; (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby (including the Merger), and (iii) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company and Parent shall permit counsel for the other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Entity. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.

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     Section 4.9. Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     Section 4.10. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may reasonably be necessary and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares of Company Common Stock and including the deemed disposition and cancellation of the Company Options in the Merger) or Company Convertible Preferred Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     Section 4.11. Certain Notices. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 6.1 and the Effective Time:

          (a) The Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that either of the conditions set forth in Section 5.3(a) could not be satisfied as of the Outside Date; provided, however, that (i) the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 4.11(a) and (ii) the delivery of any notice pursuant to this Section 4.11(a) shall not cure any breach of any representation or warranty requiring disclosure of such matter at or prior to the execution of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

          (b) The Company shall give prompt notice to Parent of (i) any notice or other communication received by it from any third party subsequent to the date of this Agreement and prior to the Effective Time to which the Company has knowledge alleging any material breach of or material default under any Company Material Contract, or (ii) any notice or other communication received by the Company from any third party subsequent to the date of this Agreement and prior to the Effective Time to which the Company has knowledge alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that (i) the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 4.11(b) and (ii) the delivery of any notice pursuant to this Section 4.11(b) shall not cure any breach of any representation or warranty requiring disclosure of such matter at or prior to the execution of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

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          (c) Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that (i) the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 4.11(c) and (ii) the delivery of any notice pursuant to this Section 4.11(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter at or prior to the execution of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

     Section 4.12. Public Announcements. The Company and Parent (on behalf of itself and Merger Sub) will consult with and to the extent reasonably practicable shall provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange.

     Section 4.13. Indemnification and Insurance. (a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificate of incorporation or bylaws or other organization documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years after the Effective Time, Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all the exculpation, indemnification and advancement of expenses provisions of the Company’s and each of its Subsidiaries’ certificates of incorporation and bylaws or similar organization documents in effect immediately prior to the Effective Time, or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors and officers in existence as of the date of this Agreement and set forth in Section 4.13 of the Company Disclosure Schedule and for acts or omissions by such directors and officers occurring prior to the Effective Time.

          (b) From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law and, without limiting the foregoing, as required pursuant to any indemnity agreements of the Company or any Subsidiary of the Company set forth in Section 4.13 of the Company Disclosure Schedule, indemnify and hold harmless each current director or officer of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any actual or threatened claim, arbitration, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of or pertaining to such Indemnified Party’s service as a director or officer of the Company or any of the Company’s Subsidiaries or services performed by such person at

41

the request of the Company or any of the Company’s Subsidiaries, including (i) any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and (ii) any claim arising from the transactions contemplated herein, and any actions taken by Parent and/or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries which is alleged to have rendered the Surviving Corporation and/or any of its Subsidiaries insolvent). Without limiting the foregoing, the Surviving Corporation shall also advance costs and expenses (including attorneys’ fees) as incurred by any Indemnified Party as soon as reasonably practicable after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided that the person to whom expenses are advanced provides an undertaking in customary form, consistent with the practices of the Company prior to the Effective Time, to repay such advances if it is ultimately determined that such person is not entitled to indemnification (it being understood and agreed that the Surviving Corporation shall not require the posting of any bond or any other security for such undertaking). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action. Notwithstanding the foregoing, Parent shall not be required to indemnify any Indemnified Party for Actions resulting from fraud or from conduct that results in criminal conviction of such Indemnified Party. Neither Parent nor the Surviving Corporation shall settle any litigation or other suit, action or proceeding to which an Indemnified Party is a party on terms obligating it to breach its obligations under this Section 4.13.

          (c) Prior to the Effective Time, Parent shall cause the Surviving Corporation, effective as of the Effective Time, to obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period commencing with the Effective Time and continuing for at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time (or, with respect to the fiduciary liability insurance portion of the D&O Insurance only, at the option of Parent in lieu of the obligations set forth in the previous sentence), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms,

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conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (d) The obligations under this Section 4.13 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Indemnified Party (or any other person who is a beneficiary under the policies referred to in Section 4.13 hereof (and their heirs and representatives)) (collectively, “Indemnified Persons”) without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons is intended to be a third party beneficiary of this Section 4.13, with full rights of enforcement as if a party thereto. The rights of each Indemnified Person hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Person may have under the certificate of incorporation or bylaws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 4.13 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Persons.

          (e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 4.13.

     Section 4.14. Debt Payoff Letters. The Company shall use reasonable best efforts to assist Parent in obtaining payoff letters (and UCC-3 termination statements or the equivalent or similar documentation providing for the release of security interests) from all lenders with respect to all outstanding indebtedness of the Company or any of its Subsidiaries for borrowed money on the Closing Date (collectively, “Payoff Documents”), in each case in connection with the refinancing by Parent of any such indebtedness.

     Section 4.15. Cooperation with Financing. At the reasonable request of Parent, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, reasonably cooperate with Parent and its Representatives in connection with the arrangement and syndication of any debt financing that may be entered into by Parent in connection with the transactions contemplated by this Agreement, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries.

     Section 4.16. Cooperation on Letters of Credit. The Company and Parent shall use their reasonable best efforts to (i) cause replacement letters of credit to be issued by financial institutions selected by Parent to the landlords under the leases for the Company’s properties located at 132 West 31st Street, New York, NY, which replacement letters of credit shall be reasonably satisfactory to such landlords, and (ii) cause such landlords to release all amounts

43

deposited with such landlords as security deposits under such leases, in the case of each of clauses (i) and (ii) to be effective immediately after the Closing.

     Section 4.17. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. The obligations and liability of Parent and Merger Sub hereunder shall be joint and several.

     Section 4.18. Adoption of Agreement by Merger Sub. Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and the Merger in accordance with the terms of the DGCL.

ARTICLE V

CONDITIONS TO THE MERGER

     Section 5.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to satisfaction or waiver (where permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a) The Company shall have obtained the Company Stockholder Approval;

          (b) No Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any Law that is in effect and has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger or (ii) issued or granted any Law or order, judgment, writ, stipulation, award, injunction, decree, arbitration, award, ruling, assessment, decision or findings (collectively, “Order“) (whether temporary, preliminary or permanent) that has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger; and

          (c) Any Company Approvals required to be obtained for the consummation, as of the Effective Time, of the transactions contemplated by this Agreement shall have been obtained, except for such Company Approvals the failure to obtain which would not have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following additional conditions:

          (a) (i) Each of Parent and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects when made and as of the Effective Time as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need be true and correct in all respects only as of such specified date),

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interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term Parent Material Adverse Effect, except where the failure of all such representations and warranties to be true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect; and

          (b) The Company shall have received a certificate of an executive officer of Parent as to the satisfaction of the conditions set forth in Section 5.2(a).

     Section 5.3. Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following additional conditions:

          (a) (i) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii)(A) the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects when made and as of the Effective Time as if made at such time (except to the extent such representations and warranties speak as of a specified date, they need be true and correct in all respects only as of such specified date), interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term Company Material Adverse Effect, except where the failure of all such representations and warranties to be true and correct, in the aggregate, has not had a Company Material Adverse Effect and (B) the representations and warranties of the Company contained in Section 2.2, Section 2.23, Section 2.26, Section 2.27 and Section 2.28 shall be true and correct in all material respects when made and as of the Effective Time as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need be true and correct in all material respects only as of such specified date);

          (b) Parent and Merger Sub shall have received a certificate of the chief executive officer and chief financial officer of the Company as to the satisfaction of the conditions set forth in Section 5.3(a);

          (c) The Company shall have provided to Parent and Merger Sub a certificate in accordance with Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) to the effect that the Company is not currently, and was not at any time during the specified period in Section 897(c)(1)(A)(ii) of the Code, a “United States Real Property Holding Corporation” as that term is defined in Section 897(c)(2) of the Code;

          (d) All the outstanding shares of Company Convertible Preferred Stock shall be redeemed at the Effective Time in consideration for the payment of the Redemption Amount;

          (e) The Company shall have received the Payoff Documents set forth in Section 5.3(e) of the Company Disclosure Letter, in form and substance reasonably satisfactory to Parent;

          (f) (i) All Additional Payments relating to the Business Acquisitions set forth in Section 2.26(a) (only with respect to the Crush matter) and Section 2.26(b) of the Company Disclosure Schedule shall have been satisfied in full and shall not be subject to any negotiation, claim, reservation, arbitration, litigation or other dispute by any Person (other than with respect

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to Dennis Curtin Studios, Inc.) and (ii) the amount that shall have been paid by the Company and its Subsidiaries after the date hereof with respect to all Additional Payments relating to the Business Acquisitions shall not be greater than the amounts set forth in Section 2.26(a) and Section 2.26(b) of the Company Disclosure Schedule; and

          (g) Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.

     Section 5.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 5.1, Section 5.2, or Section 5.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 4.8; provided that nothing in this Section 5.4 shall be deemed to limit Parent’s rights set forth in Section 6.1(b) and Section 6.3(c).

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

     Section 6.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained:

          (a) by mutual written agreement of Parent and the Company;

          (b) by either Parent or the Company, if the Merger shall not have been consummated on or before the date that is six (6) months (the “Outside Date”) after the date of this Agreement (provided that the Company shall not be entitled to so terminate this Agreement if the Merger shall not have been consummated by the Outside Date due principally to the failure of the Company to perform any obligations under this Agreement required to be performed by it at or prior to the Effective Time);

          (c) by either Parent or the Company, notwithstanding the prior adoption of this Agreement by the holders of Company Common Stock in accordance with Delaware Law, if, at any time prior to the Effective Time, any Governmental Entity of competent jurisdiction shall have (a) enacted, issued, promulgated, entered, enforced or deemed applicable to any of the transactions contemplated hereby (including the Merger) any Law that is in effect and has the effect of making the consummation of any of the transactions contemplated hereby (including the Merger) illegal in any jurisdiction in which Parent or the Company have material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of any of the transactions contemplated by this Agreement (including the Merger), or (b) issued or granted any Order that is in effect and has the effect of making any of the transactions contemplated hereby (including the Merger) illegal in any jurisdiction in which Parent or the Company have material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of any of the transactions contemplated by this

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Agreement (including the Merger), and such Order has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to any Party hereto whose action or failure to fulfill any obligation under this Agreement has resulted in the imposition of such Law or Order;

          (d) by either Parent or the Company if the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained;

          (e) by the Company:

               (i) in the event (A) of a breach, in any material respect, of the covenants and agreements on the part of Parent or Merger Sub set forth in this Agreement, or (B) that any of the representations or warranties of Parent and/or Merger Sub set forth in this Agreement shall have been inaccurate when made or shall not be capable of being made as of the Effective Time which would reasonably be expected to result in the condition set forth in Section 5.2(a) not being satisfied (provided that representations and warranties which are confined to a specified date shall speak only as of such date); provided, however, that notwithstanding the foregoing, in the event that such breach of covenants or agreements by Parent or Merger Sub is, or such inaccuracies in the representations and warranties of Parent or Merger Sub are, curable by Parent or Merger Sub through the exercise of commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 6.1(e)(i) until the earlier to occur of (1) the expiration of a forty-five (45) calendar day period after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (2) Parent or Merger Sub ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 6.1(e)(i) if such breach or inaccuracy by Parent or Merger Sub is cured within such forty-five (45) calendar day period); or

               (ii) if the Company shall have entered into an agreement with respect to a Superior Proposal in accordance with Section 4.4(b)(iii) hereof.

          (f) by Parent:

               (i) in the event (A) of a breach, in any material respect, of the covenants and agreements on the part of the Company set forth in this Agreement or (B) that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall not be capable of being made as of the Effective Time which would reasonably be expected to result in the condition set forth in Section 5.3(a)(ii) not being satisfied (provided that representations and warranties which are confined to a specified date shall speak only as of such date); provided, however, that notwithstanding the foregoing, in the event that such breach of covenants or agreements by the Company is, or such inaccuracies in the representations and warranties of the Company are, curable by the Company through the exercise of commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 6.1(f)(i) until the earlier to occur of (1) the expiration of a forty-five (45) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (2) the ceasing by the Company to exercise

47

commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 6.1(f)(i) if such breach or inaccuracy by the Company is cured within such forty-five (45) calendar day period); or

               (ii) if the Company shall have (A) effected a Company Adverse Recommendation Change in accordance with Section 4.4(b)(i) or Section 4.4(b)(ii) hereof or (B) entered into an agreement with respect to a Superior Proposal in accordance with Section 4.4(b)(iii) hereof.

     Section 6.2. Notice of Termination; Effect of Termination. Any proper termination of this Agreement pursuant to Section 6.1 hereof shall be effective immediately upon the delivery of written notice of the terminating Party to the other Party or Parties hereto, as applicable. Subject to Section 6.3, in the event of the termination of this Agreement pursuant to Section 6.1 hereof, this Agreement shall be of no further force or effect without liability of any Party or Parties hereto (or any stockholder, director, officer, employee, agent, consultant or representative of such Party or Parties) to the other Party or Parties hereto, as applicable, except that Section 2.23, Section 3.8, Section 4.2(c), this ARTICLE VI and ARTICLE VII shall survive the termination of this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the Parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     Section 6.3. Termination Fees; Limitation of Liability.

          (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall pay to Parent a fee of $2,500,000 in cash (the “Termination Fee”), in the event that:

               (i) this Agreement is terminated by Parent pursuant to Section 6.1(f)(ii)(B) or by the Company pursuant to Section 6.1(e)(ii), in which case the Company shall pay to Parent the Termination Fee concurrently with such termination, payable by wire transfer of same day funds; or

               (ii) this Agreement is terminated by Parent pursuant to Section 6.1(f)(ii)(A), in which case the Company shall pay to Parent the Termination Fee concurrently with such termination, payable by wire transfer of same day funds.

It is understood that in no event shall the Company be required to pay the fee referred to in this Section 6.3(a) on more than one occasion.

          (b) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated pursuant to and in accordance with Section 6.1(e)(i) due to (A) Parent’s and/or Merger Sub’s material breach of any covenant or agreement on its part set forth in this Agreement (including for the avoidance of doubt Parent’s or Merger Sub’s failure to effect the Merger in accordance with ARTICLE I) or (B) Parent’s and/or Merger Sub’s breach of Section 3.4, then, in either of those instances set forth as clauses (A) and (B), Parent shall be required to pay to the Company or as directed by the Company a fee of $3,500,000 (the “Reverse Termination Fee”) as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of same day funds. Under

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no circumstances shall the Reverse Termination Fee be payable more than once pursuant to this Section 6.3(b).

          (c) Anything in this Agreement to the contrary notwithstanding, (i) the maximum aggregate liability of Parent and Merger Sub for any loss or damage suffered in connection with this Agreement or the transactions contemplated hereby (“Company Damages”), including for the avoidance of doubt in connection with Parent’s or Merger Sub’s failure to effect the Merger in accordance with ARTICLE I, shall be limited to the amount of the Reverse Termination Fee, and in no event shall the Company or any of its affiliates seek any other Company Damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub or ACAS or any Affiliate of ACAS in excess of the Reverse Termination Fee in connection with this Agreement or the transactions contemplated hereby (including, without limitation, for any failure to consummate the Merger and the other transactions contemplated by this Agreement for any reason) and (ii) the Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to Company Damages, ACAS or the former, current or future stockholders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of ACAS or Parent or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing (each an “ACAS or Parent Affiliate”), through Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any ACAS or Parent Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for its rights to recover from ACAS (but not any ACAS or Parent Affiliate (including any general partner or managing member)) under and to the extent provided in the Commitment Agreement and subject to the amount of the Reverse Termination Fee and the other limitations described therein. Recourse against ACAS under the Commitment Agreement shall be the sole and exclusive remedy of the Company and all of its affiliates against ACAS or Parent Affiliates in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the transactions contemplated hereby.

          (d) Any payment made pursuant to this ARTICLE VI shall be net of any amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax Law.

     Section 6.4. Procedure for Termination. The Company may terminate this Agreement pursuant to Section 6.1(e)(ii) at a time prior to receipt of the Company Stockholder Approval only if: (1) the Company Board has received a Superior Proposal; (2) in light of such Superior Proposal the Company Board shall have determined in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that the failure of the Company Board to terminate this Agreement and accept such Superior Proposal would be inconsistent with its fiduciary duties under applicable Law (any such determination, a “Superior Proposal Determination”); (3) the Company has notified Parent in writing that it has made a Superior Proposal Determination (any such notice, a “Superior Proposal Notice”) and provided Parent a copy of the documents and/or agreements providing for the Superior Proposal (including any other documents or agreements referred to in or to be entered into in connection

49

with the Superior Proposal); (4) at least three (3) Business Days shall have passed following receipt by Parent of the Superior Proposal Notice (such time period, the “Notice Period”), and during the Notice Period the Company shall have negotiated in good faith with Parent to permit Parent to make a proposal or to amend the terms of this Agreement; (5) at the end of the Notice Period, and taking into account any proposals (including any proposal to amend the terms of this Agreement) made by Parent since receipt of the Superior Proposal Notice (a “Parent Proposal”), such Superior Proposal remains a Superior Proposal and the Company Board has again made a Superior Proposal Determination (it being understood and agreed that if, in light of any Parent Proposal, the Company Board is no longer able to make a Superior Proposal Determination with respect to such Superior Proposal, then the Company shall immediately enter into an amendment to this Agreement with Parent and Merger Sub that embodies the terms of such Parent Proposal); (6) the Company is in compliance, in all material respects, with Section 4.3; (7) the Company has concurrently paid the Termination Fee due under Section 6.3(a)(i); and (8) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal. The Company acknowledges and agrees that each successive modification to the financial terms or other material terms of an Alternative Proposal that is determined to be a Superior Proposal shall be deemed to constitute a new Superior Proposal for purposes of this Section 6.4 which shall require a new compliance with this Section 6.4 (and, for the avoidance of doubt, shall trigger a new Notice Period).

ARTICLE VII

MISCELLANEOUS

     Section 7.1. No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     Section 7.2. Expenses. Except as set forth in ARTICLE VI or in the Commitment Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

     Section 7.3. Notices. Any notice, request, demand, claim or other communication hereunder shall be in writing, except as expressly provided herein, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     To Parent or Merger Sub:

     c/o American Capital Strategies, Ltd.
     111 S. Wacker Drive, Suite 4000
     Chicago, Illinois 60606
     Telecopy: (312) 454-0600

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     Attention: Dean Anderson

     with copies, which shall not constitute notice, to:

     O’Melveny & Myers LLP
     Times Square Tower
     7 Times Square
     New York, New York 10036
     Telecopy: (212) 326-2061
     Attention: Gregory P. Patti, Jr., Esq.

     To the Company:

     Merisel, Inc.
     127 West 30th Street
     5th Floor
     New York, New York 10001
     Telecopy: (917) 351-5889
     Attention: Donald R. Uzzi

     with copies, which shall not constitute notice, to:

     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, New York 10153
     Telecopy: (212) 310-8007
     Attention: Michael J. Aiello, Esq.

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

     Section 7.4. Amendments. This Agreement may not be amended prior to the Effective Time, except by an instrument in writing signed by the Parties hereto in accordance with applicable Law.

     Section 7.5. Waivers. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any obligation or other act of another Party hereto, (b) waive any inaccuracy in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any covenant or agreement of another Party or condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

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     Section 7.6. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that Parent and Merger Sub may assign this Agreement to its lenders (including Affiliates of Parent and Merger Sub) for collateral security purposes. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

     Section 7.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto), the Commitment Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 1.7 and Section 1.8 (which, from and after the Effective Time, shall be for the benefit of holders of the shares of Company Common Stock and Company Stock Options as of the Effective Time) and Section 4.13 (which shall be for the benefit of the Indemnified Parties), is not intended to and shall not confer upon any person other than the Parties hereto any rights or remedies hereunder. The Company acknowledges it is not a party to, and has no rights under, the equity commitment letter entered into between Parent and ACAS.

     Section 7.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

     Section 7.10. Jurisdiction; Enforcement. The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed by the Company in accordance with their specific terms or are otherwise breached by the Company, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to other remedies, prior to any termination of this Agreement pursuant to Section 6.1, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. In the event that any action shall be brought in equity by Parent or Merger Sub to enforce the provisions of this Agreement, the Company shall not allege, and hereby waives the defense, that there is an adequate remedy at Law. The parties further acknowledge and agree that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedies available to the Company set forth in Section 6.3(b) and Section 6.3(c). In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this

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Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 7.10, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

     Section 7.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     Section 7.12. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.13. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated, and whenever a reference is made in this Agreement to “Company SEC Documents that were publicly available on or prior to the date of this Agreement,” such reference shall also include the Company’s Form 10-K for the year ended December 31, 2007 (with a filing date no later than March 31, 2008) in the form provided to Parent on the date hereof (other than disclosures in “Risk Factors” sections thereof and any other disclosures that are predictive or forward looking in nature). Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of

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such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

     Section 7.14. Required Approvals of the Special Committee. Notwithstanding anything to the contrary set forth in this Agreement, the approval of a majority of the Special Committee shall be required in order to (i) amend or terminate this Agreement, or agree or consent to any amendment or termination of this Agreement, in any case on behalf of the Company, (ii) extend the time for performance of, or waive, any of the obligations or other acts of Parent or Merger Sub under this Agreement, (iii) waive any of the Company’s rights under this Agreement, (iv) amend, rescind, repeal or waive the certificate of incorporation or bylaws of the Company or (v) make any other determination with respect to any action to be taken or not to be taken by or on behalf of the Company relating to this Agreement or the transactions contemplated hereby, including the Merger.

     Section 7.15. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, e-mail or otherwise) to the other Parties.

     Section 7.16. Definitions.

          (a) References in this Agreement to “Subsidiaries” of any Party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date of this Agreement directly or indirectly owned by such Party, or (ii) such Party or any Subsidiary of such Party is a general partner (excluding partnerships in which such Party or any Subsidiary of such Party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to

54

“person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, “knowledge” means (i) with respect to Parent, the actual knowledge of the executive officers of Parent and (ii) with respect to the Company, the actual knowledge of the individuals set forth in Section 7.16 of the Company Disclosure Schedule. As used in this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are required or authorized by Law or executive order to be closed. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

          (b) Each of the following terms is defined on the pages set forth opposite such term:

1997 Plan	10
ACAS	30
ACAS or Parent Affiliate	50
Action	42
Additional Payments	27
affiliates	55
Agreement	2
Alternative Proposal	36
Bankruptcy and Equity Exception	11
Book-Entry Shares	6
Business Acquisitions	27
Business Day	56
Business Employees	20
Cancelled Shares	4
Certificate of Merger	3
Certificates	6
Closing	3
Closing Date	3
Code	6
Color Edge Claims	27
Commitment Agreement	30
Company	2
Company Adverse Recommendation Change	37
Company Approvals	12
Company Benefit Plans	18
Company Board	2
Company Bylaws	9
Company Capital Stock	10
Company Charter	9
Company Common Stock	4

55

Company Convertible Preferred Stock	10
Company Damages	50
Company Disclosure Schedule	9
Company Employees	39
Company Intellectual Property	23
Company Material Adverse Effect	9
Company Material Contracts	16
Company Meeting	38
Company Permits	16
Company Preferred Stock	10
Company Registered Intellectual Property	23
Company SEC Documents	12
Company Stock Option	8
Company Stock Plans	10
Company Stockholder Approval	26
Confidentiality Agreement	35
D&O Insurance	43
DGCL	2
Dissenting Shares	5
Effect	9
Effective Time	3
Environmental Law	18
ERISA	18
ERISA Affiliate	18
Exchange Act	12
Exchange Fund	6
GAAP	13
Governmental Entity	12
Hazardous Substance	18
Indemnified Party	42
Indemnified Persons	44
Intellectual Property	24
IRS	18
Key Salespersons	25
knowledge	56
Law	15
Laws	15
Leases	24
Lien	12
Material Customer	25
Material Supplier	25
Maximum Transaction Fee Amount	28
Merger	2
Merger Consideration	26
Merger Sub	2
New Plans	39

56

Notice Period	51
Old Plans	39
Option Consideration	8
Order	45
Outside Date	47
Parent	2
Parent Approvals	29
Parent Material Adverse Effect	28
Parent Proposal	51
Parties	2
Party	2
Paying Agent	5
Payoff Documents	44
Permitted Lien	12
person	55
Proxy Statement	38
Recommendation	12
Redemption Amount	11
Representatives	35
Restricted Shares	8
Reverse Termination Fee	49
SEC	12
Securities Act	12
SOX	13
Special Committee	2
Subsidiaries	55
Subsidiary Governance Documents	9
Superior Proposal	37
Superior Proposal Determination	50
Superior Proposal Notice	51
Support Agreement	2
Surviving Corporation	3
Tax	23
Tax Return	23
Taxes	23
Termination Date	32
Termination Fee	49
WARN Act	20

[Signature Page Follows]

57

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TU HOLDINGS, INC.

By:	/s/ Dean Anderson
Name:	Dean Anderson
Title:	President

TU MERGER, INC.

By:	/s/ Dean Anderson
Name:	Dean Anderson
Title:	President

MERISEL, INC.

By:	/s/ Donald R. Uzzi
Name:	Donald R. Uzzi
Title:	Chairman & CEO

Annex B

March 28, 2008

The Special Committee of the Board of Directors
Merisel, Inc.
127 W. 30th Street, 5th Floor
New York, NY 10001

Dear Members of the Special Committee:

     We understand that TU Holdings, Inc. (the “Acquiror”), TU Merger, Inc., a direct wholly-owned subsidiary of the Acquiror (“Sub”), and Merisel, Inc. (the “Company”), propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Acquiror (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $5.75 in cash (the “Consideration”). “Excluded Persons” shall be defined as Stonington Partners, Inc. (“Stonington”) and its affiliates, including funds controlled by them. We further understand that the Acquiror is an affiliate of American Capital Strategies, Ltd. (“ACAS”).

     You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee of the Board of Directors of the Company (the “Committee”) as to whether, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock (other than the Excluded Persons) in the Transaction is fair to them from a financial point of view.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the March 27, 2008 draft of the Agreement and Plan of Merger among TU Holdings, Inc., TU Merger, Inc. and Merisel, Inc. (the “Agreement”);

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company;

4.	spoken with certain members of the management of the Company and certain of its representatives and advisers regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

The Special Committee of the Board of Directors
   of Merisel, Inc.
March 28, 2008

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	reviewed the current and historical market prices and trading volume for the Company’s publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant;

8.	reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to us by or on behalf of the Company and the absence of changes thereto; and

9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

     We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

     We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from the drafts of said documents.

     Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no

The Special Committee of the Board of Directors
   of Merisel, Inc.
March 28, 2008

opinion regarding, the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. With respect to certain outstanding litigation, earn-out and other contingent liabilities of the Company, we have, at your instruction, relied, without independent verification, solely upon the estimated value of such respective liabilities as provided to us by the management of the Company.

     We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of the Company, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board of Directors or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

     This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

     In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement.

     Houlihan Lokey and its affiliates have in the past provided and are currently providing investment banking, financial advisory and other financial services to ACAS and its affiliates (including its portfolio companies), for which Houlihan Lokey and such affiliates have received, and may receive, compensation, including, among other things, (a) having provided and currently providing valuation advice for financial reporting and other purposes on a periodic basis, and in connection with various transactions entered into by ACAS, and (b) having acted as financial advisor to ACAS in connection with the sale of a portfolio company, Auxi Health, Inc., which closed in June 2007. Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to ACAS, Stonington, the Company and other participants in the Transaction and their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Stonington or ACAS or one or more of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Stonington or ACAS or one or more of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in

The Special Committee of the Board of Directors
   of Merisel, Inc.
March 28, 2008

the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including without limitation formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, Stonington, ACAS and other participants in the Transaction or one or more of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction.

     We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, the Acquiror or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock (other than the Excluded Persons) in the Transaction is fair to them from a financial point of view.

Very truly yours,

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Annex C

Investment Banking

March 28, 2008

Board of Directors
Merisel, Inc.
127 West 30th Street, 5th Floor
New York, NY 10001

Members of the Board of Directors:

Merisel, Inc. (the “Company”) proposes to enter into an agreement and plan of merger (the “Agreement”) among TU Holdings, Inc. (“Parent”), TU Merger, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Agreement, among other things, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company will be converted into the right to receive $5.75 in cash (the “Merger Consideration”).

In connection with your consideration of the Merger, you have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company’s common stock (other than Parent, the Shareholder (as defined below) and their respective affiliates, and other than holders of Dissenting Shares (as defined in the Agreement) (the “Stockholders”)) of the Merger Consideration to be received by the Stockholders in the Merger. Pursuant to your request, we have only considered the fairness of the Merger Consideration payable to the Stockholders in the Merger, from a financial point of view, to the Stockholders on an aggregate basis. We have not been requested to analyze, and we have not analyzed, and we express no opinion about, the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the Merger Consideration to be received by the Stockholders.

As part of our investment banking business, we are engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In conducting our investigation and analyses and in arriving at our opinion herein, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including financial forecasts provided by the Company’s management (the “Forecasts”), concerning the business and operations of the Company furnished to us for purposes of our analysis, on which we relied without independent verification; (ii) reviewed publicly available information including, but not limited, to the Company’s recent filings with the Securities and Exchange Commission; (iii) reviewed drafts of the following documents sent to us on March 27, 2008: (a) the Agreement, (b) the Voting, Support and Redemption Agreement among Parent, the Company, Stonington Capital Appreciation 1994 Fund, L.P. (“Stonington”), and Phoenix Acquisition Company II, L.L.C. (“Phoenix”, and together with Stonington, the “Shareholder”), and (c) the Commitment Agreement of American Capital

Robert W. Baird & Co.
227 West Monroe Street, Suite 2100
Chicago IL 60606
Main 312 609-4999
Fax 312 609-4950

www.rwbaird.com

March 28, 2008
Board of Directors
Merisel, Inc.

Strategies, Ltd. (“American Capital”) in favor of the Company, in each case, in the form presented to the Company’s Board of Directors; (iv) compared the financial position and operating results of the Company with those of other publicly traded companies we deemed relevant and considered the market trading multiples of such companies; (v) compared the historical market prices and trading activity of the Company’s common stock with those of other publicly traded companies we deemed relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of other business combinations we deemed relevant; (vii) considered the present values of the forecasted cash flows of the Company; (viii) analyzed the settlement value of the Company’s contingent earnout liabilities from its prior acquisitions; and (ix) analyzed net operating loss carryforwards to be assumed by the Parent. We have held discussions with members of the Company’s senior management concerning the Company’s historical and current financial condition and operating results, as well as the future prospects of the Company. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company. We have not independently verified any information supplied to us by the Company or Parent regarding the parties to the Merger that formed a substantial basis for our opinion. We have not been engaged to independently verify, and have not assumed any responsibility to verify, any such information, and we have assumed that the Company is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been provided to us. We have assumed that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company’s financial statements; (ii) the financial statements of the Company provided to us present fairly the results of operations, cash flows and financial condition of the Company for the periods indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts for the Company were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company’s senior management as to the future performance of the Company, and we have relied upon such Forecasts in the preparation of this opinion; (iv) the Merger will be consummated in accordance with the terms and conditions of the draft Agreement without any amendment thereto and without waiver by any party of any of the conditions to their respective obligations thereunder; (v) in all respects material to our analysis, the representations and warranties contained in the draft Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under such Agreement; and (vi) all material corporate, governmental, regulatory or other consents and approvals required to consummate the Merger have been or will be obtained. We have relied as to all legal matters regarding the Merger on the advice of counsel of the Company. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we made a physical inspection of the properties or facilities of the Company. In each case, we have made the assumptions above with your consent.

Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

March 28, 2008
Board of Directors
Merisel, Inc.

Our opinion has been prepared at the request and for the information of the Board of Directors of the Company, and may not be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, in any other document used in connection with the offering or sale of securities or in any other publicly available document or otherwise relied upon, used for any other purpose or disclosed to any other party without our prior written consent; provided, however, that this letter may be reproduced in full in the proxy statement to be provided to the Company’s stockholders in connection with the Merger. Any reference to us or our opinion in the proxy statement (or any other publicly available document), however, shall be subject to our prior review and approval. This opinion does not address the relative merits of: (i) the Merger, the draft Agreement or any other agreements or other matters provided for or contemplated by the draft Agreement; (ii) any other transactions that may be or might have been available as an alternative to the Merger; or (iii) the Merger compared to any other potential alternative transactions or business strategies considered by the Company’s Board of Directors and, accordingly, we have relied upon our discussions with the senior management of the Company with respect to the availability and consequences of any alternatives to the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote with respect to the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us against certain liabilities that may arise out of our engagement. We will not receive any other significant payment or compensation contingent upon the successful completion of the Merger. In the past, we have provided financial advisory and capital raising services to American Capital, the Shareholder and several of their respective portfolio companies, and we may in the future provide financial advisory services to American Capital, the Shareholder, or to any of their respective portfolio companies.

We are a full service securities firm. As such, in the ordinary course of our business, we may from time to time trade the securities of the Company and/or Parent for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

Our opinion was approved by a fairness committee, a majority of the members of which were not involved in providing financial advisory services on our behalf to the Company in connection with the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration to be received by the Stockholders is fair, from a financial point of view, to the Stockholders.

Very truly yours,

/s/ ROBERT W. BAIRD & CO. INCORPORATED

ROBERT W. BAIRD & CO. INCORPORATED

Annex D

DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number

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of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

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     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Annex E

EXECUTION COPY

     VOTING, SUPPORT AND REDEMPTION AGREEMENT (this “Agreement”) dated as of March 28, 2008, between TU HOLDINGS, INC., a Delaware corporation (“Parent”), MERISEL, INC., a Delaware corporation (the “Company”), STONINGTON CAPITAL APPRECIATION 1994 FUND, L.P., a Delaware limited partnership (“Stonington”) and PHOENIX ACQUISITION COMPANY II, L.L.C., a Delaware limited liability company (“Phoenix” and, collectively with Stonington, the “Stockholder”).

     WHEREAS Parent, TU Merger, Inc., a Delaware corporation (“Sub”), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

     WHEREAS the Stockholder owns the number of shares of Company Common Stock and Company Convertible Preferred Stock set forth opposite its name on Schedule A hereto (such shares of Company Common Stock and Company Convertible Preferred Stock, together with any other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

     WHEREAS, as a precondition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

          (a) Authority; Execution and Delivery; Enforceability. The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, (i) any provision of any contract or agreement to which the Stockholder is a party or by which any properties or assets of the Stockholder are bound or (ii) subject to the filings and other matters referred to in the next sentence, any provision of any Order or Law applicable to the Stockholder or the properties or assets of the Stockholder. No consent or approval of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports, if any, under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          (b) The Subject Shares. Phoenix is the record and beneficial owner of and has good and marketable title to, the Subject Shares, free and clear of any Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Subject Shares), other than pursuant to this Agreement and the Merger Agreement. Phoenix does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. Phoenix has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement. Stonington is the sole member of Phoenix and there are no outstanding subscriptions, options, warrants, calls, convertible securities or other rights, agreements or commitments with respect to any membership interest in Phoenix.

          (c) Alternative Proposals. The Stockholder is not currently engaged in any discussions or negotiations with any Person (other than Parent and Merger Sub) regarding any Alternative Proposal.

     SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows: Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, (i) any provision of any contract or agreement to which Parent is a party or by which any properties or assets of Parent are bound or (ii) subject to the filings and other matters referred to in the next sentence, any provision of any Order or Law applicable to Parent or the properties or assets of Parent. No consent or approval of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports, if any, under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

     SECTION 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder and Parent as follows: The Company is duly

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organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (i) any provision of any contract or agreement to which the Company is a party or by which any properties or assets of the Company are bound or (ii) any provision of any Order or Law applicable to the Company or the properties or assets of the Company. No consent or approval of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4. Covenants of the Stockholder. The Stockholder covenants and agrees as follows:

          (a) At any meeting of the stockholders of the Company, and at any adjournment or postponement thereof, called to seek the Company Stockholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, the Stockholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted), in person or by proxy, the Subject Shares in favor of (i) granting the Company Stockholder Approval and (ii) any proposal to adjourn any meeting of the stockholders of the Company which Parent supports.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), share exchange, consolidation, combination, dual listed structure, sale of substantial assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by the Company, (ii) any Alternative Proposal (other than a Superior Proposal) and (iii) any amendment of the Company’s certificate of incorporation or the Company’s by-laws or other proposal or transaction involving the Company or any Subsidiary of the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any other agreement contemplated by the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Capital Stock. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

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          (c) The Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in a manner consistent with this Section 4. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 4(a) and 4(b).

          (d) Other than as expressly permitted by this Agreement, the Stockholder shall not (i) sell, transfer, pledge, tender, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option, agreement, understanding or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Merger, (ii) convert any of the shares of Company Convertible Preferred Stock in accordance with the terms thereof or (iii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.

          (e) The Stockholder shall not, nor shall it authorize or permit any shareholder, affiliate or limited or general partner of the Stockholder or any of their respective Representatives to, (i) solicit, initiate or knowingly encourage or facilitate any Alternative Proposal, (ii) enter into any agreement or agreement in principle with respect to an Alternative Proposal or enter into any agreement requiring the Company to abandon, terminate or fail to consummate the Merger or breach its obligations under Section 4.3 of the Merger Agreement or (iii) engage in, participate in or continue in any way any negotiations or discussions regarding, or furnish or disclose to any third party any information with respect to, any Alternative Proposal. The Stockholder shall promptly, and in any event within forty-eight (48) hours, advise Parent orally and in writing of the receipt of any Alternative Proposal or any inquiry that would reasonably be expected to lead to any Alternative Proposal, the identity of the person making any such Alternative Proposal and a copy of such Alternative Proposal (or, where no such copy is available, a written description of the principal terms and conditions thereof).

          (f) The Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to the Merger or any other transaction contemplated by the Merger Agreement without the prior consent of Parent, except as may be required by Law.

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          (g) The Stockholder hereby consents to and approves the actions taken by the Company Board in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assent, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

     SECTION 5. Termination. This Agreement shall terminate upon the earliest of (i) the mutual consent of the parties hereto and (ii) the termination of the Merger Agreement in accordance with its terms.

     SECTION 6. Redemption of Company Convertible Preferred Stock. The Stockholder agrees in favor of Parent and the Company that, notwithstanding any provisions to the contrary of the Certificate of Designation setting forth the terms of the Company Convertible Preferred Stock (the “Certificate of Designation”), at the Effective Time all outstanding shares of Company Convertible Preferred Stock shall be redeemed by the Company in exchange for the payment of the Change of Control Price (as such term is defined in the Certificate of Designation) (such aggregate payment, the “Convertible Redemption Payment. Without limiting the generality of the foregoing, the Stockholder (i) hereby exercises its right pursuant to Section 6(c) of the Certificate of Designation, conditional upon the occurrence of the Closing, to require the Company to redeem all outstanding shares of the Company Convertible Preferred Stock in cash at the Change of Control Price, (ii) waives receipt of the Change of Control Notice (as defined in the Certificate of Designation) and (iii) agrees that if the Closing shall occur, the “redemption date” referred to in Section 6(c) of the Certificate of Designation shall be the Closing Date for all purposes hereunder and under the Certificate of Designation. Schedule B hereto sets forth the Convertible Redemption Payment that would be payable if the Closing were to take place on each day beginning on the date hereof and ending on the Outside Date.

     SECTION 7. Additional Matters.

          (a) The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (b) Stockholder acknowledges (i) the maximum aggregate liability of Parent and Merger Sub set forth in Section 6.3(c) of the Merger Agreement and (ii) that neither it nor the Company is a party to, or has any rights under, the equity commitment letter entered into between ACAS and Parent. For the avoidance of doubt, nothing in this paragraph or the Merger Agreement shall limit the obligations of the Company and Parent to pay the Convertible Redemption Payment upon the Closing of the Merger.

     SECTION 8. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

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          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 7.3 of the Merger Agreement and to the Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

          (d) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to the Stockholder. This Agreement shall become effective against the Stockholder when one or more counterparts have been executed by the Stockholder and delivered to Parent. Each party need not sign the same counterpart.

          (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (h) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of the Stockholder or by the Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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          (i) Enforcement. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, prior to any termination of this Agreement, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8(i), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

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     IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

TU HOLDINGS, INC.

By:	/s/ Dean Anderson
Name: Dean Anderson
Title: President

MERISEL, INC.

By:	/s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chairman & CEO

STONINGTON CAPITAL APPRECIATION 1994
FUND, L.P.
By:	Stonington Partners, L.P., its general partner
By:	Stonington Partners, Inc. II, its general partner

By:	/s/ Bradley Hoecker
Name: Bradley Hoecker
Title: Partner

PHOENIX ACQUISITION COMPANY II, L.L.C.
By:	Stonington Capital Appreciation 1994 Fund,
L.P., its sole member
By:	Stonington Partners, L.P., its general partner
By:	Stonington Partners, Inc. II, its general partner

By:	/s/ Bradley Hoecker
Name: Bradley Hoecker
Title: Partner

IF YOU HAVE NOT VOTED BY TELEPHONE, FOLD ALONG THE
PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Merisel, Inc.

Notice of 2008 Special Meeting of Stockholders

Merisel, Inc.

Proxy Solicited by Board of Directors for Special Meeting - [•], 2008

By signing on the reverse, you acknowledge that you have received notice of the Special Meeting of the holders of common stock of Merisel, Inc. (also known as “Merisel”) and Merisel’s proxy statement for the Special Meeting, you revoke all prior proxies, and you appoint Donald R. Uzzi, Jon H. Peterson and Fiona Gould, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Special Meeting of the holders of common stock of Merisel, Inc. to be held on [•], 2008 at 10:00 a.m. at our offices at 127 West 30th Street, 5th Floor, New York, NY 10001 and any adjournments of the meeting, and (2) vote all shares of Merisel common stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Merisel, with all the powers you would possess if you were personally present. Neither of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Special Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct on the reverse. If you leave any matter on this proxy card blank, the proxy holders will vote your shares “FOR” each of the proposals. Your attendance at the Special Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.
(Items to be voted on appear on reverse side)

Telephone Voting Instructions

You can vote by telephone! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may vote your proxy by telephone as outlined below.

Proxies submitted by telephone must be received by [•] New York time, on [•], 2008.

Vote by telephone – [•]

  Call toll free within the United States, Canada & Puerto Rico at any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card
IF YOU HAVE NOT VOTED BY TELEPHONE, FOLD ALONG THE
PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A	Proposals

1.	To adopt the Agreement and Plan of Merger, dated as of March 28, 2008, by and among Merisel, Inc.,. TU Holdings, Inc. and TU Merger, Inc., a wholly-owned subsidiary of TU Holdings, Inc., as it may be amended from time to time.

	For	Against	Abstain
	☐	☐	☐

2.	To adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger if there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

	For	Against	Abstain
	☐	☐	☐

B	Non-Voting Items

Change of Address—Please	Comments—Please print	Meeting Attendence	☐
print your new address below.	your comments below.	Mark the box to the right if
you plan to attend the
Special Meeting

C     Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below.

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—	Signature 1—Please keep signature	Signature 2—Please keep signature
Please print date below	within the box	within the box
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